                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-22999


                                   PROSPECTUS
                     PHYSICIANS CARE FOR CONNECTICUT, INC.

    [LOGO]
                      3,000 SHARES OF CLASS A COMMON STOCK
                                      AND
                      3,000 SHARES OF CLASS B COMMON STOCK

                           --------------------------


    For definitions of capitalized terms not otherwise defined herein, see "Glossary" beginning on page 56 of this Prospectus.



    Physicians Care for Connecticut, Inc., a Connecticut corporation (the "Company" or "Physicians Care"), is offering (the "Offering") two classes of stock, Class A Common Stock, no par value ("Class A Common Stock"), and Class B Common Stock, no par value ("Class B Common Stock" and together with Class A Common Stock, "Common Stock"), to Eligible Purchasers (as defined herein, see "Terms of Offering--Eligibility Requirements to Purchase Stock"), for a period (the "Offering Period") of one hundred and eighty days from the date of this Prospectus, with one sixty day extension at the discretion of the Board of Directors of the Company (the "Board of Directors"). All Common Stock will be sold to Eligible Purchasers at a price of $4,000 per share, subject to a "prompt subscription" price of $3,000 per share for Eligible Purchasers who execute and deliver to the Subscription Agent the completed Subscription Documents in form sufficient to establish eligibility to purchase Common Stock within ninety days of the date of this Prospectus. The Offering is subject to receipt of the payment and completed Subscription Documents prior to the expiration of the Offering Period committing to purchases of not less than $8 million of Common Stock. In the event this threshold is not satisfied, the purchase price of each share of Common Stock, plus interest thereon, shall be refunded, minus $450 per share, which shall be retained by the Company to offset the costs associated with the Offering. See "Risk Factors--Retention of Proceeds." Each prospective subscriber is credited with interest commencing the date the Company determines that the prospective purchaser has satisfied the requirements for acceptance of subscriptions (See "Appendix B--How to Subscribe in this Offering") and (assuming the $8 million threshold is not satisfied) receives a pro rata share of the interest accrued on all the funds held in the Escrow which funds do not include the $450 per share of Common Stock to be retained by the Company to offset the costs associated with the Offering. Up to 3,000 shares of Class A Common Stock and 3,000 shares of Class B Common Stock may be sold in this Offering. Directors and officers of the Company who are Eligible Purchasers of Class A Common Stock or Class B Common Stock may purchase Common Stock in the Offering on the same terms and conditions available to all Eligible Purchasers and such purchases will be counted in determining whether the $8 million threshold has been satisfied. Directors and officers of the Company who are not physicians and MedServ are not Eligible Purchasers of Class A Common Stock and, within the discretion of the Board, may be holders of Class B Common Stock. The Board of Directors has determined that it will not issue shares of Class B Common Stock to directors and officers of the Company who are not physicians, hospitals or MedServ in connection with the Offering.



    The Common Stock will be marketed on a best efforts basis by Legg Mason Wood Walker, Incorporated and Newbury, Piret & Co., Inc., licensed broker-dealers (collectively referred to as the "Underwriter"), which will receive a sales commission on all Common Stock sold plus reimbursement for expenses incurred in connection with the Offering. Additionally, Newbury, Piret & Co., Inc. or its designee will serve as Subscription Agent. Under certain circumstances, Common Stock may be marketed by the Company's officers, directors and the members of the Company's Physician Advocate Council, none of whom will receive compensation in connection with any offers or sales of Common Stock.



    The offering price has been determined by the Board of Directors, based upon estimates of the capital necessary to begin operations of a Health Maintenance Organization ("HMO"). The offering price does not necessarily bear any relationship to the Company's asset value, net worth, or other established criteria of value and is greater than what its Involuntary Redemption Price is anticipated to be for at least the first five years after the Offering. The securities registered hereby are not intended to be a liquid or a quickly appreciating investment, but do provide an opportunity to develop the Company's healthcare delivery system and to provide healthcare services to Enrollees insured by the Company. See "Risk Factors--Restrictions on Transferability of Common Stock and Absence of a Public or Other Trading Market for Common Stock." Purchasers who meet the eligibility requirements set forth in this Prospectus may purchase the Common Stock regardless of where they reside, subject to the Company's compliance with federal and state securities laws and regulations. See "Terms of Offering--Eligibility Requirements to Purchase Stock."

                           --------------------------
     THESE ARE SPECULATIVE SECURITIES WHICH INVOLVE A HIGH DEGREE OF RISK.
                 SEE "RISK FACTORS" BEGINNING ON PAGE 8 HEREIN.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON
    THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

    Transfer of the Common Stock by investors is subject to restrictions and limitations pursuant to the Company's Certificate of Incorporation and Bylaws. Consequently, no market for the Common Stock currently exists or is expected to exist, and Common Stock offered hereby should be purchased only by Eligible Purchasers who have read and understand this Prospectus and the benefits and risks of the investment. The terms and conditions under which the Company is required or permitted to redeem Common Stock are set forth in this Prospectus. See "Description of Securities--Transfer Restrictions and Redemption Provisions."



                                                          MAXIMUM PRICE TO     UNDERWRITING DISCOUNT   MAXIMUM PROCEEDS TO
                                                           PUBLIC(1)(2)(3)      AND COMMISSIONS(4)        COMPANY(5)(6)
Per Class A Common Share..............................              $4,000(1)                   $340                 $3,660
Per Class B Common Share..............................              $4,000(2)                   $340                 $3,660
Total minimum.........................................          $8,000,000(3)               $680,000             $7,320,000
Total maximum.........................................         $24,000,000(5)             $1,930,000            $22,070,000


(1) Class A Common Stock will be sold at a cost of $4,000 per share, subject to a "prompt subscription" price of $3,000 per share to Eligible Purchasers who execute and deliver to the Subscription Agent completed Subscription Documents to purchase shares within ninety days of the date of this Prospectus.

(2) Class B Common Stock will be sold at a cost of $4,000 per share, subject to a "prompt subscription" price of $3,000 per share to Eligible Purchasers who execute and deliver to the Subscription Agent completed Subscription Documents to purchase shares within ninety days of the date of this Prospectus.


(3) In the event the Company does not receive subscriptions for an aggregate of $8,000,000 of Common Stock, the Company shall terminate the Offering, and will retain from the proceeds $450 per share of Common Stock subscribed to be used to offset expenses associated with the Offering. See "Risk Factors--Retention of Proceeds."


(4) The Underwriting Discount and Commissions are equal to seven percent (7%) of the price to the public ("Underwriter's Discount"). In addition, the Underwriter is entitled to a non-accountable expense allowance of one and one-half percent (1.5%) of the price to the public up to $15 million and one-half percent (0.5%) of the price to the public for sales in excess of $15 million, but not greater than $20 million, plus direct compensation for certain specified expenses associated with the Offering ("Underwriter's Accountable Expenses"). See "Underwriting."


(5) In the event all Common Stock offered hereby is sold within ninety days of the date of this Prospectus, the Maximum Price to Public, Underwriting Discount and Commission, and Maximum Proceeds to Company will be $18,000,000, $1,500,000 and $16,500,000, respectively.


(6) Before deducting Offering expenses payable by the Company estimated to be $1,610,000.


LEGG MASON WOOD WALKER                                NEWBURY, PIRET & CO., INC.


        INCORPORATED



               THE DATE OF THIS PROSPECTUS IS NOVEMBER 20, 1997.

                             AVAILABLE INFORMATION

    The Company has filed with the U.S. Securities and Exchange Commission (the "Commission") Washington, D.C., 20549, a Registration Statement on Form SB-2 under the 1933 Securities Act with respect to the securities offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the schedules thereto which may be inspected, without charge, at the Commission, or copies of which may be obtained from the Commission in Washington, D.C. upon payment of the requisite fees. Statements contained in this Prospectus as to the content of any contract or other document referred to are not necessarily complete, and where such contract or other document is an exhibit to the Registration Statement, each such statement is deemed to be qualified in all respects by the provisions of the exhibit.

    After this Offering, the Company will be subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended and, in connection therewith, will file periodic reports, proxy statements, and other information with the Commission. The Registration Statement, as well as any periodic reports, proxy statements, and other information filed by the Company with the Commission can be inspected without charge and copied, upon payment of prescribed rates, at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material and any part thereof will also be available by mail from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http:// www.sec.gov.

                            ------------------------

                               TABLE OF CONTENTS

SECTION                                              PAGE
-------------------------------------------------  ---------
Available Information............................          2
Prospectus Summary...............................          3
Risk Factors.....................................          8
Use of Proceeds..................................         19
Dividends........................................         20
Capitalization...................................         21
Dilution.........................................         21
Plan of Operation................................         22
The Company......................................         26
Business.........................................         27
Management.......................................         41
Conflicts of Interest............................         45
Related Party Transactions.......................         45

SECTION                                              PAGE
-------------------------------------------------  ---------
Terms of Offering................................         46
Escrow Arrangements..............................         48
Subscription Agent...............................         48
Description of Securities........................         49
Underwriting.....................................         54
Experts..........................................         54
Glossary.........................................         56
Index to Financial Statements....................        F-1
Appendix A: Questions & Answers..................        A-1
Appendix B: How to Subscribe in this Offering....        B-1
Appendix C: Sample Physician Fee Schedule........        C-1

                               PROSPECTUS SUMMARY


    The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere. This Prospectus contains, in addition to historical information, forward-looking statements of the Company's intentions that involve risk and uncertainties. The Company's actual results could differ materially from the results contemplated by such forward-looking statements.



                     PHYSICIANS CARE FOR CONNECTICUT, INC.



    Physicians Care for Connecticut, Inc. was incorporated in 1996 as a Connecticut corporation to develop a statewide physician-owned and -directed insurance company licensed as an HMO which intends to offer a comprehensive array of health plans. Presently, the Company is a wholly-owned subsidiary of MedServ of Connecticut, Inc. ("MedServ"). However, upon completion of the Offering, the Company will be substantially owned by the Eligible Purchasers of Common Stock. The principal goal behind the formation of the Company is the creation of a managed healthcare plan that will become the managed health plan of choice, preferred by employers and individuals to provide for their health insurance needs in the State of Connecticut. The Company believes that it can achieve this goal by developing health insurance products with value that are clearly identified as the premier products in the State of Connecticut.



    The Company believes that physicians will play a critical role in the overall success of the Company and that the Company will be predominantly owned by physician shareholders practicing in Connecticut, who are expected to participate actively in the Company's affairs. The Company currently intends to support physicians' medical decision-making through timely access to information and availability of medical management support. By doing so, the Company expects to foster the commitment of physicians to participate actively in the Company's marketing efforts and programs, and to manage medical risk while maintaining patient satisfaction. The Company believes the principal difference between the Company and its competitors is that the Company is founded on the belief that physicians will play an important role in both defining and managing the delivery of its health plan products, and that the Company intends to support those efforts of physicians accordingly.



    Initially, the Company intends to use a modified open access model, pursuant to which each Enrollee will select a Care Manager who will coordinate medical care to the extent consulted by the Enrollees or informed by a Participating Physician or the Company. Although Enrollees may access any Participating Physician at any time without a Care Manager's referral, the Company believes it has structured its benefit design to encourage Enrollees to utilize their Care Managers to coordinate referrals, for example, through a reduced or waived copayment if a referral is coordinated through a Care Manager.



    The Company intends to prepare and file during the fourth quarter of 1997 an application for a Certificate of Authority ("COA") with the Connecticut Department of Insurance (the "DOI") to operate as an HMO throughout the State of Connecticut. The Company will seek such other regulatory approvals as necessary to offer its health plans, should the COA be approved. The Company intends to provide coverage for comprehensive healthcare services to Enrollees under its health plans for a fixed, prepaid enrollment fee paid by or on behalf of the Enrollees.



    As a condition to purchasing Class A Common Stock in the Offering, each Eligible Purchaser must agree to provide medical services to Enrollees pursuant to the terms of a Participating Physician Agreement between the investing physician and MedServ IPA, Inc. ("IPA"), a statewide independent practice association of physicians that is controlled by physicians. To be an Eligible Purchaser of Class B Common Stock, the purchaser must be a physician who owns one share of Class A Common Stock, or a hospital or other investor (including retired physicians) approved by the Company at its discretion. See "Terms of Offering."

    For a more comprehensive description of the Company's contemplated business operations, see "Business."

THE COMPANY'S MANAGEMENT


    The Company intends to enter into a long-term Management Agreement (the "Management Agreement") with MedServ, pursuant to which MedServ will conduct the day-to-day operations of the Company, develop the physician and provider network and oversee clinical service delivery. The Company expects that IPA will have responsibility for the development of the Company's physician network and for the clinical aspects of its operations under the terms of a service agreement with MedServ. By virtue of its relationship with MedServ and IPA, it is the Company's intention to maintain the distinctive physician-led character of the Company in the managed care marketplace.



MEDSERV OF CONNECTICUT, INC.



    MedServ was organized in 1995 as a joint venture of the Hartford County Medical Association and the New Haven County Medical Association. Each of the Associations holds 50% of the equity interests in MedServ. MedServ is a for-profit corporation performing administrative functions for both county medical associations and intends to operate a Central Verification Organization ("CVO") to provide credentialing services which are intended to meet National Commission for Quality Assurance ("NCQA") credentialing standards.



    Through its CVO, MedServ will develop credentialing standards to provide assurances to Enrollees that each provider of medical services meets the minimum standards for education, licensing, training and expertise deemed necessary by the Company to provide the medical services requested. MedServ will collect information to document compliance with the credentialing standards, verify the accuracy of such information, and monitor continuing compliance with such credentialing standards.



    Pursuant to the Management Agreement and subject to the oversight of the Board of Directors, MedServ will be responsible for the day-to-day management of the Company, including but not limited to the following activities:


    - performing all management, administrative and other services necessary to operate the Company;


    - obtaining all licenses, permits or other regulatory approvals necessary to operate the Company as an HMO in the State of Connecticut;



    - conducting or managing the sale of the Company's products, including negotiating subscriber agreements with employer groups or individuals;



    - conducting benefit design of the Company's health plans;


    - conducting claims analysis and statistical reporting;

    - conducting negotiation of provider contracts and credentialing of providers;

    - developing quality and utilization management standards;


    - providing or arranging for the provision of a management information system;


    - ensuring that the Company's operations are consistent with applicable laws and regulations.


    Key members of the MedServ management team will provide management services to the Company. The Management Agreement will have a minimum term of ten years and will be automatically renewable for additional three-year terms, unless terminated on one year's prior notice by either party. MedServ is the sole holder of the Company's Class C Common Stock. Subject to the consent of the Board of Directors of the Company ("Board of Directors"), which consent will not be unreasonably withheld, MedServ will be permitted to contract with other third party independent contractors to provide some or all of the services required to be delivered under the terms of the Management Agreement. As a start-up, MedServ may engage an HMO management consulting company to provide management or management support and consulting services to MedServ, in whole or in part during the Company's development and initial operations stages.



    During the Development Stage and the Initial Operations Stage of the Company, the Company will pay MedServ a Management Fee equal to MedServ's actual cost of providing the services set forth in the Management Agreement not to exceed the amounts set forth in the Administrative Services Budget (the "Budget") approved by the Board of Directors by a two-thirds vote and an allowance for profit and general administrative expenses equal to five percent of such actual costs. In the event that actual administrative and capital expenses in aggregate are expected to exceed the Budget by more than five percent or if actual expenses related to any line item of the Budget are expected to exceed the Budget for such line item by more than twenty percent (whether or not aggregate expenses are expected to exceed Budget), MedServ must notify the Board of Directors of such expenses and may make no expenditure for such expenses without the approval of the Board of Directors. After completion of the Development Stage and Initial Operations Stage, MedServ shall be paid a negotiated percentage of actual gross premium revenue per Enrollee per month as mutually agreed to by MedServ and the Company.



    MedServ currently employs twenty-one full-time employees and has offices located at 1520 Highland Avenue, Cheshire, Connecticut 06410. MedServ currently provides management services to the following entities: New Haven County Medical Association, Hartford County Medical Association, MedServ IPA and Medical Delivery Services, Inc.



MEDSERV IPA, INC.



    It is anticipated that IPA will enter into a long-term agreement with MedServ (the "IPA Agreement"), pursuant to which IPA will be the exclusive provider of a network of Participating Physicians to provide services to Enrollees, which exclusive status is to remain in effect unless the Board of Directors determines in its reasonable judgment that the network furnished by IPA is not adequate to service the needs of Enrollees, and will cause Participating Physicians to provide such services. The IPA Agreement provides that IPA shall, among other things: (a) ensure that Participating Physicians are properly licensed and credentialed and have privileges at specified hospitals and other health care facilities; (b) notify MedServ of any professional disciplinary action or similar action against any Participating Physicians; (c) with MedServ's assistance, develop peer group monitoring systems for Participating Physicians; and (d) develop, with MedServ, mutually agreeable Utilization Management and Quality Management Programs and adopt and implement such programs. IPA's compensation for its services under the IPA Agreement has not yet been determined. To the extent that IPA is not able to deliver a network of physicians in any portion of the State of Connecticut, the Company is free to establish its own network in that portion of the State of Connecticut and/or to terminate the IPA Agreement with IPA. In addition, because IPA may contract with competitors of the Company, the Company may terminate the IPA Agreement if IPA executes a Competitor Contract (as defined in the IPA Agreement) and the Company determines in its reasonable judgment that the execution of such contract is contrary to the Company's interests.



    IPA is a Connecticut non-profit corporation, organized in October 1985 and formed specifically for the purpose of developing a network of physicians to provide services to health plan enrollees. From 1985 to 1996, IPA was known as ProCare IPA, Inc. IPA is also managed by MedServ.



    IPA has previously arranged for the provision of physician services to Cigna Health Plan of Connecticut and Multiplan.



PHYSICIAN ADVOCATE COUNCIL


    The Board of Directors has authorized the establishment of the Physician Advocate Council as an ad hoc committee appointed by the Board of Directors which will advise the Board of Directors on matters of

Company policy or operations as they affect physician participation in health plans offered by the Company, including product design, physician compensation, physician credentialing criteria, the physicians' role in member services support, the effectiveness of the Company's medical management model and the conduct of the Company's capital campaign. The Board of Directors appoints physician members to the Physician Advocate Council in its discretion. Participation of physicians in the Physician Advocate Council is voluntary and no compensation will be paid by the Company to such physicians.


                   STOCK TRANSFER RESTRICTIONS AND REDEMPTION

    The Common Stock is subject to significant restrictions on transfer and on the redemption thereof by the Company. See "Description of Securities."

                                  THE OFFERING

    Common Stock offered by the Company:

Class A.....................................................  3,000 shares
Class B.....................................................  3,000 shares
Total.......................................................  6,000 shares

               COMMON STOCK TO BE OUTSTANDING AFTER THE OFFERING:


                                                              3,000 shares
Class A.....................................................  (1)
                                                              3,000 shares
Class B.....................................................  (1)
Class C.....................................................  3 shares
Total.......................................................  6,003 shares


------------------------

(1) Assumes full subscription of all Common Stock offered hereby.

                                USE OF PROCEEDS


    Proceeds of the Offering will be used for repayment of bank loans, repayment of Development Stage costs advanced by MedServ and IPA, payment of accounts payable and accrued expenses related to Development Stage costs, sales and marketing activities, and for working capital and other general corporate purposes. See "Use of Proceeds."


                                  RISK FACTORS

    An investment in the Common Stock involves a high degree of risk, including, among others, risks related to lack of operating history, anticipated losses for several years, retention of proceeds, government approvals and regulation, restrictions on transfer of stock and absence of a public or other market for Common Stock, need for agreements with a sufficient number of participating healthcare providers, and reliance on MedServ and IPA. See "Risk Factors."

                             SUMMARY FINANCIAL DATA


    The following table sets forth certain historical financial data for the Company as of August 31, 1997, which has been derived from the audited financial statements of the Company included elsewhere herein, together with unaudited pro forma data reflecting the application of proceeds of the Offering.



                                                                               AS ADJUSTED UPON  AS ADJUSTED UPON
                                                                                COMPLETION OF     COMPLETION OF
                                                                 AUGUST 31,          THE               THE
BALANCE SHEET DATA:                                                 1997         OFFERING(1)       OFFERING(2)
--------------------------------------------------------------  -------------  ----------------  ----------------
Working Capital (Deficit).....................................  $  (1,258,691)   $  5,560,000     $   20,310,000
Borrowings under Line of Credit...............................        625,000             -0-                -0-
Total Liabilities.............................................      1,292,785             -0-                -0-
Total Stockholders' Equity (Deficit)..........................  $  (1,258,691)   $  5,560,000     $   20,310,000



(1) Assumes the receipt of the minimum net proceeds of the Offering to the Company $7,170,000 ($8,000,000 less underwriting commissions, discounts and expense allowances) and the payment of additional offering expenses of $351,309.



(2) Assumes the receipt of the maximum net proceeds of the Offering to the Company $21,920,000 ($24,000,000 less underwriting commissions, discounts and expense allowances) and the payment of additional offering expenses of $351,309.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CONSIDER THE FOLLOWING RISK FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING ANY OF THE COMMON STOCK OFFERED HEREBY. THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS OF THE COMPANY'S INTENTIONS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS.

DEVELOPMENT STAGE COMPANY; NO OPERATING HISTORY


    The Company was incorporated on November 12, 1996. The Company is in its development stage, has no operating history, and has generated no operating revenues. As such, the Company is subject to all of the risks inherent in a new enterprise, including, but not limited to the items discussed below. The Company has not completed the design of its benefit plans or its financial, operational, and administrative plans. Similarly, it has not completed the drafting of contract documents, utilization management/quality assurance standards and systems, or the structuring of all payment levels and methodologies. The application for a COA which will enable the Company to operate as an HMO in the State of Connecticut will be filed after commencement of the Offering, but will be subject to completion of the minimum Offering.



    Investors should be aware of the difficulties typically encountered by a new enterprise. There can be no assurance that the Company's development will be successful, that its services or products will be successfully marketed, or that a sufficient number of physicians or other healthcare providers (i.e. hospitals, ancillary providers, etc.) will be willing to provide services to the Enrollees of the Company to enable it to operate an HMO.


RETENTION OF PROCEEDS


    The Company will retain $450 per share from the proceeds of the subscriptions to purchase Common Stock to offset costs associated with the Offering, including Underwriter's accountable expenses which the Company is contractually obligated to pay, even if the Offering is not consummated due to insufficient subscriptions to satisfy the $8,000,000 minimum threshold required for consummation. Expenses associated with the Offering, exclusive of underwriting commissions, Underwriter's non-accountable expenses, and Underwriter's accountable expenses, are estimated to be approximately $1,610,000. There can be no assurance that the Company will receive sufficient subscriptions to consummate the Offering, and, accordingly, subscribers may lose a part of their investment without receiving any shares of Common Stock.



RELIANCE ON DEVELOPMENT STUDY



    The Company's initiative to develop the HMO is based on a Development Study conducted by Medical Alliances, Inc. ("Medical Alliances"), which was funded by MedServ. On the basis of the research conducted by Medical Alliances in support of the Development Study, a physician-owned statewide HMO was determined to be feasible. Based on certain assumptions in the Development Study, Medical Alliances developed certain financial projections and estimated that capital in the amount of approximately $15,000,000 was required to develop the HMO and to fund the operations for approximately 30 months, the point at which Medical Alliances estimated that the Company would attain profitable operations.



    The Development Study makes assumptions regarding Company operations, including acquisition of an information system, number and type of commercial and Medicare product offerings, scope of marketing effort, method and cost of conducting the sales effort, and employment of key personnel.

    The Company has undertaken additional review of the Development Study with the assistance of its consultants and has updated the Development Study based principally on actual development costs and expenses incurred through August 31, 1997. No assurances can be given as to the accuracy or completeness of the Development Study or its assumptions, conclusions, recommendations, or financial projections as of November 26, 1996, or any other date other than actual expenses incurred through August 31, 1997; or that the Company will be able to implement, or implement successfully, such recommendations or meet such financial projections.



MINIMUM OFFERING LESS THAN PROJECTED CAPITAL NEEDS



    The minimum gross proceeds of the Offering, less estimated costs of the Offering, provide less capital than required to operate the Company based on the assumptions, conclusions, recommendations and financial projections set forth in the Development Study. See "Use of Proceeds--Minimum and Maximum Offering." In the event the Company raises not more than the minimum gross proceeds of the Offering, the Company must either raise more capital or modify its plan of operations, or both.



    In the event the net proceeds of this Offering to the Company are less than $15,000,000, the Company, in the discretion of the Board of Directors, may explore the benefits of strategic alliances with companies that provide expertise and capital. Such companies may include HMOs or insurance companies, management companies which provide services to HMOs or health care providers or vendors of information technology services. The Company will also consider sale of additional shares to health care providers. There is no assurance that such additional capital will be available, or if available, will be available on terms acceptable to the Company.



    The Company will also consider modification of its plan of operations as contemplated in the Development Study which may include, among other things, the lease, instead of purchase, of capital equipment, or out-sourcing of claims processing and information services to a third party administrator. The Company will also consider raising additional funds through the issuance of debt or the sale of additional equity, in which event the Company may nonetheless implement all or some of the modifications of its plan of operations described above. There can be no assurance that any additional funds will be available to the Company, or, if available, will be available to the Company on acceptable terms.



    There is no assurance that the Company will be able to raise additional capital or to modify its plan of operations in a timely manner, or that, through the raising of additional capital, the modification of the Company's plan of operations, or any combination thereof, will be able to achieve the results anticipated in the Development Study.



ACCUMULATED AND ANTICIPATED LOSSES FOR FIRST SEVERAL YEARS



    As of August 31, 1997, the Company has cumulative losses of $1,270,691 and a net stockholder's deficit of $1,258,691. Based on the Development Study and assuming net proceeds from the Offering received by the Company of $15,000,000, it is anticipated that the Company will incur additional losses and will have a substantial operating deficit for approximately thirty months following the effective date of enrollment of Enrollees, and will have cumulative losses for approximately five years. A substantial portion of the proceeds of the Offering is expected to fund negative cash flow. There can be no assurance, however, that the Company will begin operating with a positive cash flow within the estimated time described above, or that its actual losses or number of Enrollees will be as estimated. It may take a significantly longer time than anticipated to achieve a positive cash flow, if ever, and the Company's losses may be significantly greater than estimated. The size of the deficit will depend upon, among other factors, the health status of Enrollees, the ability of management, the accuracy of actuarial projections, the Company's ability to reinsure against catastrophic losses, the per capita amount of premiums collected, the ability to market the Company's products successfully, the effectiveness of its utilization management programs in controlling unnecessary utilization of health services, the avoidance of epidemic or unexpected medical catastrophes, the length of time necessary to obtain regulatory approvals and any conditions attached to such approvals, and other factors not subject to precise estimation. If the Company fails to achieve positive cash flow within approximately three years of the date on which it first enrolls Enrollees, or if the proceeds of the Offering are otherwise inadequate to fund the Company's operations until such time as the Company ceases to incur deficits, then additional financing may be required to cover losses incurred, which financing may not be available, or, if available, may not be available on terms acceptable to the Company, in which event a statutory liquidation proceeding under the supervision of the DOI might be instituted against the Company. The rules and regulations of the State of Connecticut will determine how the assets of the Company would be distributed to creditors and shareholders under such circumstances. See "--Potential Ineligibility of HMOs for Federal Bankruptcy Protection."

GOVERNMENT APPROVALS AS A PREREQUISITE TO OPERATIONS


    The Company will file an application for a COA as an HMO with the DOI. Such COA is essential to the operation of an HMO as proposed by the Company, and, as a result, failure to receive approval from the DOI would have a significant adverse effect on the Company. Further, the Company intends to file an application with the HCFA to become a Competitive Medical Plan ("CMP") or Provider Sponsored Organization ("PSO") to serve Medicare beneficiaries when the Company meets eligibility requirements for a CMP or PSO, respectively. Under current regulations, the Company must have at least 5,000 commercial Enrollees to meet eligibility requirements as a CMP. The eligibility requirements for a PSO are still being defined by regulations. The Company will continue to assess whether it will meet the requirements for eligibility as a PSO. If the Company qualifies as a PSO, the Company may be permitted to apply directly to Health Care Financing Administration for participation in the Medicare program if the State of Connecticut fails to act on the Company's licensure application within 90 days. Currently, PSOs also have lower enrollee enrollment requirements than CMPs (1,500 compared to 5,000 in urban areas and 500 compared to 1,500 in non-urban areas). There can be no assurance that the Company will be able to meet such eligibility requirements. The Company intends, under its contract with MedServ, to expend substantial sums from the proceeds of the Offering to obtain HCFA's approval and status as a CMP or PSO. If HCFA denies the Company status as a CMP and PSO, the Company would be unable to offer insurance to the state's elderly population on a competitive basis, which would have a material adverse impact on the Company.


GOVERNMENT REGULATION


    HMOs are subject to extensive state and federal governmental regulation which may undergo substantial changes over the next several years. The areas regulated include, among others, the scope of benefits required to be made available to Enrollees, minimum net worth and capital reserves requirements, the manner in which premium rates are structured, procedures for review of quality assurance programs, enrollment disclosures and requirements, the relationship between the Company and its healthcare providers and the financial condition of the Company. Failure of the Company to comply with such regulations could result in the loss of its COA to operate an HMO in Connecticut, if such authority has been approved, or federal authority to operate a CMP or PSO, if such federal authority is obtained. In the future, the Company will assess the advantages and disadvantages of obtaining federal HMO qualification. In lieu of specified plans required by state regulation to be offered, federally qualified HMOs are permitted to offer plans approved in accordance with laws governing a federally qualified HMO. Until and unless federal HMO qualification is obtained, the Company will be required to offer the plans required by Connecticut law. However, there can be no assurance that the Company will seek approval to be a federally qualified HMO or that if such approval is sought, it will be obtained.



    Although the State of Connecticut has begun to deregulate some aspects of hospital rates, such rates are still regulated. As a result, the Company may be limited in its ability to negotiate favorable rates from hospitals.


    In addition, it is impossible to predict whether regulation and/or reforms which may be considered by the federal government and/or the State of Connecticut will be adopted, or to forecast the effect that state and/or federal legislation, if enacted, may have on the healthcare delivery system and the Company's business. See "Business--Regulation."


CONTROL BY CURRENT SHAREHOLDER



    MedServ, as the sole shareholder of the Company's Class C Common Stock, has the right to appoint a majority of the Board of Directors. Two-thirds in interest of the outstanding Class C Common Stock must approve certain extraordinary actions of the Company, such as: (i) a sale or liquidation of the Company; (ii) a merger or consolidation involving the Company; (iii) an amendment to the Company's Certificate of Incorporation; and (iv) any matter required by law to be submitted to the shareholders for a vote. In addition, the Company's Bylaws provide that a two-thirds majority of the directors appointed by MedServ is required in order to appoint management of the Company, to amend the Company's Bylaws or to authorize the incurring of debt of $1,000,000 or more. Accordingly, MedServ will be able to determine the outcome of all actions of the Company requiring approval by the Board of Directors or shareholders and will substantially control the business affairs of the Company. See "Description of Securities."


LIMITATIONS ON PHYSICIAN OWNERSHIP OF CERTAIN HEALTHCARE ENTERPRISES

    Federal law, under certain defined circumstances, prohibits referrals by a physician to a healthcare entity in which the physician or his immediate family has a financial interest, including ownership of an equity interest. There can be no assurance that the limitations of federal law will not be extended to physician ownership of an HMO.

    Based upon the Company's business plan, and subject to receipt of all necessary governmental approvals, the Company believes that neither the Company nor its physician shareholders will be in violation of either federal or Connecticut law as a result of the operation of, or participation in, the Company as an HMO. To the extent that physicians refer Enrollees to other physicians, they will receive no remuneration for such referral. Moreover, the Company will not require nor encourage physicians to refer Enrollees to entities in which they have a financial interest. See "Plan of Operation" and "Business-- Regulation--Federal Anti-kickback and Anti-referral Laws."


    If the Company becomes a CMP or PSO, federal law requires compliance with certain requirements and restrictions relating to risk-sharing arrangements with physicians. These requirements and restrictions may adversely affect the Company's ability to motivate physicians to manage medical risk effectively.



TERMINATION OF AGREEMENTS WITH PROVIDERS


    If revenues are not sufficient to cover payments to providers and other operating expenses, the Company will operate at a loss which could have a material adverse impact on the Company's working capital. If the Company is unable to make payments to Participating Physicians and other healthcare providers, such providers could terminate their Participation Agreements to provide services to the Company's Enrollees. The termination of a significant number of such Participation Agreements could result in any of a series of occurrences including, but not limited to, inability to service Enrollees, reduced Enrollee growth, insufficient working capital and the possible loss of a COA to operate an HMO. See "-- Anticipated Losses for First Several Years" and "Use of Proceeds."

RESTRICTIONS ON TRANSFERABILITY OF COMMON STOCK AND ABSENCE OF A PUBLIC OR OTHER
  TRADING MARKET
  FOR COMMON STOCK

    Common Stock cannot be transferred by a shareholder to any person or entity other than to an Eligible Purchaser. As a result, there will be no public market for the Common Stock of the Company. The Company must redeem Common Stock under certain circumstances, and may redeem Common Stock otherwise. See "Description of Securities--Transfer Restrictions and Redemption Provisions." In the event that the redemption of Common Stock would, in the judgment of the Board of Directors, render the

Company insolvent or violate any capital reserve requirement or contract to which the Company is a party, such redemption shall not be made at that time, and the parties requesting redemption shall receive no other compensation for the Common Stock sought to be redeemed. In addition, the Company may adopt limitations on the amount of funds available each year for the redemption of Common Stock. The Board of Directors may, in its sole discretion, determine the amount of funds available each year for the redemption of Common Stock, as well as the priority of payments to shareholders. As a result of the foregoing restrictions, a shareholder of the Company should be prepared to hold his or her Common Stock indefinitely.

NEED FOR PARTICIPATION AGREEMENTS WITH A SUFFICIENT NUMBER OF HEALTHCARE
  PROVIDERS

    The Company intends to contract with MedServ to arrange for the availability of a physician network. In turn, the Company understands that MedServ intends to subcontract its obligations to do so to IPA, which the Company believes will arrange for the provision of a sufficient number of physicians throughout the State of Connecticut to provide physician services to Enrollees.

    The Company, in conjunction with MedServ, has begun to negotiate provider agreements with hospitals and other healthcare providers, including, without limitation, hospitals, pharmacies, laboratories and nursing homes, although it has not reached a binding agreement with any such provider. There can be no assurance that IPA will have a sufficient number of physicians or that the Company through MedServ will contract with enough other healthcare providers to provide adequate access to medical services for Enrollees. In such case, the Company may not be able to sell its products or services statewide. The inability of IPA to maintain a sufficient number of physicians in its network or the inability of the Company through MedServ to contract with a sufficient number of other healthcare providers might reduce the Company's ability to compete with other HMOs in Connecticut and may have an adverse effect upon the financial condition of the Company. If IPA's Participation Agreements are terminated by Participating Physicians, or other healthcare providers terminate their contracts with the Company, the Company's ability to continue to market its products or services would be materially adversely affected.

NO ASSURANCE OF SUFFICIENT NUMBER OF PARTICIPATING PHYSICIANS

    No physician can provide medical services to the Company's Enrollees unless the physician purchases one share of Class A Common Stock. This requirement may have the effect of encouraging physicians to provide services to enrollees of an HMO, other than the Company, which does not condition participation therein upon the purchase of an ownership interest. There can be no assurance that a sufficient number of physicians will purchase one share of Class A Common Stock such that the Company has an adequate number of Participating Physicians to provide medical care to Enrollees. The failure of the Company through IPA to attract a sufficient number of Participating Physicians to support an adequate network may have a material adverse effect on the Company.

OVERABUNDANCE OF PARTICIPATING PHYSICIANS


    The Company may have greater than an appropriate number of Participating Physicians in certain specialties within certain geographic areas. To the extent that there might be too many Participating Physicians in certain specialties within a geographic area, the revenue realized by any individual or Group of Participating Physicians in that specialty for services rendered to the Company's Enrollees may not be as great as anticipated. In addition, if a large number of physicians become Participating Physicians, each Participating Physician may have fewer patients and as a result may derive less income from the Company than might otherwise be anticipated. There is no assurance that each shareholder will provide services to Enrollees and receive compensation therefor. See "--Method of Reimbursement for Physician Services."

LIMITATION ON CAPITAL; ELIGIBILITY OF PURCHASERS


    There are certain eligibility criteria required to be an Eligible Purchaser. To be an Eligible Purchaser of Common Stock, an individual must: (i) be a physician licensed in the state in which the physician practices; (ii) be a member of his or her County and State Medical Societies, if available; (iii) have in effect a Participation Agreement with IPA and (iv) have in effect a Physicians Care Primary Care Attachment or a Physicians Care Specialist Physician Attachment. The Class A Common Stock may also be held by a Group. To be an Eligible Purchaser of Class B Common Stock, the Eligible Purchaser must be a physician who owns one share of Class A Common Stock, or a hospital or other investor (including retired physicians) approved by the Company, in its discretion. Accordingly, the number of potential Eligible Purchasers is limited which, in turn, may restrict the potential capital that the Company raises in this Offering, or thereafter, if the Company needs additional capital.


POTENTIAL FOR UNNECESSARY UTILIZATION OF HEALTHCARE SERVICES

    Initially, the Company intends to offer a modified open access product, pursuant to which each Enrollee will select a Care Manager who will coordinate the Enrollee's medical care to the extent consulted by the Enrollee or informed by a Participating Physician or Plan. Although Enrollees may access any Participating Physician at any time without a Care Manager's referral, the Company believes it has structured its benefits design to encourage Enrollees to utilize their Care Managers to coordinate referrals, for example, through the use of a reduced or waived copayment if a referral is coordinated through a Care Manager. Female Enrollees, however, may select an Obstetrician/Gynecologist to provide certain gynecological services or care related to pregnancy without the prior authorization of the Care Manager, and the Company intends that such Enrollees will not have to pay higher copayments for such services. Although this system seeks to limit unnecessary utilization of medical services without compromising the Company's vision of providing high quality medical care and providing Enrollees flexibility in their choice of physicians, there is still a risk that there will be unnecessary utilization of medical services. The inability of the Company to minimize unnecessary utilization might have a material adverse effect on the operations of the Company. Furthermore, Enrollees may find the incentive to obtain a Care Manager's authorization for referral to be unsatisfactory, which may lead to Enrollee attrition.


    The Company intends to employ a Fee-For-Service ("FFS") payment arrangement with a 20% withhold, which may encourage unnecessary utilization of healthcare services, causing the Company to incur higher than anticipated costs. Notwithstanding the use of a Care Manager system, and the use of other efforts to control unnecessary utilization, the Company may suffer material adverse financial consequences as a result of unnecessary utilization of healthcare services. See "Business--Quality Management Program" and "--Utilization Management Program."


SUBSTANTIAL COMPETITION

    The Company will compete with other prepaid health plans and with traditional indemnity insurers in its geographic area, as well as with self-insured programs and other managed care companies offering a range of health insurance products. Moreover, a number of indemnity insurers have begun to aggressively market HMO or managed care products of their own. Other programs or entities, including Physicians Health Services, Inc., Blue Cross & Blue Shield of Connecticut, Inc., ConnectiCare, Inc., M.D. Health Plan, Inc., Oxford Health Plans, Inc., Medspan, Inc., Cigna Corporation, and U.S. Healthcare/Aetna Health Plans of Southern New England, Inc., among others, have greater operating experience and are substantially better capitalized than the Company. Under proposed changes to federal laws, groups of healthcare providers may contract directly with employers or other purchasers of health insurance products, thereby eliminating or reducing the need for HMOs. Furthermore, employer purchasing coalitions may seek to bypass the Company and its competitors when purchasing healthcare services for employees and dependents by contracting directly with healthcare providers. The Company expects substantial competition for its services. See "Business--Competition."

NET WORTH AND RESERVES REQUIREMENTS


    To operate as an HMO, the Company must satisfy statutory minimum net worth requirements as required by the DOI and must maintain reserves at least equal to all of its estimated pending claims. To comply with the those requirements, the Company must initially have a regulatory minimum net worth of $1,500,000 and thereafter must maintain capital committed to satisfy ongoing net worth requirements equal to the greater of (i) $1,000,000, or (ii) two percent of its annual premium revenues of the first $150,000,000 of premiums plus one percent of annual premium revenues in excess of $150,000,000. The DOI retains discretionary authority to increase such amounts to protect the interests of Enrollees. There is no assurance that the Company will generate sufficient earnings to meet the DOI reserve and net income requirements after the Company commences operation as an HMO. Failure to meet those requirements could result in suspension of operation of the Company and the revocation of the Company's COA to operate an HMO. Further, there is no assurance that required regulatory reserves will not be increased in the future, which increases may adversely affect the Company. See "Business--Regulation."


METHOD OF REIMBURSEMENT FOR PHYSICIAN SERVICES

    The Company cannot initially predict the behavior of its Participating Physicians with respect to their adherence to established practice guidelines affecting utilization of resources. As a result, the profitability of the Company in the initial years of operations cannot be assured. If, however, profits do accrue, the Company intends to use its operating profits to increase its capital, reduce premiums, re-invest in the Company's operations, support information systems development by Participating Physicians, and increase reimbursement to Participating Providers. It is currently intended that Participating Physicians will be reimbursed the lesser of (a) their usual and customary fees, (b) the fees set forth on a fee schedule adopted by the Company, an extract of which is attached as Appendix C hereto, "Sample Physician Fee Schedule", or (c) a negotiated rate (in each case, less any applicable copayments, coinsurance, or deductibles) ("Physician Reimbursement"). For most services, the maximum fee schedule will be based on the Resource Based Relative Value Scale ("RBRVS") with a conversion factor determined by the Company. The maximum fee for services which are not included in the RBRVS will be established by the Company upon the advice of its consultants based on a similar methodology. The Company currently intends to withhold twenty percent of Physician Reimbursement to defray medical costs in excess of budgeted amounts. The sums withheld from Physician Reimbursement may be returned to Participating Physicians at the discretion of the Board of Directors. As such, Participating Physicians may be dissatisfied with their level of reimbursement and may terminate their Participation Agreements and may request a redemption of their Common Stock. In addition, the Company may not be able to effectively negotiate payment rates with other providers, leading to increased costs for the Company. See "--Need For Participation Agreements with a Sufficient Number of Healthcare Providers" and "Description of Securities--Restrictions on Transfer; Share Certificate."

    There can be no assurance that Physician Reimbursement will be sufficient to cover the costs of providing such services or to cause the physician to maintain a Participation Agreement with IPA. Benefits from participation as a Participating Physician, if any, may not compensate for a potential loss of the investment made in this Offering.

POTENTIAL LIMITATION ON OUT-OF-STATE SERVICES

    The Company, in conjunction with IPA, intends to develop its physician network and, in conjunction with MedServ, its customer base within the State of Connecticut. Since many individuals residing in Connecticut commute to employers located in New York, Massachusetts and Rhode Island, the Company may need to establish arrangements with out-of-state providers and may, in the future, need to become licensed as an HMO or insurance company in some or all of those states to attract regional employer accounts. If the Company seeks to be licensed as an HMO in other states, there can be no assurance that the Company will obtain such licenses. Failure to be licensed to sell products or services in neighboring states could adversely affect the Company's ability to market its services to multistate employers and Connecticut employers having a significant number of employees located or residing outside the State of Connecticut. Enrollees who commute over state lines may encounter difficulties in obtaining convenient access to the Company's provider network. Additionally, to the extent Enrollees require medical services outside of the area covered by the Company's network, the Company's ability to manage effectively the costs of those services may be greatly reduced.

CONFLICTS OF INTEREST


    The Company intends to market its HMO to large employers, small businesses, and individuals throughout Connecticut, including physicians and hospitals who or which may be shareholders and directors of the Company. Accordingly, some of the Enrollees may be shareholders or employees or relatives of shareholders. Further, the Company's shareholders may have ownership interests in and/or participate in competing organizations, such as other HMOs, hospitals, and other providers. The Company's shareholders may also have interests in free-standing facilities or other providers with which the Company has contracted. In addition, there may be a conflict between a shareholder's interest in the profitability of the Company and the desire to maximize compensation received for providing medical services to Enrollees. MedServ stands in a similar position, as it will attempt to maximize the profitability of the Company and also seek to profit from providing management services. This conflict may be complicated by MedServ's ownership of all of the Company's Class C Common Stock, which grants MedServ effective veto power over certain of the Company's actions and decisions, including approval of the Management Agreement and of amounts paid to MedServ by the Company pursuant thereto. In addition, those companies, such as IPA, with which MedServ may subcontract may experience conflicts of interest. See "Conflicts of Interest" and "Related Party Transactions."


REINSURANCE, INSOLVENCY, AND PROFESSIONAL LIABILITY COVERAGE


    To insure against catastrophic losses, the Company, through the Management Agreement, intends to obtain reinsurance with a qualified reinsurer with a retention limit of $100,000 per Enrollee per year and to increase this limit during subsequent years if the Company's financial resources allow and the number of Enrollees increases. Reinsurance does not legally discharge the Company from its primary liability to the insured for the full amount of the policy, but it does make the reinsurer liable to the Company to the extent of the reinsured portion of any loss that may be incurred.


    To the extent required by Connecticut law, the Company will obtain insolvency coverage to provide for certain payments to Participating Physicians and other healthcare providers for healthcare services provided to its Enrollees in the event of an inability by the Company to make such payments. The Company may become subject to claims for which it may not be fully insured, including claims for failure to provide medical coverage, for wrongful termination of coverage, and for malpractice in the provision of services. Although the Company does not directly provide medical care to Enrollees, care will be rendered to the Enrollees in accordance with guidelines and protocols established by the Company, the Board of Directors, its committees and/or its agents and independent contractors including MedServ and IPA. Therefore, it is possible that the Company may be held liable for medical malpractice claims against one or more of its Participating Physicians. The Company intends to obtain insurance from an A.M. Best A+ (Superior) rated carrier to protect itself from such claims and losses, with policy limits of $1,000,000 per incident and an aggregate limit of $10,000,000 in any policy year. Additionally, the Company currently intends to obtain an umbrella policy with limits consistent with industry practice for a similar sized operator of an HMO to protect itself from those and other liability claims against the Company.

    Although the Company believes it will be adequately insured against such claims and losses, a claim or series of claims against the Company could exceed policy limits and materially adversely affect the

Company's financial condition. In addition, there can be no assurance that in the future such coverages will be available to the Company at commercially reasonable rates.


EXPERIENCE OF BOARD OF DIRECTORS AND MANAGEMENT; RELIANCE ON MEDSERV AND IPA;
  UNCERTAINTY AS TO IDENTITY OF MANAGEMENT


    As of the date hereof, no member of the Board of Directors has substantial experience in the creation or management of an HMO.


    The Company intends to enter into a Management Agreement with MedServ to assist the Company in developing and managing its business and operations and in obtaining a COA to operate an HMO on a statewide basis. In addition, the Company understands that MedServ intends to subcontract to IPA responsibility to establish a network of physicians and to oversee the delivery of clinical services. As a result, the Company has been and will continue to be substantially dependent upon MedServ and IPA, under the direction of the Board of Directors, to manage the Company's activities. Although MedServ is staffed with employees and engages consultants who have substantial experience in the healthcare and insurance industries, MedServ has not previously been involved in HMO development or management projects. As a start-up, MedServ may engage an HMO management consulting company to provide management, or management support and consulting services to MedServ, in whole or in part, during its Development Stage and Initial Operations Stage. MedServ's decision relating to subcontracting some or all of its management responsibilities to the Company will depend, in part, on the success of the Offering and the options available, including the ability of the Company or MedServ to secure such services on terms acceptable to the Company, of which no assurance can be given. Because decisions relating to the management of the Company during the Development Stage and the Initial Operations Stage have not been made, the experience and ability of management cannot be evaluated. The loss of the services of MedServ or the failure of MedServ and IPA to perform their obligations under the Management Agreement and the IPA Agreement, respectively, would have a material adverse effect on the Company.


ANTITRUST CONSIDERATIONS

    Federal and state laws may limit the scope of the Company's activities. Participating Physicians or other healthcare providers will not be required to provide services exclusively to the Company, and it will not preclude Participating Physicians from providing services to Enrollees of other HMOs. The Company may seek preferred or exclusive vendor relations with some providers of healthcare services whereby the Company will purchase services only from designated vendors. The Company will address antitrust issues on a case-by-case basis. Generally, whenever physicians or other healthcare providers join together to form ventures for the delivery of healthcare services, antitrust issues may be present. Issues to be considered primarily concern possible conspiracies, combinations and agreements in restraint of competition, price fixing, boycotts, exclusive dealing arrangements, and concerted refusals to deal. The Company has attempted to minimize its antitrust risk. Nevertheless, the law in this area is unsettled and very fact specific. There can be no assurance that there will not be a challenge to the Company's operations on the basis of an antitrust violation in the future. If an antitrust investigation were to be initiated or a legal action were to be filed against the Company, the Company would be forced to incur legal expenses which could be substantial. Moreover, if any antitrust challenge were to be successful, the Company could suffer additional material adverse consequences, including cease and desist orders with respect to certain business practices and monetary damages.

POTENTIAL NEGLIGENCE CLAIMS AGAINST HMOS

    There is a possibility that the Company could be held liable for medical malpractice committed by a Participating Physician. There is also a possibility that the Company could be found liable for damages due to a determination that certain healthcare services are not medically necessary, the failure to refer a patient outside of the provider network, the failure to cover certain medical procedures, or other policies that may affect the level and/or quality of medical services provided to Enrollees. The law in this area is undergoing continued development at this time and it is difficult to determine the extent of the Company's liability, if any, for any such future claims.

    Although the Company intends to purchase professional liability coverage, such policy may not cover the above described potential claims or be sufficient in amount to satisfy specific claims, which could materially adversely affect the financial condition of the Company. See "--Reinsurance, Insolvency and Professional Liability Coverage."

DETERMINATION OF THE OFFERING PRICE

    The offering price per share for the Common Stock has been arbitrarily determined by the Board of Directors, based upon estimates of the capital necessary to begin operations of an HMO. Accordingly, the offering price does not bear any relationship to the assets, earnings, book value or net worth or other established criteria of value of the Company prior to the Offering or to expected earnings of the Company.

BROAD DISCRETION FOR USE OF PROCEEDS

    The proposed use of proceeds is based upon the Company's best estimate given its knowledge of facts and circumstances existing as of the date of this Prospectus. The Company will have broad discretion as to the application of such proceeds. See "Use of Proceeds."

ANTI-TAKEOVER PROVISIONS


    The Company's Certificate of Incorporation and Bylaws contain provisions that (a) diminish the likelihood that a potential acquiror would make an offer for the Common Stock, (b) might impede a transaction favorable in the interests of the shareholders and (c) increase the difficulty of removing members of the Board of Directors or management. MedServ, as the sole shareholder of the Class C Common Stock, has the right to appoint a majority of the Board of Directors. Furthermore, elections for members of the Board of Directors will be held on a staggered basis limiting the shareholders' ability to change the composition of the Board of Directors. In addition, greater than two-thirds in interest of the Class C Common Stock must approve any of the following actions: (i) a sale or liquidation of the Company; (ii) a merger or consolidation involving the Company; (iii) an amendment to the Company's Certificate of Incorporation; and
(iv) any matter required by law to be submitted to the shareholders for a vote. In addition, the Company's Bylaws provide that two-thirds of the directors appointed by MedServ are required to appoint management of the Company, to amend the Company's Bylaws and to authorize the incurring by the Company of $1,000,000 or more of debt. See "--Control by Current Shareholder."


DILUTION

    Prospective investors should be aware that the net tangible book value of the Common Stock immediately following completion of this Offering will be less than the offering price. This is because various expenses in connection with the Offering will be paid from such funds, and the Company has already incurred significant expenses during its development stage and in connection with the preparation of its COA application. See "Dilution."

POTENTIAL INELIGIBILITY OF HMOS FOR FEDERAL BANKRUPTCY PROTECTION

    A domestic insurer is ineligible to pursue a reorganization or liquidation under the United States Bankruptcy Code as presently enacted. The law is unclear as to whether an HMO organized and operating in the State of Connecticut would be classified as a domestic insurer and found ineligible to pursue a liquidation or reorganization under Federal bankruptcy laws. In light of this uncertainty, a prospective investor in the Common Stock should assume that a reorganization or liquidation of the Company would be conducted under the State of Connecticut's insurance insolvency laws. Under either the Federal bankruptcy laws or the Connecticut insurance insolvency laws, shareholders of the Company will be afforded the lowest priority upon liquidation, and will receive a return on their investments only if all of the Company's providers and trade creditors have been paid in full. Furthermore, the Class B Common Stock has a $1,500 per share liquidation preference which must be paid before Class A Common and Class C Common shareholders receive a return of their investment in connection with a liquidation or other insolvency proceeding.

LIMITATION ON LIABILITY OF OFFICERS AND DIRECTORS

    The Company's Certificate of Incorporation provides that, except as prohibited by law, officers and directors of the Company will not be personally liable to the Company or its shareholders for monetary damages resulting from breaches of any duty owed to the Company or its shareholders. The Company has obtained Directors and Officers liability insurance which, under certain conditions and circumstances, covers the types of liabilities described in this paragraph.

CERTAIN TAX CONSIDERATIONS

    For federal income tax purposes, an HMO may be treated as a tax-exempt entity under Section 501(c)(3) of the Internal Revenue Code (the "Code"), a taxable insurance company under Subchapter L of the Code, or a taxable corporation under Subchapter C of the Code, among other options, depending on the facts and method of operation. Whether an HMO will be taxed as an insurance company under Subchapter L of Code remains uncertain at this time because of certain positions and actions taken by the Internal Revenue Service (the "IRS"). To meet the U.S. Department of the Treasury regulatory definition of an "insurance company," an HMO's predominant business must consist of the issuance of insurance contracts. For an HMO contract to be considered an insurance contract, it must involve genuine shifting and distributing of risk to the HMO. To be considered an insurance company, the HMO must retain the insurance risk rather than transferring it to a provider or its contracting subscribers. In a recent nonbinding ruling, the IRS held that a particular IPA model HMO, which contracts with outside physicians on a Fee-For-Service basis, is an insurance company because it acts as an indemnifier and retains the ultimate insurance risk. The Company through its agreement with MedServ intends to contract initially with physicians on a Fee-For-Service basis, which may permit the Company to qualify as an insurance company for income tax purposes. The Company, however, may enter into risk sharing arrangements with Participating Providers in the future, which arrangements may shift all or a substantial portion of the risk of the cost of medical services to such providers. Such arrangements may disqualify the Company from obtaining insurance company status under IRS regulations.

    The Company is currently consulting with its accounting and tax advisors to assess the viability of various reporting positions and benefits to be derived therefrom. There can be no assurance that the IRS will not challenge the reporting position selected by the Company. To the extent the Company is treated as an insurance company, it will be eligible to take reporting positions which provide certain advantages to, and impose certain restrictions on, the Company. Specifically, estimated reserves for future claim payments will be deductible (on a discounted basis) in the current taxable year. Conversely, qualification as an insurance company may limit the Company's flexibility to structure innovative risk sharing compensation arrangements with Participating Providers, which arrangements create incentives to manage medical risks more effectively. At this early stage of the Company's development, it is not feasible to make a decision regarding tax status.


    In addition, prospective investors may be subject to risks regarding the tax effect of this investment. Such risks are not, nor are they intended to be, addressed in this Prospectus and prospective investors should consult their own tax advisors prior to making an investment.

                                USE OF PROCEEDS


    In the event the Company receives the minimum $8 million in subscriptions necessary to complete the Offering, the net proceeds of the Offering to the Company after underwriting discounts, commissions and expense allowances will be $7,170,000. In the event the Company raises the maximum proceeds available in this Offering, the net proceeds to the Company after underwriting discounts, commissions and expense allowances will be $21,920,000. A portion of the net proceeds of this Offering will be used to retire the outstanding balance under a Credit Facility, dated as of December 3, 1996, with Fleet National Bank, which outstanding balance of principal and interest was approximately $625,000 as of August 31, 1997. Unless extended by Fleet National Bank, borrowings under this Credit Facility must be repaid no later than November 22, 1997, with accrued interest payable monthly at the lower of (i) Fleet National Bank's prime rate, or (ii) the London Interbank Offered Rate ("LIBOR") plus 100 basis points. The interest rates on borrowings under this Credit Facility ranged from 6.72% to 6.81% on August 31, 1997. The remainder of the net proceeds of this Offering will be used to reimburse MedServ and IPA for advances used to pay development stage costs equal to $121,791, to repay accounts payable and accrued expenses and for working capital purposes. See "Use of Proceeds Schedule" below. The Company's outstanding obligations to MedServ and IPA do not have a fixed maturity date, nor do they accrue interest. Pending use, the Company intends to invest the net proceeds of this Offering in short- and medium-term, interest-bearing investment grade securities. In the event that the Offering fails to raise a minimum of $8,000,000, the purchase price of both Class A Common Stock and Class B Common Stock, plus interest thereon, will be refunded, minus $450 per share, which shall be retained to offset the costs of the Offering. The proceeds of the Offering will be placed in an Escrow Account until the Company has determined whether the Offering has raised a minimum of $8,000,000 from the sale of Common Stock to Eligible Purchasers.



    The Company intends to contract with an investment manager to invest its funds. The Company intends to invest only in commercial paper, repurchase agreements, treasury bonds or bills, U.S. Government and agency securities, certificates of deposit, and money market funds of investment grade quality. All assets and related collateral must have the highest credit ratings as assigned by recognized rating agencies. See "Plan of Operation."


    The Company believes that its existing resources, together with proceeds of this Offering, will be adequate to satisfy its capital needs at least through the end of the year ending December 31, 1998. However, if the Company's operational expenses pursuant to its agreement with MedServ exceed expectations, and the Company does not raise sufficient funds in this Offering to fund them, it may require additional financing in order to carry out its business plans. There can be no assurance that such funds will be available to the Company, or, if available, will be available to the Company on acceptable terms.


    The Use of Proceeds Schedule assumes use of proceeds based on the assumptions, conclusions, recommendations and financial projections of the Development Study. In the event that the Company is unable to raise more than the minimum gross proceeds of $8,000,000, the Company must either raise additional capital or modify its plan of operations or both. The table below assumes that if the Company receives only the minimum proceeds of the Offering, it will raise additional capital through the issuance of debt or sale of equity to finance its operations through the Development Stage and Initial Operations Stage. Although the Company may modify its plan of operations to require lower expenditures through these stages, the Company has not identified those costs which the Company will target for reduction; accordingly, no estimates of such can be provided below.

THE FOLLOWING IS A SOURCE AND USE OF PROCEEDS SCHEDULE


                         USE OF PROCEEDS SCHEDULE
---------------------------------------------------------------------------

                                                      MINIMUM     MAXIMUM
                                                     ----------  ----------
  Gross Proceeds...................................  $8,000,000  $24,000,000
  Commission and non-accountable expense
   allowance.......................................     680,000   1,930,000
                                                     ----------  ----------
  Net Proceeds before Accountable Expenses.........   7,320,000  22,070,000
  Accountable Expenses.............................     150,000     150,000
                                                     ----------  ----------
  Net Proceeds.....................................  $7,170,000  $21,920,000


  DEVELOPMENT STAGE
---------------------------------------------------
  Development Costs (through August 31, 1997)......  $1,271,000  $1,271,000
  Additional Legal, Consulting, Accounting and
   Actuarial Costs from September 1, 1997 through
   September 30, 1998..............................     489,000     489,000
  Capital Expenditures.............................     660,000     660,000
  Personnel Costs..................................     890,000     890,000
  Other Operating Costs............................     380,000     380,000
                                                     ----------  ----------
  Costs through Development Stage..................  $3,690,000  $3,690,000
                                                     ----------  ----------

  INITIAL OPERATIONS STAGE
---------------------------------------------------
  Capital Expenditures.............................     290,000     290,000
  Personnel Costs..................................     650,000     650,000
  Other Operating Costs............................     340,000     340,000
                                                     ----------  ----------
  Costs of first three months of operations........   1,280,000   1,280,000
                                                     ----------  ----------
  COA--Mininum Net Worth...........................   1,500,000   1,500,000
                                                     ----------  ----------
  Total Costs through Initial Operations Stage.....  $6,470,000  $6,470,000
                                                     ----------  ----------

  ADDITIONAL CAPITAL REQUIRED TO BREAK-EVEN (27
   MONTHS)
---------------------------------------------------
  Capital Expenditures.............................     700,000     700,000
  Working Capital (including funding of losses)....   5,991,000   5,991,000
  Surplus/(Shortfall) in Working Capital...........  $(5,991,000) $8,759,000



    The Company will continually review the benefits of undertaking strategic alliances with companies which may contribute expertise and capital to the Company's operations.



    In the event of a shortfall of capital the Company will explore the sale of additional equity in connection with such strategic alliances, or the sale of shares to other parties including healthcare providers.



    The Company may also explore a modification of the plan of operations as assumed in the Development Study which could include, among other things, the lease, instead of purchase, of capital equipment or outsourcing of claims processing and other information services to a third party administrator. Each of these modifications would reduce the Company's cash requirements. Because the Company has not explored the availability of capital through strategic alliances, it cannot state with certainty the number or type of modifications it would make to the Company's plan of operations in the event it raised only the minimum gross proceeds. See "Plan of Operations--Liquidity and Capital Resources."


                                   DIVIDENDS

    The Company has never paid any dividends and does not intend to pay dividends for the foreseeable future. Earnings, if any, will be retained for use in the operation and expansion of the Company's business.

                                 CAPITALIZATION


    The following chart shows the Company's actual capitalization as of August 31, 1997 and the capitalization as adjusted to give effect to the minimum and maximum sale of the Common Stock offered by the Company hereby, after estimated expenses related to the Offering, the repayment of borrowings under the line of credit and the satisfaction of obligations to MedServ and IPA. This table should be read in conjunction with the financial statements and notes thereto, included towards the end of this Prospectus.


                                                                                  AS OF AUGUST 31, 1997
                                                                        ------------------------------------------
                                                                           ACTUAL       MINIMUM(2)    MAXIMUM(3)
                                                                        -------------  ------------  -------------

                                                                                               AS ADJUSTED
Borrowings under line of credit.......................................  $     625,000  $    --       $    --
Shareholders' equity (deficit):
  Class A Common Stock, no par value, 10,000 shares authorized........       --           3,409,345     10,784,345
  Class B Common Stock, no par value, 10,000 shares authorized........       --           3,409,346     10,784,346
  Class C Common Stock, no par value, 10,000 shares authorized(1).....         12,000        12,000         12,000
  Accumulated deficit.................................................     (1,270,691)   (1,270,691)    (1,270,691)
                                                                        -------------  ------------  -------------
      Total shareholders' equity (deficit)............................     (1,258,691)    5,560,000     20,310,000
                                                                        -------------  ------------  -------------
      Total Capitalization............................................  $    (633,691) $  5,560,000  $  20,310,000
                                                                        -------------  ------------  -------------
                                                                        -------------  ------------  -------------


------------------------

(1) Reflects 3 shares issued and outstanding.


(2) Reflects the sale of $8,000,000 in Common Stock (2,667 shares) less underwriting discounts and commissions and estimated expenses of the Company of $1,181,309.



(3) Reflects the sale of $24,000,000 in Common Stock (6,000 shares) less underwriting discounts and commissions and estimated expenses of the Company of $2,431,309.


                                    DILUTION


    Prospective investors should be aware that the net tangible book value of the Company's stock immediately following completion of this Offering will be less than the offering price. This is because various expenses in connection with the Offering will be paid from funds raised in the Offering, and the Company has already incurred significant expenses in connection with the preparation of its COA application and the development of its business and operations. As of August 31, 1997, the Company had a negative net worth of $1,258,691.


    The following table illustrates dilution to prospective investors upon the completion of the minimum and maximum offering:


                                                                           MINIMUM      MAXIMUM
                                                                         -----------  -----------
Offering price per share...............................................   $   3,000    $   4,000
Pro forma net tangible book value per share after the offering.........       2,082        3,383
                                                                         -----------  -----------
Dilution to prospective investors......................................   $     918    $     617
                                                                         -----------  -----------
                                                                         -----------  -----------

                               PLAN OF OPERATION


    The Company is making the Offering for the purpose of raising capital necessary to fund its operations. The Company will offer shares of Common Stock at a price of $4,000 per share, with Primary Care Physicians required to purchase one share of Class A Common Stock and Specialist Physicians required to purchase a minimum of two shares of Common Stock (consisting of one share of Class A Common Stock and not less than one share of Class B Common Stock). Only physicians may purchase Class A Common Stock, and no physician may purchase more than one share of Class A Common Stock. There is no limitation on the number of shares of Class B Common Stock offered hereby which may be purchased by a physician or other Eligible Purchaser, except to the extent of the total shares being offered. During the first ninety days from the date of this Prospectus, Eligible Purchasers will be offered a "prompt subscription" price of $3,000 per share of Common Stock.



    Since its formation in November 1996, the Company, in conjunction with MedServ and its shareholders, the Hartford County Medical Association and the New Haven County Medical Association, has embarked upon a program of developing a physician-owned and directed HMO. The Company is in the development stage and has not yet commenced its business activities. During this development stage, which began prior to its formation and is expected to extend until the completion of the Offering, the Company has been developing its product offering, preparing its application to the DOI for a COA, establishing its provider network in conjunction with MedServ and IPA and undertaking miscellaneous other activities which will permit Physicians Care to commence its operations as an HMO. Through this Offering, the Company is attempting to raise the necessary capital to fund the development, start-up and initial operations of the Company.


DEVELOPMENT STAGE ACTIVITIES


    Beginning March 1996, MedServ retained a healthcare consultant, Medical Alliances, to begin planning the development of an HMO, and to prepare an application for a COA with the DOI for such HMO. Medical Alliances prepared a Development Study dated November 26, 1996 (the "Development Study") which concluded that a physician owned statewide HMO was feasible. Based on certain assumptions set forth in the Development Study, Medical Alliances estimated that approximately $13.5 million of capital would be required to design and develop a statewide HMO and to fund the operations of the Company for 27 months after commencement of enrollment, the time at which Medical Alliances estimated that the HMO would attain profitable operations. The assumptions include acquiring information systems equipment, offering both commercial and Medicare health plans, hiring of personnel to operate the HMO including offering of full product lines and conducting an extensive marketing campaign through the use of insurance brokers to achieve commercial enrollment. The Company has undertaken additional review of the Development Study with the assistance of its other consultants and has updated the Development Study based principally on actual development cost expenses incurred through August 31, 1997. The Company now anticipates that approximately $15,000,000 of capital is required. The application is being prepared and will be submitted by the Company. See "Risk Factors--Reliance on Development Study." The Company will not be permitted to solicit business or accept Enrollees until the DOI has approved the Company's application and issued a COA to the Company to operate an HMO in the State of Connecticut.



    Over the next year, the Company, in conjunction with MedServ and IPA, will devote substantial efforts to developing and credentialing its healthcare delivery network. The success of the Company will be dependent upon, among other things, the ability of the Company to contract with physicians and other healthcare providers at competitively favorable rates and terms. The Company intends to contract exclusively with MedServ to arrange for the availability of a network of physicians throughout the State of Connecticut. The Company believes MedServ intends to subcontract its obligation to establish the physician network to IPA under the terms of an IPA Agreement between MedServ and IPA. IPA currently has a network of approximately 1,850 physicians. IPA's Participation Agreements with Participating Physicians are for an initial term of one year and are automatically renewable for successive one year terms. In the event of termination of a Participation Agreement by IPA or by the Participating Physician, a Participating Physician is required to continue to furnish healthcare services to Enrollees until an orderly transfer of such Enrollees to other Participating Physicians can be undertaken or until completion of treatment, whichever occurs first. Initially, the Company intends to reimburse Participating Physicians pursuant to a pre-established fee schedule, an extract of which is attached as Appendix C hereto, "Sample Physician Fee Schedule." The Company currently intends to withhold twenty percent of the Physician Reimbursement from the payment to Participating Physicians to defray medical costs in excess of budgeted amounts. The sums withheld from Physician Reimbursements may be returned to Participating Physicians at the discretion of the Board of Directors.

    Additionally, MedServ and the Company are currently devoting and will continue to devote substantial efforts to contract with hospitals, pharmaceutical providers, ancillary service providers and other providers for the provision of healthcare services. The Company intends to contract with acute care institutions to provide services at a negotiated rate or at a Fee-For-Service discount. The Company anticipates that agreements with those providers shall prohibit them from billing Enrollees for any services covered by the HMO, except for any applicable copayments, coinsurance, or deductibles.


    The Company has undertaken preliminary health plan design and drafted a model subscriber agreement. The Company, in conjunction with MedServ and IPA, is currently developing comprehensive utilization management protocols and quality assurance standards which will be used to monitor the care provided to Enrollees. Through a combination of effective utilization management and quality assurance standards, the Company expects to be able to sufficiently contain medical expenses and achieve targeted medical claims cost levels that will eventually provide a margin of operating profitability. Initially, the Company intends to offer a modified open access product, pursuant to which each Enrollee will select a Care Manager who will coordinate the Enrollee's medical care to the extent consulted by the Enrollee or informed by a Participating Physician or Plan. Although Enrollees may access any Participating Physician at any time without a Care Manager's referral, the Company believes it has structured its benefits design to encourage Enrollees to utilize their Care Manager to coordinate referrals, for example, through the use of a reduced or waived copayment if a referral is coordinated through a Care Manager. Female Enrollees, however, may select an Obstetrician/Gynecologist to provide certain gynecological services or care related to pregnancy without the prior authorization of their Care Manager, and the Company intends that such Enrollees will not have to pay higher copayments for such services. Also, the Company plans to insure itself against catastrophic medical losses and expects to obtain reinsurance through a qualified reinsurer with initial anticipated limits of $100,000 per Enrollee per year.



    In support of Development Stage efforts, from inception through the period ended August 31, 1997, the Company has incurred organization and planning expenses related to such development in the amount of $1,272,586. The Company has financed these Development Stage activities through multiple sources, including advances from related companies and a revolving credit facility with Fleet National Bank in the amount of $650,000, of which the Company has borrowed $625,000 through August 31, 1997. Unless extended by Fleet Bank, the Company's borrowings under this line of credit are due and payable in full together with any accrued interest on or before November 22, 1997. The Company has paid for the balance of its organization and planning costs through advances from MedServ and IPA, collectively totaling $121,791, and by vendor financing. It is expected that upon the completion of the Offering, the Company will repay its debt to Fleet National Bank and satisfy its obligations to MedServ, IPA and vendors from the net proceeds received by the Company from the Offering. See "Use of Proceeds."



    In addition to the repayment of debt, the proceeds from the Offering and any interest earned thereon will be utilized for general working capital, repayment of outstanding indebtedness of the Company, repayment of moneys advanced by MedServ and IPA for development expenses, payment of outstanding accounts payables, establishment of the minimum net worth and reserve requirements of the DOI, and to fund projected operating deficits. The Company expects to spend a cumulative total of approximately $3,690,000, excluding costs of the Offering, to complete its development stage, which includes the development of its business, the completion of the application for a COA, the design, acquisition and installation of management information systems and the continuation of development of its provider network, through the date ending three months prior to the anticipated date of enrollment of the first Enrollee (the "Development Stage"). The Company believes that its resources on hand, combined with the minimum net proceeds after expenses from the Offering, will be sufficient to cover Development Stage expenses, costs related to the Management Agreement during the Development Stage, and the minimum net worth and reserve requirements of the DOI necessary to obtain a COA to commence marketing of the Company's health plans.



INITIAL OPERATIONS STAGE



    The Company's Initial Operations Stage will begin approximately three months prior to the date of enrollment of the first Enrollee and conclude approximately twenty-seven (27) months after the date of enrollment of its first Enrollee (the "Initial Operations Stage"). During the first three (3) months of the Initial Operations Stage, the Company expects, based on the Development Study, to expend an aggregate of up to approximately $1,280,000 before it begins receiving revenues from monthly premiums for Enrollee health plan coverage, i.e., during the first three months of the initial operations stage. Its initial operations activities will involve employing the capital raised in the Offering to build the necessary business infrastructure and operating systems to operate an HMO according to its business plan, to conduct marketing of its products, to complete its provider network and to commence enrollment. See "Risk Factors--Reliance on Development Study."



    The Development Study delineates the Company's operations through various phases of its development as an HMO. Following the completion of the Offering, the Company through its Management Agreement with MedServ, will expend substantial funds to establish its business operations, acquire or lease a state-of-the-art management information system, and hire and train necessary professional support personnel. According to the Development Study, the above described Initial Operations Stage is anticipated to require a minimum net cash requirements (before investments to support the COA) of approximately $7,971,000 through the first twenty-seven (27) months of operations after enrollment of the first Enrollee. These expenses will be funded through proceeds from the Offering. See "Use of Proceeds."



    Pursuant to the terms of the Management Agreement, the Company will be responsible for the payment to MedServ on a reimbursement basis of all costs incurred by MedServ, consistent with a Budget approved by the Board of Directors by a two-thirds vote, in establishing the Company's business prior to the issuance of the COA and until the time when the Company has enrolled its first Enrollee. Such costs involving the start-up of operations are estimated to include, but not be limited to, the following items: compensation and benefits, professional fees, training, insurance and taxes, advertising, utilization management guideline development, recruiting and hiring of trained personnel, design, acquisition and installation of management information systems, initial marketing of its insurance products and miscellaneous other activities. The majority of such expenditures will be included in the Management Agreement. As a start-up company, the Company, through MedServ, may engage an HMO management consulting company to provide management, management support or consulting services to MedServ, in whole or in part, during the Development Stage and the Initial Operations Stage.



    In addition, the Company is required by the DOI to have a minimum statutory net worth at the time of issuance of a COA of not less than $1,500,000, although the DOI has discretion to increase the amount the Company will be required to maintain, depending upon the type, design, cost and anticipated premiums for products offered by the Company. In addition, adequate reserves must be maintained to satisfy estimated pending insurance claims. On an on-going basis, the DOI requires that the Company maintain net worth reserves equal to the greater of (i) $1,000,000, or (ii) two percent of its annual premium revenues on the first $150,000,000 of premiums plus one percent of annual premium revenues in excess of

$150,000,000. Currently, the Company does not have sufficient capital to satisfy these requirements, and the proceeds from the Offering will be used, among other things, to meet these requirements. See "Use of Proceeds."



    Following the completion of the Offering, and the approval and issuance of the COA by the DOI, the Company intends to begin aggressively marketing its HMO products to employers and individuals throughout the State of Connecticut with the objective of insuring Enrollees. Additionally, the Company intends to apply for approval to operate and market a Medicare CMP or PSO if it believes that it will meet the required eligibility standards. See "Risk Factors--Government Regulation" and "--Government Approvals as a Prerequisite to Operations."



    Based on a review by management of regulatory filings submitted by a number of other similar start-up HMOs to the DOI and other regulatory bodies, the Company believes it is typical for a start-up HMO to experience substantial operating losses for its first several years of operations. It is anticipated that the Company will incur such losses and incur a substantial cumulative operating deficit during its development and initial operations stages. Based upon the assumptions in the Development Study, such cumulative losses are expected to occur for approximately twenty-seven months after the effective date of enrollment of the first Enrollee and are expected to total $10,260,000 prior to consideration of tax benefits, if any, at which time the Company expects to achieve a level of positive cash flow from operations. The Company's ability to reach that level of recurring monthly net premium income and positive net income from operations will be dependent upon numerous factors, including but not limited to, the competitiveness of its product offerings, its ability to secure contracts, the health status of its Enrollees, the management of the Company, the accuracy of its actuarial projections, the effectiveness of its utilization management programs in controlling unnecessary services and the resultant costs, and its ability to avoid catastrophic healthcare coverage losses.



    If the Company is unable to raise more than the minimum gross proceeds of $8,000,000, the Company believes it would have sufficient funds to proceed with the enrollment of the first Enrollee but would not be able to conduct its operations for the Initial Operations Stage in accordance with the assumptions, conclusions, recommendations and financial projections set forth in the Development Study. The Company would be required to seek other financing means or undertake a restructuring of operations. See
"--Liquidity and Capital Resources."


LIQUIDITY AND CAPITAL RESOURCES


    From the minimum proceeds of the Offering, less the related costs, the Company expects to have adequate resources to repay its organization costs advanced by MedServ and the IPA, repay its bank indebtedness, pay its accounts payable, fund its DOI reserve requirement and meet its obligations under its Management Agreement with MedServ for the first six months of the Initial Operations Stage. See "Use of Proceeds."



    However, to conduct its Initial Operations Stage pursuant to its Development Study, the Company will need to raise approximately $15,000,000, before deduction for the related costs of securing such capital. The $15,000,000 amount would provide the Company with adequate capital to fund its development and operations through a projected period of approximately three years until such time as it reaches a level of monthly positive cash flow from operations in accordance with operating assumptions set forth in the Development Study. Additionally, such an amount would allow the Company to fund its cumulative operating deficits for approximately five years at which time it would be expected that the Company would begin to generate positive retained earnings.



    To the extent that the Company is unable to raise more than the minimum gross proceeds of $8,000,000 from the Offering, it will be necessary to raise additional capital from such other sources as may be available to the Company or alternatively to reduce its planned expenditures for development, operations, and marketing of its products as contemplated within the Company's Development Study. With respect to raising additional capital, the Company will continually review the benefits of undertaking joint ventures or strategic alliances with companies which may contribute expertise and capital to the Company's operations. The Company would also explore the sale of additional shares.



    The Company would also explore a restructuring of the Company's operations as described in the Development Study. Such a restructuring could include the lease, instead of purchase, of capital equipment, and outsourcing of information services and claims processing to a third party administrator. Subject to receipt of necessary governmental approvals, the Company believes that it could operate a Medicare CMP product or PSO as contemplated in the Development Study if the Company raised only the minimum gross proceeds. The Company believes that such modifications in its plan of operations, if the Company is able to make them in a timely manner, could extend significantly the time frame within which the Company expects to achieve monthly positive cash flow from operations and net profitability. Additionally, if the Company needs to raise additional capital, there can be no assurance that such additional capital will be available or, if available, that such capital will be available on terms acceptable to the Company.



    The Company currently intends to invest cash on hand from the proceeds of the Offering only in investment grade securities with short and medium-term maturities. The Company intends to select an investment advisor to manage investments and, through the advisor, intends only to invest in commercial paper, repurchase agreements, Treasury notes and bills, U.S. Government and agency securities, certificates of deposit, and money market funds. All investments and collateral must have the highest credit ratings as assigned by recognized rating agencies.


    For federal income tax purposes, an HMO can be treated as a tax-exempt entity, an insurance company or as a taxable non-insurance company, depending on the certain specific facts and the method of operation of the entity. The tax status of the Company cannot be ascertained at this time because the Company has not made a final decision on all matters which could affect its tax status. See "Risk Factors-- Certain Tax Considerations."

                                  THE COMPANY


    Physicians Care was incorporated on November 12, 1996, as a Connecticut corporation under the sponsorship of MedServ and private practicing physicians to develop a statewide, physician-owned and directed insurance company licensed as an HMO and to offer, over time, a comprehensive array of health plans. The Company will be predominantly owned by physician shareholders practicing in the State of Connecticut who are expected to participate actively in the Company's affairs. Each physician purchasing Class A Common Stock, as a condition to such purchase, must agree to provide medical services to Enrollees pursuant to the terms of a Participation Agreement. The Company, through MedServ, will prepare and file an application for a COA with the DOI to operate as an HMO throughout the State of Connecticut and will seek such other regulatory approvals as necessary to offer its products. The Company will not be permitted to solicit business until the DOI has issued a COA to the Company. The Company intends to provide coverage for comprehensive healthcare services to Enrollees under its insured products for a fixed, prepaid enrollment fee paid by or on behalf of the Enrollees.


    The Company's principal place of business is 1520 Highland Avenue, Cheshire, Connecticut and its telephone number is (203) 699-2400.

                                    BUSINESS

THE MANAGED HEALTHCARE INDUSTRY


    Medical services traditionally have been provided on a fee-for-service basis with insurance companies assuming responsibility for paying all or a portion of such fees. The Company believes the increase in medical costs under traditional indemnity healthcare plans has been caused by the apparent failure of insurers to create satisfactory and effective incentives to control costs.



    In response to higher premium costs, employers and consumers have sought an alternative healthcare delivery system, including managed care products. The HMO originally emerged as a proposed solution to provide a more efficient and cost-effective array of healthcare services. An HMO is a healthcare delivery system that provides a broad range of health services to an enrolled population in return for a premium paid in advance. HMOs actually provide or arrange for the provision of medical, hospital, emergency and appropriate preventive care. In particular, HMOs stress preventive healthcare and management of delivery of medical services when required so that enrollees may minimize hospitalization and medical procedures.



    Managed care requires many different types of healthcare providers to coordinate activities and to share information so as to operate more efficiently. Providers generally have not been organized collectively in local markets and have operated largely as a cottage industry, and, as a result, the Company believes providers have had limited effect in managing care. Further, insurers have avoided promoting formation of more efficient provider organizations because such organizations can also more effectively negotiate payments with insurers, potentially reducing insurers' profits. In response to this environment, insurers have developed centralized medical management programs requiring extensive prior authorization, or pre-certification of services, referral authorizations, or other limitations on access to care. The industry has promoted managed access, rather than managed care.


    As a result of these limitations, the Company believes that there exists low enrollee satisfaction and that enrollees of managed care plans now perceive HMOs as primarily profit-driven versus quality of care driven, with excessive interference by the HMO in the physician-patient relationship and with cost control achieved by limiting enrollee access to services. Accordingly, the Company believes legislative initiatives designed to ensure enrollee access or to promote member rights reflect enrollee frustration.


    The Company was incorporated for the purpose of developing and operating a statewide HMO and offering other health plans in the State of Connecticut. The Company will be a physician-directed HMO, providing comprehensive health plans to its Enrollees. The goals of the Company are to offer high quality medical care through a broad network of physicians and to ensure access to appropriate care for Enrollees.


THE COMPANY'S STRATEGY


    The Company intends to address concerns raised by patients and their physicians that managed care plans unreasonably interfere with the physician-patient relationship and control medical decisions through centrally administered programs. The Company intends to position itself in the market as a physician-directed company that believes that the physician-patient relationship within the context of providing cost-effective and accessible healthcare is critical. The Company has been founded on the ideal that physicians play an essential role in defining the Company's health plans because of their direct impact on costs, quality, and patient satisfaction, and the Company is directly dependent upon their efforts for its success.



    - VISION STATEMENT. The Company accepts the challenge to pass on to future generations of physicians the legacy that the delivery of healthcare is a moral enterprise and that the physician-patient relationship is a sacred trust that shall remain inviolable. In its pursuit of these mandates the Company will strive to define high standards for medical care in the State of Connecticut and provide that care to its Enrollees throughout the state. From these precepts, the Company believes that its Participating Physicians will demonstrate a strong commitment to practice high quality, yet cost effective, medicine.

    - PHYSICIAN EXPERTISE. The Company has been organized in response to concerns that insurers centralize management of care and make medical decisions without appropriate consultation with physicians. The Company will link physicians to the core administrative activities of the HMO. Participating Physicians, therefore, will be encouraged to participate directly in healthcare management, delivery decisions, and the development of medical protocols.



    - PHYSICIAN-ORIENTED SERVICE DELIVERY. By structuring the Company as a physician-owned and controlled organization, and by engaging the active participation of physicians in the medical management and health plan design/development functions, the Company believes that physicians will be committed to its success, resulting in enhanced physician productivity.



    - DATA COLLECTION AND QUALITY IMPROVEMENT. The Company is committed to the creation and effective utilization of appropriate technology to compile and disseminate timely, meaningful information to providers that may be utilized to promote the delivery of high quality, cost effective care. The Company also intends to utilize collected data to promote the development of "best practice" protocols, to identify and eliminate waste, and to promote a high standard of care. Data will also be used to demonstrate the value of the Company's health plans to encourage employers to contract with the Company, resulting in greater benefits to the Participating Physicians.



    - ORGANIZATIONAL FLEXIBILITY. The Company is dedicated to easing the administrative burdens placed on physicians and their staffs which are associated with managed care plans. The Company is also committed to organizational flexibility that will eventually permit Participating Physicians and healthcare providers to assume risk for the delivery of healthcare services.



    - PHYSICIAN NETWORK. The Company's near-term goal is to have 2,000 to 3,000 Participating Physicians to provide services to Enrollees. IPA currently has contracts with approximately 1,850 physicians. IPA believes that those physicians will meet the Company's criteria to become Participating Physicians. The Company's long-term goal is to have substantially all qualified physicians in the State of Connecticut available to provide services to Enrollees.



    - ATTRACTIVENESS TO PARTICIPATING PHYSICIANS. The Company will allow Participating Physicians to contract with it through IPA on a non-exclusive basis. The Company believes that this approach will enable it to attract the broadest possible range of Participating Physicians, thereby enabling it to compete aggressively throughout the State of Connecticut.



    - ATTRACTIVENESS TO ENROLLEES. The Company believes that its network of Participating Physicians will be attractive to Enrollees and that Enrollees will find the Company's health plan designs and its dedication to administrative ease will facilitate their access to quality healthcare services from the physician of their choice. The Company also intends to offer educational programs to assist Enrollees in accessing appropriate medical care. The Company further believes that the involvement of physicians as owners, directors and Participating Physicians in marketing and medical management and quality assurance programs likely will instill and reinforce Enrollees' confidence in the Company.


    - ATTRACTIVENESS TO EMPLOYERS. By offering a competitively priced product, together with a statewide network of Participating Physicians, the Company believes it will be attractive to employers with operations and workers in more than one location.

    The Company's medical management model, incorporating as its goals competitive pricing, high quality care and Enrollee and purchaser satisfaction, can be successfully implemented only if the Company and its Participating Physicians work closely as partners. To achieve its goals, the Company has identified objectives and plans to implement the following joint physician/Company initiatives:


                OBJECTIVES                                   JOINT PHYSICIAN/COMPANY INITIATIVES
------------------------------------------  ---------------------------------------------------------------------
-  Coordinated medical management in local  -  Cooperate with physician-directed organizations (e.g., integrated
   markets                                     medical groups, PHOs, MSOs) which manage medical care delivery
-  Timely physician access to information   -  Facilitate development of information system infrastructure to improve access to, and dissemination of, information
-  Physician-directed medical decisions     -  Minimize pre-certifications, referral authorizations, or other centralized medical management techniques of questionable value
-  Accountability and quality improvement   -  Conduct extensive Company reporting, peer analysis, continuous quality improvement and education


    The Company recognizes that its Participating Physicians are valuable partners who will play an essential role in its ultimate success. The Company intends to achieve its goals through innovative reimbursement arrangements with its Participating Physicians. The Company is prepared to take an active role to facilitate the establishment of provider organizations in local markets, to invest in the development of physician information systems, and to engage in extensive reporting, peer analysis, and education to achieve those goals.


    Initially, the Company intends to use a modified open access model, pursuant to which each Enrollee will select a Care Manager who will coordinate the Enrollee's medical care to the extent consulted by the Enrollee or informed by a Participating Physician or the Company. Although Enrollees may access any Participating Physician at any time without a Care Manager's referral, the Company believes it has structured its benefits design to encourage Enrollees to utilize the Care Manager to coordinate referrals, for example through the use of a reduced or waived copayment if a referral is coordinated through a Care Manager. Female Enrollees, however, may select an Obstetrician/Gynecologist to provide certain gynecological services or care related to pregnancy without the prior authorization of the Care Manager, and the Company intends that such Enrollees will not have to pay higher copayments for such services or other services where the Company determines that prior authorization by the Care Manager will not improve the quality or lower the cost of care.



    The Company intends to enter into the Management Agreement with MedServ. MedServ was organized in 1995 as a joint venture of the Hartford County Medical Association and the New Haven County Medical Association. Each of the Associations holds 50% of the equity interests in MedServ. MedServ is a for-profit corporation performing administrative functions for both county medical associations and intends to operate a CVO to provide credentialing services which are intended to meet NCQA credentialing standards.


    MedServ will develop credentialing standards to provide assurances to Enrollees that each provider of medical services meets the minimum standards for education, licensing, training and expertise deemed necessary by the Company to provide the medical services requested. Under the credentialing service, MedServ will collect information to document compliance with the credentialing standards, will verify the accuracy of such information, and will monitor continuing compliance with such credentialing standards.


    Key members of the MedServ management team will provide management services to the Company. The Management Agreement will have a minimum term of ten years and will be automatically renewable for additional three year terms, unless terminated on one year's prior notice by either party. MedServ is the sole holder of the Company's Class C Common Stock. Subject to the consent of the Board of Directors, which consent will not be unreasonably withheld, MedServ will be permitted to contract with other third party independent contractors to provide some or all of the services required to be delivered under the terms of the Management Agreement. As a start-up, MedServ may hire an HMO management consulting company to provide management or management support and consulting services to MedServ, in whole or in part during the Company's development and initial operations stages. "See--Experience of Board of Directors and Management."



    Pursuant to the Management Agreement and subject to the oversight of the Board of Directors, MedServ is responsible for the day-to-day management of the Company, including but not limited to, the following activities:



    - performing all management, administrative and other services necessary to operate the Company;



    - obtaining all licenses, permits or other regulatory approvals necessary to operate the Company as an HMO in the State of Connecticut;



    - providing facilities for the operation of the Company;



    - conducting or managing the sale of the Company's products, including negotiating subscriber agreements with employer groups or individuals;



    - providing or securing underwriting on appropriate insurance services;



    - conducting benefit design for the Company's health plans;



    - preparing materials necessary to inform and educate Enrollees about the Company's administrative requirements and the terms and conditions of the Enrollee's benefit plan;



    - developing and implementing a grievance and complaint system for Enrollees;



    - developing and implementing marketing initiatives;



    - establishing and administering accounting procedures and controls;



    - conducting claims analysis and statistical reporting;



    - conducting negotiation of provider contracts and credentialing of providers;



    - developing quality and utilization management standards;



    - providing or arranging for the provision of a management information system;



    - preparing on-going business plans for the Company;



    - maintaining the Company's books and records;


    - ensuring that the Company's operations are consistent with applicable laws and regulations.


    During the Development Stage and the Initial Operations Stage, Physicians Care will pay MedServ a Management Fee equal to MedServ's actual cost of providing the services set forth in the Management Agreement not to exceed the amounts set forth in the Budget approved by the Company's Board of Directors by a two-thirds vote and an allowance for profit and general administrative expenses equal to five percent of such actual costs. In the event that actual administrative and capital expenses in the aggregate are expected to exceed the Budget by more than five percent, or if actual expenses related to any line item of such Budget are expected to exceed the Budget for such line item by more than twenty percent (whether or not aggregate expenses are expected to exceed Budget), MedServ must notify the Board of Directors of such expenses and may make no expenditure for such expenses without the approval of the Board of Directors. After completion of Development Stage and Initial Operations Stage, the Manager shall be paid a negotiated percentage of actual gross premium revenue per Enrollee per month as mutually agreed to by MedServ and the Company.



    IPA intends to enter into the IPA Agreement with MedServ, pursuant to which IPA will (a) be the exclusive provider of a network of Participating Physicians to provide or arrange to provide services to

Enrollees which exclusive status shall remain in effect until the Board of Directors determines, in its reasonable judgment, that the network furnished by IPA is not adequate to service the needs of Enrollees and (b) cause Participating Physicians to provide such services within each Participating Physician's expertise and as credentialed. The IPA Agreement will provide that IPA shall: (a) ensure that Participating Physicians are properly licensed and credentialed and have privileges at specified hospitals and other health care facilities; (b) notify MedServ of any professional disciplinary action or similar action against any Participating Physicians; (c) with MedServ's assistance, develop peer group monitoring systems for Participating Physicians; and (d) develop, with MedServ, mutually agreeable Utilization Management and Quality Management Programs and adopt and implement such Programs. IPA's compensation for its services has not yet been determined.



    MedServ IPA, Inc. is a Connecticut non-profit corporation, which was organized in October 1985 and formed specifically for the purpose of developing a network of physicians to provide services to health plan enrollees. From 1985 to 1996, IPA was known as ProCare IPA, Inc. IPA is also managed by MedServ.



    IPA may execute contracts with HMOs licensed in Connecticut to make available its network of physicians to provide healthcare services ("Competition Contracts"). The IPA Agreement will provide, however, that MedServ may terminate the IPA Agreement in the event the IPA enters into a Competition Contract, which contract the Company believes is contrary to the best interests of the Company. At the present time IPA has a Competitor Contract to provide a network in Connecticut to Multiplan, a Preferred Provider Organization. The Company believes that IPA's contract with Multiplan is not contrary to the best interests of the Company.



    Premium rate increases must be submitted to the DOI for acceptance, and there can be no assurance that premium rate increases, if any, will be accepted without objection. Renewal dates may vary among groups. The Company will utilize an actuary-developed system of ratings adjusted by classes (with respect to groups of fifty or more Enrollees) by age, gender and industry classification, in the determination of its rates for various employers in the proposed service area, all in accordance with Connecticut law. Accordingly, premium rates for a single health plan benefit design may vary among employer groups.


BENEFITS PROVIDED TO ENROLLEES


    The Company is committed to offering high quality healthcare benefit plans at competitive prices in the State of Connecticut. The Company believes that the range of the fixed, prepaid enrollment fee per commercial Enrollee per month is estimated to be from $125.00 to $160.00, depending upon the type of product and the associated benefit design of each Enrollee's chosen plan. The Company accepts as fundamental the critical relationship between the physician and the patient in the delivery of healthcare services. The Company expects to reduce administrative and transactional costs by allowing Participating Physicians, subject to certain limitations, to exercise their professional judgment in concert with patients, resulting in higher patient satisfaction and better management of medical costs.


    The Company intends to develop benefit plans for large employers, small businesses and individuals that meet the requirements of Connecticut law. Based upon a review of other HMO plans offered in the State of Connecticut, the Company believes that its benefit plans will be competitive with those other plans in the marketplace and that they will be customized to the needs of purchasers, to the extent permitted by law.


    The following are examples of the benefits the Company proposes to offer under its HMO plans:



    - physician office visits



    - specialist physician visits



    - hospital room and board, prescription drugs, and inpatient ancillary services



    - psychiatric inpatient and outpatient services

    - diagnostic and therapeutic ambulatory services



    - drug and alcohol addiction treatment services



    - emergency care



    - home healthcare



    - skilled nursing services


    - therapy services


    Coverage of healthcare services listed above will be conditioned on medical necessity and on the conditions of coverage applicable to the Enrollee's health plan.


MARKETING


    Although competition in the managed care industry is intense, the Company believes an opportunity exists for a new HMO that is able to manage risk effectively, while eliminating barriers or impediments to Enrollees' access to medically necessary care. The Company intends to build a large physician network that will attract Enrollees and purchasers of the Company's health plans through the localized efforts of physicians. Subject to the Company's approval by HCFA, it intends to aggressively pursue the Medicare market. See "Risk Factors--Government Approvals as a Prerequisite to Operations."



    The Company's current marketing strategy is three-tiered. The first tier involves direct sales of the Company's health plans to large employers and small businesses. The second tier employs brokerage firms which receive a commission that is expected to range from three percent to five percent of premiums collected. The third tier of the Company's marketing campaign will consist of general advertising through various media that targets all prospective purchasers. In its marketing efforts, the Company plans to seek the assistance of its Participating Physicians to effectively market its plans and products.


PHYSICIAN AND OTHER PROVIDER ARRANGEMENTS

    PHYSICIANS

    The Company is founded on the principle of physician autonomy in the making of clinical decisions. To facilitate the decision-making process, the Company intends to provide physicians with physician-defined quality and cost of service data and performance feedback.


    The selection and credentialing of Participating Physicians is the foundation on which the Company's Quality Management Program ("QMP") will be built. The Company will delegate authority for credentialing and recredentialing to the IPA's Credentialing Committee while retaining oversight. All Participating Physicians will be subject to a review of their qualifications, including education and training, licensure status, board certification, hospital privileges, and malpractice history, in accordance with credentialing requirements which are consistent with NCQA standards. Recredentialing will be performed on a biannual basis and will include review of data from: (i) Enrollee complaints, (ii) quality review results, (iii) utilization reviews, and (iv) Enrollee satisfaction surveys.


    Physicians Care plans to develop performance standards with physician input. The Company intends to require Participating Physicians to use those standards and to report clinical decisions, utilization management and outcomes to ensure that the Company acquires high quality data on a timely basis. The Company anticipates that it will develop state-of-the-art information systems to permit it to share data with Participating Physicians to improve clinical decisions and outcomes. The Company intends to focus its efforts on continuous educational interaction with Participating Physicians to encourage best medical practices.

    PHYSICIAN PARTICIPATION AGREEMENT

    The IPA's Physician Participation Agreement will impose various requirements and standards (many of which are also mandated by applicable federal and state law) on Participating Physicians, which may include:

    1. Providing, or arranging for the provision of, healthcare services to Enrollees in accordance with the physician's licensure and training, and consistent with accepted standards of practice. In particular:

        a. Maintaining regular office hours and ensuring after-hours and emergency coverage for Enrollees on a seven days per week, twenty-four hours per day basis.

        b. Avoiding discrimination in the treatment of patients or in the quality of services delivered to Enrollees.

        c. Maintaining an unrestricted medical license and, if applicable, maintaining unrestricted, active privileges in good standing at a minimum of one acute care hospital that has contracted with the Company as a Participating Provider.

        d. Following state and federal laws and the policies and procedures established and adopted by the Company.

        e. Operating office sites in compliance with quality assurance requirements of the Company.

        f. Agreeing that all duties performed shall be consistent with the proper practice of medicine, and in accordance with the customary rules of ethics and conduct.


    2. Maintaining a medical record for each Enrollee and furnishing access to such records as may be required by state and federal law, rules, regulations or by the Company's Utilization Management Program and/or Quality Management Program. In addition:


        a. Agreeing that medical records of Enrollees shall be maintained on a confidential basis.

        b. Providing the Company, or its designees, with reasonable access to the physician's practice site to examine medical records of Enrollees.


    3. Participating in and complying with the Utilization Management and Quality Management Programs, policies and procedures established by the Company.


    4. Limiting referrals to physicians, hospitals and ancillary healthcare providers who participate in the Company's healthcare delivery network, except where the Enrollees have freedom of choice of Participating Provider under the Company's open access health benefit plans in effect at the time services are rendered.

    OTHER HEALTHCARE PROVIDERS


    The Company intends to establish relationships with acute care hospitals both in the State of Connecticut and in nearby states. It has received approximately fifteen letters of intent from acute care hospitals located in the State of Connecticut to participate as providers of services to Enrollees. Moreover, the Company intends to provide appropriate preventive, diagnostic, and therapeutic treatment, and rehabilitation healthcare services, to its Enrollees, in part, by contracting with qualified non-physician providers, and networks of such providers, who meet the participation criteria established by the Company. It is expected that those contracts will provide that the participating hospitals and other providers will accept Enrollees as patients and provide all medically necessary services that are ordered or supervised by a Participating Physician in accordance with the Company's requirements. The services provided by hospitals and other providers will be reviewed by the Quality Management Committees that may be established by the Company or its designee to ensure that the services provided meet quality standards and are medically necessary.

QUALITY MANAGEMENT PROGRAM

    The Company intends to provide quality healthcare services while avoiding inappropriate utilization of services. The Company currently is in the process of developing a Quality Management Program, in conjunction with IPA, for the continual improvement of the quality of healthcare services delivered.


    The Company intends that its Quality Management Program will contain various components, including, but not limited to, the following:



    - adverse event review



    - sentinel diagnosis review



    - ambulatory medical record review



    - quality measurement studies



    - complaints and grievance review



    - credentialing/recredentialing



    - risk management



    - enrollee satisfaction surveys



    - provider satisfaction surveys


    The Company intends to conduct annual evaluations of the Quality Management Program to assess its overall effectiveness and to generate an annual work plan designed to outline program goals and objectives and planned projects and activities for the forthcoming year.

UTILIZATION MANAGEMENT PROGRAM

    The Company's profitability will be influenced by its ability to manage healthcare costs through utilization management and the negotiation of favorable provider contracts. A Utilization Management Program ("UMP") will be designed to educate, monitor, and evaluate the provision and cost of medical care and services accessed through the Company and/or its affiliates. See "Risk Factors--Potential for Unnecessary Utilization of Healthcare Services."


    The Company's objective will be to efficiently utilize available healthcare resources to ensure and provide for medically appropriate care and to monitor the quality of medical services accessed through the health plan and/or its affiliates. The UMP is currently being developed by the Company in conjunction with IPA. Its essential components are expected to include:



    - patient education programs (concurrent and retrospective basis)



    - physician education programs (performance standards)



    - inpatient review (concurrent and retrospective basis)



    - outpatient review (concurrent and retrospective basis)



    - case management


    - outcomes analysis

MANAGEMENT INFORMATION SYSTEMS ("MIS")


    The Company is developing criteria for comprehensive management information system, and is soliciting information from various vendors. A Request for Proposal was distributed to selected vendors, and the Company anticipates that final selection of a system will be made during the last quarter of 1997, with a decision to proceed with acquisition, whether by purchase or lease, made after the results of the Offering are known. In lieu of acquisition of a system, the Company may use subcontractors to provide claims processing and Enrollee eligibility information system support. The Company's management information system and data system will be essential to the Company's operations.


INSURANCE/RISK MANAGEMENT


    Physicians Care intends to implement a risk management program designed to enhance the quality of care provided to its Enrollees. The Company's risk management objectives are two-fold: (i) to reduce the incidence and expense of medical malpractice claims and tort litigation against Participating Providers; and (ii) to address and prevent conditions that could result in adverse publicity or legal claims against the Company. A risk manager will be responsible for the evaluation and coordination of risk management activities. Any data generated will be presented to the Quality Management Committees for their review and recommendations. The Quality Management Committees will also review the data for trends and opportunities for improvement.


MARKET

    MANAGED CARE GROWTH IN THE STATE OF CONNECTICUT


    The Company's research indicates that the healthcare market in the State of Connecticut is moving toward increased HMO enrollment. From 1988 to 1994, HMOs experienced an almost 36% increase in enrollment.


TABLE 1

                           HMO MEMBERS IN CONNECTICUT

                                                              1988       1989       1990       1991       1992       1993
                                                            ---------  ---------  ---------  ---------  ---------  ---------
# of Members..............................................    660,331    689,099    726,523    680,610    685,907    805,928
% change..................................................     --           4.4%       5.4%      -6.3%       0.8%      17.5%

                                                              1994
                                                            ---------
# of Members..............................................    897,013
% change..................................................      11.3%


------------------------

Source: "GHAA's National Directory of HMOs" database, U.S. Bureau of the Census


    The Company believes that the Connecticut managed care market is dominated by the IPA model HMO. The Company believes that no single plan controls the managed care market in Connecticut and that physician-driven products continue to remain popular with Enrollees, as evidenced by the growth of MD Health Plan and Physicians Health Services, both of which began as physician controlled HMOs. During 1996, MD Health Plan was sold to Health Systems International, an HMO management company headquartered in California.



    Table 2 illustrates the types of insurance that purchasers of healthcare are selecting within Metropolitan Statistical Areas (MSA) throughout Connecticut.


TABLE 2

                       TYPES OF INSURANCE IN CONNECTICUT

                                                                                              % OF
                                                                                          COMMERCIALLY
                                                                        % OF RESIDENTS      INSURED*
                                                                        ---------------  ---------------

                                                                        HMO   PPO  FFS   HMO   PPO  FFS
                                                                        ----  ---  ----  ----  ---  ----
Bridgeport-Stamford-Norwalk...........................................  25.9  2.5  60.4  30.2  3.3  66.5
Hartford-New Britain..................................................  42.8  6.0  42.7  50.1  8.2  41.7
New Haven.............................................................  32.1  5.2  50.3  39.9  7.1  53.0
Middlesex-Somerset....................................................  27.1  5.5  59.1  32.6  7.0  60.4


------------------------


Source: "Patterns in HMO enrollment." GHAA June 1995. National Research Corporation Survey of 132,014 Households, 1994.



* Excludes Medicare Supplemental Insurance

    COMPETITION

    The managed care industry is highly competitive. The Company will compete against other companies having substantial financial resources and experience. The Company has numerous competitors, including for-profit and tax-exempt HMOs, self-funded plans, preferred provider organizations (PPOs), Blue Cross/ Blue Shield plans, traditional indemnity insurance carriers and provider networks engaging in direct contracting with employers (PSOs), all of which have existing enrollments and greater financial resources than the Company.


    As of December 31, 1996, the Connecticut commercial HMO market consisted of sixteen organizations. The Company's major competitors are Physicians Health Services, Inc., Blue Cross & Blue Shield of Connecticut, Inc., ConnectiCare, Inc., M.D. Health Plan, Inc., Oxford Health Plans, Inc., Medspan, Inc., Cigna Corporation, and Aetna/U.S. Healthcare. Those and other entities with which the Company may compete are or may be substantially better capitalized than the Company. Additional competitors with financial resources greater than the Company may enter the Company's markets in the future. Furthermore, existing major competitors may merge or consolidate, dramatically increasing the Connecticut market share and capital resources of the surviving organization. The healthcare industry has been subject to vigorous and intense competition on price and other bases, which competition may become more severe. Further, the adoption of any state and/or federal healthcare reform may significantly change the competitive healthcare environment in the State of Connecticut. See "Risk Factors--Substantial Competition."


    Tables 3 and 4 respectively represent HMO market share by enrollment and by revenue:

TABLE 3


               HMO MARKET SHARE IN CONNECTICUT--1994, 1995 & 1996
                     LAST QUARTER ENROLLMENT DATA COMPARED



                                                                                                         % OF MARKET
                              PLAN                                  ENROLLMENT 1995   ENROLLMENT 1996    SHARE--1996
-----------------------------------------------------------------  -----------------  ---------------  ---------------

Blue Cross and Blue Shield of Ct.*...............................        154,920           201,108            18.99%
Physicians Health Services.......................................        155,519           200,339            18.92
ConnectiCare.....................................................        123,176           159,853            15.10
M.D. Health Plan.................................................        124,771           152,310            14.39
Aetna Health Plans...............................................        104,549           118,834            11.22
Kaiser Foundation................................................         47,380            60,401             5.70
U.S. HealthCare..................................................         46,863            58,318             5.51
Oxford Health Plan (Ct.).........................................         17,500            53,900             5.09
CIGNA Health Care................................................         15,829            17,910             1.69
Yale Preferred Health............................................              0            14,870             1.40
Suburban.........................................................          3,586            10,057             0.95
MedSpan Health Options...........................................              0             6,788             0.64
Prudential.......................................................          5,035             2,665             0.25
WellCare of Connecticut..........................................            137               901             0.09
NYLCare Health Plans of Ct.......................................              0               460             0.04
HealthSource of Connecticut......................................              0                30             0.00
Total Enrollment (grew 32%--1995 to 1996)........................        799,265         1,058,744            100.0%


------------------------


Source: Department of Insurance, State of Connecticut..



(Due to rounding, the percentages indicated may not add up to equal 100%.)



* Blue Cross Blue Shield of Connecticut data for 1995 includes 41,613 enrollees of Community Health Care Plan.

TABLE 4


                       HMO MARKET SHARE BY REVENUE--1996



PLAN                                                                                REVENUE       % OF MARKET SHARE
-------------------------------------------------------------------------------  -------------  ---------------------

Blue Cross and Blue Shield of Ct...............................................  $ 546,366,693            27.26%
Physicians Health Services.....................................................    362,258,826            18.08
MD Health Plan.................................................................    274,503,731            13.70
ConnectiCare...................................................................    250,559,500            12.50
Aetna Health Plans.............................................................    190,636,312             9.51
U.S. HealthCare................................................................    110,557,210             5.52
Kaiser Foundation..............................................................     94,285,591             4.70
Oxford Health Plan (Ct.).......................................................     74,281,673             3.71
CIGNA Health Care..............................................................     55,565,182             2.77
Yale Preferred Health..........................................................     20,708,024             1.03
Suburban.......................................................................     13,715,500             0.68
Prudential.....................................................................      5,972,010             0.30
MedSpan Health Options.........................................................      2,972,412             0.15
WellCare of Connecticut........................................................      1,284,375             0.06
Healthsource of Connecticut....................................................        283,507             0.01
NYLCare Health Plans of Ct.....................................................        155,941             0.01
Total Revenue..................................................................  $2,004,106,487           100.0%


------------------------


Source: Department of Insurance, State of Connecticut.



(Due to rounding, the percentages indicated may not sum to equal 100%.)


    THE MEDICARE MARKET


    The Company's research indicates a growing trend toward an increase in Medicare enrollment in HMOs/CMPs. Throughout the country, HCFA has licensed HMOs/CMPs on a county by county basis to accept direct, fixed payment of 95% of the county's Average Adjusted Per Capita Costs ("AAPCC") for the number of Medicare lives enrolled in the approved health plan's products. However, the Balanced Budget Act of 1997 made significant changes to the methodology for reimbursing HMOs/CMPs (and PSOs) for services provided to Medicare beneficiaries. HMOs/CMPs/PSOs will receive payments equalling the greatest of:
(i) a blended payment amount comprised of an area-specific and a national rate,
(ii) a minimum monthly payment of $367 with specified updates, or (iii) 102% of the previous year's average payment in the particular county.



    The Company believes that success in a Medicare HMO product line depends, in part, on a combination of a relatively high AAPCC for a county and region, broad physician panels, and cost effective operations. The Company has been advised that the estimated 1998 payment based on the Balanced Budget Act of 1997 for Connecticut is approximately $430.00.


    As the federal government implements options to control spending with the Medicare population, the Company believes that an HMO which can save money and enhance benefits is becoming generally acceptable to the elderly. The Company intends to focus on the Medicare population for enrollment into the HMO once it qualifies for HCFA's consideration. Table 5 illustrates the early stage of development of the Medicare market in the State of Connecticut. As of May 1996, no county in the State of Connecticut had more than 8% of its eligible elderly population enrolled in a Medicare HMO plan.

TABLE 5

                   MEDICARE HMO ENROLLEES IN CONNECTICUT 1996

                                                                 NUMBER OF MEDICARE   NUMBER OF ENROLLEES IN
COUNTY                                                                ELIGIBLES            MEDICARE HMOS           %
---------------------------------------------------------------  -------------------  -----------------------     ---

Fairfield......................................................         125,243                  9,529              7.61%
Hartford.......................................................         140,821                  4,269              3.03%
Litchfield.....................................................          28,064                    354              1.26%
Middlesex......................................................          21,911                    198              0.90%
New Haven......................................................         133,435                  2,475              1.85%
New London.....................................................          37,585                  1,049              2.79%
Tolland........................................................          13,736                    391              2.85%
Windham........................................................          15,819                    428              2.71%
  Total:.......................................................         516,614                 18,693              3.62%

------------------------

Source: HCFA Division of Medicare, Region 1, May, 1996

    Based upon this data, the Company believes:


    - The Medicare HMO market in the State of Connecticut is in its early stages of development. If the Company is approved as a CMP or PSO by HCFA, it expects to have a significant opportunity to expand its business operations. See "Risk Factors--Government Approvals as a Prerequisite to Operations."


    - Participating Physicians will offer a competitive advantage to the Company in the marketing of its products to Medicare recipients arising from the strong ties and loyalties seniors have to their physicians.

REGULATION

    DOI REGULATION

    The Company will apply for a COA to operate as an HMO in the State of Connecticut. Among the areas regulated by the Connecticut DOI are the scope of benefits required to be made available to Enrollees, continuation of benefits in the event of insolvency or termination of arrangements with providers, reserves required to be maintained, the manner in which Enrollees' copayments are structured, procedures for review of quality assurance, enrollment requirements, the relationships among the HMO, its physicians and other healthcare providers, and the financial condition of the HMO.


    Under Connecticut law, an HMO must maintain a minimum net worth of $1,500,000 and must initially achieve a reserve at least equal to all of its estimated pending claims. It is anticipated that the Company will have a need and thereafter must maintain of capital committed to satisfy ongoing net worth and reserve requirements equal to the greater of (i) $1,000,000 or (ii) two percent of its annual premiums revenues of the first $150,000,000 of premiums plus one percent of annual premium reserves in excess of $150,000,000. If the Company becomes unable to meet the foregoing net worth and reserve requirements, the Company's COA may be revoked or its operations restricted. Other restrictions and requirements may be imposed that affect HMOs generally, the products offered by the Company, underwriting requirements, and other aspects of the Company's operations. Rates and proposed covered benefits must be submitted to the DOI prior to their effectiveness, and there can be no assurance that the Company's proposed rates will be accepted without objection.

    ANTITRUST


    Antitrust concerns have become central issues in the managed care segment of the healthcare industry. Whenever physicians or other healthcare providers join together to form ventures for the delivery of healthcare services, antitrust issues may be present. The Company has attempted to take reasonable steps to minimize antitrust risk. Nevertheless, the law in this area is unsettled and fact specific. Therefore, there can be no assurance that there will not be a challenge to the Company's operations on the basis of antitrust violations at some time in the future. If antitrust lawsuits or other challenges were to be filed against the Company, it would be forced to incur substantial legal expenses. Moreover, if any antitrust challenge were to be successful, the Company could suffer additional material adverse consequences. In addition, it is impossible to predict whether further federal and/or state antitrust legislation will be adopted or the impact that the adoption of such legislation may have on the healthcare delivery system and the Company. See "Risk Factors--Antitrust Considerations."


    FEDERAL ANTI-KICKBACK AND ANTI-REFERRAL LAWS


    Federal laws prohibit physicians from paying or receiving any remuneration, directly or indirectly, for the referral of a patient. In addition, federal law, under certain defined circumstances, prohibits referral by a physician to a healthcare entity in which the physician or his or her immediate family member has a financial interest. The Company believes that neither the Company nor its physician shareholders will be in violation of federal or Connecticut law as a result of the operation of or participation in the Company's HMO. To the extent that physicians refer patients to other physicians, they will receive no remuneration for such referral. Moreover, the Company will neither require nor encourage physicians to refer patients to entities in which they have a financial relationship. See "Risk Factors--Limitations on Physician Ownership of Certain Healthcare Enterprises."


    Under the Medicare and Medicaid Fraud and Abuse Law, also known as the Anti-kickback Statute, a physician is prohibited from: (i) soliciting or receiving any remuneration in return for referring a patient to another healthcare provider, and (ii) offering or paying any remuneration to induce the referral of patients to the physician.

    In addition, two related federal laws, Omnibus Budget Reconciliation Act of 1990, Pub. L. No. 101-508, Title IV, Section 4207(e)(1)-(3), (k)(2) and Omnibus
Budget Reconciliation Act of 1993, Pub. L. No. 103-66, Title XIII, SectionSection13562 and 13624, known respectively as Stark I and Stark II, prohibit a physician from referring patients to an entity in which the physician, or an immediate family member, has a financial relationship, for the provision of certain designated health services. Stark I only applies to clinical laboratory services. Stark II prohibits self-referrals to certain additional "designated health services"; physical therapy; occupational therapy; radiology; radiation therapy; durable medical equipment; parenteral and enteral nutrients, equipment and supplies; prosthetics, orthotics and prosthetic devices; home health services; inpatient prescription drugs; and inpatient and outpatient hospital services. Stark I and II laws apply only to the referral of patients who are covered under Medicare, Medicaid and/or other federal programs and grants.

    The Company may, in the future, contract with federal programs, including Medicare, to provide services to eligible patients. However, as indicated above, the Company will neither require nor encourage physicians to refer patients to an entity in which the physician (or his or her immediate family) holds a financial interest. Furthermore, Stark I and II laws contain a specific statutory exception for HMOs which meet federal requirements. Finally, with respect to the anti-kickback statute, the federal government has promulgated so-called "safe harbor" regulations, which insulate from liability individuals or entities which comply with the regulatory requirements. Included in these regulations is a safe harbor for HMOs under contract with federal or state agencies which operate in accordance with applicable laws and regulations. Should the Company enter into such contracts, thereby bringing it within the purview of federal law, the Company will be required to comply with this safe harbor and the statutory exception to Stark I and II laws. Notwithstanding, the Company's belief is that neither the Company nor its physicians will be in violation of either federal or Connecticut law as a result of the operation of or participation in the Company's HMO.

LEGAL MATTERS

    There is no pending or threatened legal or administrative proceeding or arbitration to which the Company is currently a party, other than those described in this Prospectus relating to the licensing of the Company to do business as an HMO.

EMPLOYEES


    The Company has no paid employees. The day-to-day operation of the Company will be conducted by MedServ pursuant to the Management Agreement.


FACILITIES

    Since the Company intends to be an IPA Model HMO, it is contemplated that care will be delivered solely by Participating Providers in facilities not owned by the Company. The Company's management will be conducted at MedServ's facility located in Cheshire, Connecticut.

                                   MANAGEMENT


    Company policies and strategies will be developed by a Board of Directors with the assistance of MedServ management. Day-to-day management of the Company will be conducted by MedServ pursuant to the Management Agreement and subject to the oversight of the Board of Directors. As a start-up in a competitive market, MedServ may engage an HMO management consulting company to provide management or management support and consulting services to MedServ, in whole or in part during development and initial operations stages. In addition to possibly engaging an HMO management consulting company to support general management functions, MedServ may also engage such an HMO management consulting company to recruit and train a permanent Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Vice President of Medical Affairs, Vice President of Management Information Systems, and Vice President of Marketing and Sales with significant HMO experience to manage the Company's operations. Subject to input from the Board of Directors, MedServ would pay compensation to such a HMO management consulting company within the budget and terms of MedServ's Management Agreement.


    The following describes the directors and those individuals employed or engaged by MedServ who will initially provide management services to the Company, under the terms of the Management Agreement.


    The Company will have a Board of Directors of not less than seventeen nor more than twenty-one directors. Eleven directors are appointed by the Class C Common shareholder, MedServ. Within six months after completion of the Offering:
(i) six directors will be elected by the Class A Common shareholders and must be physicians who are not members of the Hartford County Medical Association or the New Haven County Medical Association and of whom no more than two may be members of any one county medical society at any given time and not less than three shall be primary care physicians and (ii) up to four directors (such number to be determined in the discretion of the Board of Directors) shall be representatives of area employers, hospitals, investors in the Company or individuals representing the interests of the Company's subscribers and shall be elected by a majority of the Class A shareholders from a list of nominees provided by the Board of Directors.


    At present, the Company has eleven directors appointed by MedServ. The Board of Directors will be expanded to not less than seventeen directors within six months after completion of the Offering.


NAME OF DIRECTOR OR OFFICER                  AGE                                    TITLE
---------------------------------------      ---      ------------------------------------------------------------------
Craig W. Czarsty, M.D..................          43   Chairman of the Board of Directors and President
Joseph R. Coffey.......................          53   Chief Executive Officer, Executive Vice President and Director
F.J. Montegut, M.D.....................          58   Secretary and Director
John B. Franklin, M.D..................          59   Chief Financial Officer, Treasurer and Director
Richard Fiorentino.....................          49   Associate Executive Vice President and Associate Chief Executive
                                                      Officer
Margaret Camarco.......................          40   Vice President, Health Services
Edward J. Berns, Esq...................          47   Vice President and General Counsel
John Aversa, M.D.......................          54   Director
Joseph Balsamo, M.D....................          38   Director
John R. Galvin, Jr., M.D...............          59   Director
Ellen R. Fischbein, M.D................          51   Director
N. Chandra Narayanan, M.D..............          55   Director
John W. Rodgers, M.D...................          48   Vice Chairman of the Board of Directors
Earle J. Sittambalam, M.D..............          53   Director

KEY MANAGEMENT STAFF

    MedServ will provide day-to-day management of the Company pursuant to the terms of the Management Agreement, subject to the supervision of the Board of Directors. MedServ management includes the following individuals, who will hold the specified positions at the Company:

CRAIG W. CZARSTY, M.D., CHAIRMAN, PRESIDENT

    Dr. Czarsty incorporated the Connecticut Managed Service Organization in 1992 and has been a member since 1978 of the Connecticut Academy of Family Physicians for which he has held a number of offices, including President and Director. He also serves on the Board of Directors and was formerly President of Health One Connecticut, P.C. Dr. Czarsty has earned diplomate status from the American Board of Family Practice and the National Board of Examiners. In addition, in 1986 Dr. Czarsty was appointed Fellow by the American Academy of Family Physicians. A licensed physician in the State of Connecticut and the Commonwealth of Virginia, Dr. Czarsty serves on the staff of numerous hospitals and healthcare providers.

JOSEPH R. COFFEY, CHIEF EXECUTIVE OFFICER, EXECUTIVE VICE PRESIDENT AND DIRECTOR

    Mr. Coffey is the Executive Vice President/CEO of the Hartford County Medical Association and the New Haven County Medical Association and MedServ. He has been active in association and health agency management since 1968. In 1984, he joined the Hartford County Medical Association as Executive Vice President/CEO. In 1985, he was instrumental in establishing Medical Delivery Systems, Inc. and ProCare IPA, Inc. (now, MedServ IPA, Inc.) to help physicians interface with commercial managed care entities. In 1994, Mr. Coffey received the Association Executive of the Year Award from the Connecticut Society of Association Executives.

RICHARD FIORENTINO, ASSOCIATE EXECUTIVE VICE PRESIDENT AND ASSOCIATE CHIEF
  EXECUTIVE OFFICER

    Mr. Fiorentino is the Associate Executive Vice President of the Hartford County Medical Association and the Chief Operating Officer of Medical Delivery Systems, Inc. and MedServ IPA, Inc. (formerly ProCare IPA, Inc.). He has been active in association and health agency management since 1974 having served the Fairfield County Medical Association and the Connecticut State Medical Society before his employment by Hartford County Medical Association in 1985. Since that time, Mr. Fiorentino has been at the forefront in the establishment of a physician network for ProCare IPA, Inc. (now, MedServ IPA, Inc.)

    Mr. Fiorentino has more than ten years of experience in the managed care field representing the interests of physicians in their interactions with commercial managed care entities. As Chief Operating Officer of MedServ IPA, Inc., he has been responsible for management oversight in such areas as physician recruitment and credentialing, Quality Management/Utilization Review programs, and management information systems.

JOHN B. FRANKLIN, M.D., CHIEF FINANCIAL OFFICER, TREASURER, AND DIRECTOR

    Dr. Franklin has practiced medicine for the past 29 years specializing in Ophthalmology. In addition to his duties as a Director and Treasurer, Dr. Franklin is the Company's Chief Financial Officer and will hold such office until the Company, when appropriate and necessary, hires a permanent Chief Financial Officer. Dr. Franklin received his M.D. from New Jersey College of Medicine in 1961.

MARGARET A. CAMARCO, L.P.N., VICE PRESIDENT, HEALTH SERVICES

    Mrs. Camarco received her L.P.N. degree from the A. I. Prince Technical School Licensed Practical Nurse Program affiliated with Hartford Hospital in 1982 and served as staff nurse on the Trauma Unit at Hartford Hospital from 1982 to 1985, and as an Occupational Health Nurse for Immediate Medical Care

Centers, Inc. from 1985 to 1987. Mrs. Camarco entered the managed care arena in 1987 serving as Coordinator of Quality Assurance and Utilization Review for an IPA by providing assistance in the development and administration of its Quality/Utilization Management Program. In 1989, Mrs. Camarco earned National Certification and Diplomate status in Quality Assurance and Utilization Review through the American Board of Directors of Quality Assurance and Utilization Review Physicians (ABQAURP). In 1995, Mrs. Camarco obtained her certification in Outcomes Management from the New England HealthCare Assembly (NEHA).

    Mrs. Camarco serves in the capacity of Assistant Executive Vice President of the QM/UM Programs of MedServ and has been instrumental in the establishment, implementation, and ongoing administration of the Quality Management/Utilization Management Programs of MedServ IPA, Inc. and Medical Delivery Systems, Inc., under their service arrangements with MedServ of Connecticut, Inc. and the Hartford County Medical Association and the New Haven County Medical Association. Mrs. Camarco is a member of the American Association of Medical Executives, the American Board of Quality Assurance and Utilization Review Physicians, the National Association for HealthCare Quality, the New England HealthCare Assembly, the Connecticut Medical Group Management Association, and the Connecticut Society of Association Executives.

EDWARD J. BERNS, ESQUIRE, VICE-PRESIDENT AND GENERAL COUNSEL

    Mr. Berns is the General Counsel of the Hartford County Medical Association and the New Haven County Medical Association and MedServ. He has practiced law exclusively within the medical environment since 1987 with a concentration in the field of managed care. Prior to assuming his current positions he was engaged in the private practice of law from 1975 to 1987 in the New Haven, Connecticut area.

    Mr. Berns is a member of the Bar of the State of Connecticut and the United States District Court for the District of Connecticut. He has served on the adjunct faculty of the University of New Haven, Quinnipiac College, and Southern Connecticut State University. Mr. Berns holds the appointment of Magistrate from the State of Connecticut Judicial Department.

CURRENT DIRECTORS.

    The following describes the directors whose curriculum vitae are not set forth above:

    John Aversa, M.D. has practiced medicine for the past 27 years specializing in Orthopaedics. Dr. Aversa received his M.D. from SUNY Downstate in 1967.

    Joseph Balsamo, M.D. has practiced medicine for the past 8 years specializing in Internal Medicine. Dr. Balsamo received his M.D. from Universidad del Noreste in 1985.


    John R. Galvin, M.D. has practiced medicine for the past 30 years specializing in Family Practice. Dr. Galvin received his M.D. from Tufts University in 1964.


    Ellen R. Fischbein, M.D. has practiced Psychiatry for the past 19 years. Dr. Fischbein received her M.D. from the State University of New York at Buffalo in 1970.

    F.J. Montegut, M.D. has practiced medicine for the past 27 years specializing in Thoracic Surgery. Dr. Montegut received his M.D. from Meharry Medical College in 1958.

    N. Chandra Narayanan, M.D. has practiced medicine for the past 22 years specializing in Surgical Oncology. Dr. Narayanan received his M.D. from Calcutta National Medical College and Hospital in 1964.

    John W. Rodgers, M.D. has practiced medicine for the past 18 years specializing in Pulmonary Diseases. Dr. Rodgers received his M.D. from the University of Connecticut in 1974.

    Earle J. Sittambalam, M.D. has practiced medicine for the past 22 years specializing in Internal Medicine. Dr. Sittambalam received his M.D. from the University of Ceylon in 1969.

COMPENSATION OF OFFICERS, DIRECTORS AND COMMITTEE MEMBERS


    The Company intends to pay its directors a $200 stipend for attending meetings of the Board of Directors. Officers who are directors and are not employed by MedServ will receive the additional stipends of $10,000 per year for the President and $5,000 per year for all other officers.


EXECUTIVE COMPENSATION

    The following chart provides a summary of the compensation received by the Company's Chief Executive Officer from the Company's inception through December 31, 1996. No officer or employee of the Company received compensation of greater than $100,000 during that period.

                           SUMMARY COMPENSATION TABLE

                                                                     ANNUAL COMPENSATION
                                                           ----------------------------------------
                                                                                        ALL OTHER
NAME AND PRINCIPAL POSITION                                  SALARY        BONUS      COMPENSATION
---------------------------------------------------------  -----------  ------------  -------------

Joseph R. Coffey, Chief Executive Officer                      $20,730       --            --

------------------------------

(1) Paid to Mr. Coffey by MedServ during the period from the Company's inception through December 31, 1996 for all services rendered by him to MedServ, which services include serving as the Company's Chief Executive Officer.

    The Company has no stock option, stock incentive or long term incentive plans.

                           PRINCIPAL SECURITY HOLDERS


                                                                                   AMOUNT OF
                                                NAME AND ADDRESS OF               BENEFICIAL
TITLE OF CLASS                                   BENEFICIAL OWNER                  OWNERSHIP        PERCENT OF CLASS
-------------------------------------  -------------------------------------  -------------------  -------------------

Class A Common.......................                   N/A                           N/A                     N/A
Class B Common.......................                   N/A                           N/A                     N/A
Class C Common.......................   MedServ of Connecticut, Inc.(1)(2)         3 Shares                   100%


------------------------

(1) The address of this Stockholder is 1520 Highland Avenue, Cheshire, Connecticut 06410.


(2) MedServ is a for-profit corporation owned by the Hartford County Medical Association and the New Haven County Medical Association. MedServ's Board of Directors consists of eleven physicians associated with the Hartford County Medical Association and the New Haven County Medical Association, of whom six serve as Directors of Physicians Care.


    MedServ owns all of the outstanding Class C Common Stock of the Company. Prior to this Offering, there is no outstanding Class A Common Stock or Class B Common Stock of the Company. The Company anticipates that each director who is an Eligible Purchaser will purchase at least the minimum number of shares of Common Stock in this Offering and that no director will hold one percent or more of the outstanding shares.

PHYSICIAN ADVOCATE COUNCIL

    The Board of Directors has authorized the establishment of the Physician Advocate Council as an ad hoc committee appointed by the Board of Directors which will advise the Board of Directors on matters of Company policy or operations as they affect physician participation in products offered by the Company, including product design, physician compensation, physician credentialing criteria, the physicians' role in member services support, the effectiveness of the Company's medical management model and the conduct of the Company's capital campaign. The Board of Directors appoints physician members to the Advocate Council in its discretion. Participation of physicians in the Physician Advocate Council is voluntary and no compensation will be paid by the Company to such physicians.

                             CONFLICTS OF INTEREST


    Some of the shareholders and directors of the Company are or will be and will continue to be physicians who have entered into Physician Participation Agreements with IPA. The interests of the physicians, as Participating Physicians to the Company through IPA, may differ from the interests of the physicians, as shareholders and/or directors of the Company. As Participating Physicians, physicians may have an interest in maximizing the amount of reimbursement from the Company for services provided by them to the Enrollees. On the other hand, as shareholders and/or directors of the Company, physicians may benefit from the containment of the costs of providing services through appreciation in share value, increased compensation or otherwise. The Company's ability to operate its business effectively will depend in part upon its resolution of this conflict in a way that enables the Company to offer its products at competitive rates. See "Business" and "Risk Factors--Method of Reimbursement for Physician Services."


    The Company intends to solicit employers and individuals throughout the State of Connecticut, including physicians who are shareholders and directors of the Company, to become Enrollees of the HMO. Physicians, as employers and/or Enrollees, may be interested in minimizing the Company's premiums (and other financial aspects of the Company), as well as maximizing the breadth of services provided by the Company. On the other hand, physicians, as shareholders and/or directors of the Company, may be interested in maximizing premiums of Enrollees, and minimizing the breadth of services covered by the Company. Although the Board of Directors recognizes this potential conflict of interest, its current intention is to operate the Company in a manner that maintains market competitive premiums and benefit designs.

    Further, the Company's shareholders and/or directors may own stock in and/or participate in competing organizations. The Company's shareholders and/or directors may also have an interest in freestanding facilities or institutions with which the Company may contract.


    The Company intends to enter into the Management Agreement with MedServ. Under this Management Agreement, MedServ will be responsible for all of the day-to-day management of the Company. The terms and conditions of the Management Agreement are subject to approval of a majority of the Board of Directors then in office. The amounts which will be paid to MedServ by the Company pursuant thereto, are subject to approval by the Board of Directors by a majority vote and a two-thirds vote of Directors then in office. MedServ, as the sole shareholder of the Class C Common Stock, has the right to designate a majority of the Board of Directors. In the negotiations of the Management Agreement, MedServ was represented by its general counsel, who also serves as general counsel to the Company.



    The Company understands that MedServ will enter into a long-term exclusive IPA Agreement with IPA. Pursuant to the IPA Agreement, IPA shall be responsible for the development of the physician network and for the clinical aspects of operations. MedServ manages the affairs of IPA, and MedServ's general counsel has provided legal advice to IPA with regard to certain transactions described herein.


                           RELATED PARTY TRANSACTIONS


    The Company will maintain the Management Agreement with MedServ for the management of the HMO. MedServ, as the sole shareholder of the Company's Class C Common Stock, has the right to appoint a majority of the Board of Directors. Accordingly, MedServ will be able to determine the outcome of all actions of the Company requiring approval of the Board of Directors and will substantially control the business affairs of the Company. See "Risk Factors--Control by Current Shareholder." The Management Agreement and all future arrangements between the Company and MedServ will be on terms no less favorable to the Company than those available from unaffiliated parties. In addition, hospitals and other purchasers which invest in the Company may have service arrangements with the Company which may make their interests inconsistent with their interests as shareholders of the Company.

    Mr. Coffey, Ms. Camarco, Mr. Berns, and Mr. Fiorentino are each employed by MedServ, which in the year ended December 31, 1996 paid them $154,420, $59,150, $80,172, and $92,652 respectively, which included compensation for serving as officers of the Company.

                               TERMS OF OFFERING

THE OFFERING


    The Company is offering two classes of Common Stock, Class A and Class B, until all the Common Stock offered hereby is sold, for a period of up to one hundred and eighty days after the date of this Prospectus, with one sixty day extension at the discretion of the Board of Directors (the "Offering Period"). Class A Common Stock will be sold to both individual physicians and Groups at a price of $4,000 per share, subject to a "prompt subscription" price of $3,000 per share for Eligible Purchasers who execute and deliver to the Subscription Agent the completed Subscription Documents in a form sufficient to establish eligibility to purchase Common Stock within ninety days of the date of this Prospectus. Every physician who desires to provide medical services to Enrollees must purchase one share of Class A Common Stock. No physician may hold more than one share of Class A Common Stock. In addition to purchasing one share of Class A Common Stock, each Specialist Physician who desires to provide medical services to Enrollees must purchase not less than one share of Class B Common Stock.


    Class B Common Stock will be sold at a price of $4,000 per share to physicians and to hospitals that have been approved by the Company, in its discretion, subject to a prompt subscription price of $3,000 per share for Eligible Purchasers who execute and deliver to the Subscription Agent completed Subscription Documents in a form sufficient to establish eligibility to purchase Common Stock within ninety days of the date of this Prospectus. Although the Company does not anticipate limiting the number of shares of Class B Common Stock any purchaser may purchase, a maximum of 3,000 shares of Class B Common Stock may be sold pursuant to this Offering, and, in response to an over-subscription, the Company may limit the number of shares of Class B Common Stock a particular Eligible Purchaser may purchase.

    Licensed hospitals that seek to purchase Class B Common Stock are required to purchase such number of shares which, when multiplied by the price per share, results in a purchase price of not less than $250,000; provided, however, that a hospital which is licensed to operate fewer than 100 beds is required to purchase such number of shares which, when multiplied by the price per share, results in a purchase price of not less than $100,000.


    Professional corporations, corporations, limited liability corporations, business trusts, trusts, independent practice associations, physician hospital organizations ("PHOs"), and partnerships that are majority-owned and controlled, directly or indirectly, by physicians who provide medical services on behalf of the entity (each referred to as a "Group") are eligible to purchase shares of Class A Common Stock and are eligible for the prompt subscription price for Class A Common Stock and Class B Common Stock if and only if (i) physicians practicing in the Group ("Group Physicians") meet the qualifications of individual physician investors; (ii) the number of shares of Class A Common Stock purchased equals the number of Group Physicians in any particular purchasing Group, and the number of shares of Class B Common Stock purchased shall at least equal the number of Specialist Physicians practicing in any particular purchasing Group; and (iii) each Group Physician in a purchasing Group executes a Participation Agreement together with the appropriate Physicians Care Primary Care Physician Attachment and Physicians Care Specialist Physician Attachment, as more fully described under "Eligibility Requirements to Purchase Stock." However, with regard to any entity purchasing on behalf of physicians affiliated therewith who hold full time geographic academic appointments, the number of shares to be purchased shall be calculated based on full time equivalent physician time devoted to clinical care based on Medicare reports completed for the most recent fiscal year of the affiliated hospital, and if a hospital is a shareholder of such Group, Class B Common Stock must be purchased in such amount required for a hospital purchasing individually.

No Group may purchase more than the number of shares of Class A Common Stock that could be purchased by Group Physicians if purchased individually.



    The Offering is subject to receipt of completed Subscription Documents during the Offering Period for purchases by Eligible Purchasers of not less than $8,000,000 of Common Stock. Subscription Documents received by the Subscription Agent but rejected and returned to the Subscriber for failure to include all required and completed documents shall be nonetheless deemed received on the date originally received by the Subscription Agent if the Subscriber submits to the Subscription Agent, within 10 days after notice of such rejection, properly completed Subscription Documents. Within five business days after the achievement of the $8,000,000 threshold, there shall be an Initial Closing. The Company shall conduct subsequent Closings occurring five days after receipt of incremental subscriptions of at least $1,500,000, with a final Closing to occur 180 days following the date of this Prospectus subject to a 60 day extension at the discretion of the Board of Directors. In the event that the $8,000,000 threshold is not satisfied, the purchase price of the Common Stock, plus interest thereon, shall be refunded minus $450 per share which shall be retained by the Company in order to offset the costs associated with the Offering. See "Risk Factors."


ELIGIBILITY REQUIREMENTS TO PURCHASE STOCK

    The Common Stock offered hereby may be purchased only by Eligible Purchasers, which includes only persons meeting each of the following requirements:

Class A Common shareholders:

    FOR INDIVIDUAL PHYSICIANS:

    (i) must be a physician licensed in the state in which the physician practices.


    (ii) unless such requirement is waived by the Corporation's Board of Directors in its sole discretion, shall have and maintain, or shall have applied for, membership in the state medical association and (if a county medical association or equivalent exists in the location in which the physician practices) the applicable county medical association; provided, however, that physicians who have applied for and not obtained membership in the state and/or a county medical association must in order to retain Class A shares, maintain such membership(s) once approved; and provided, further, that if such membership(s) is/are denied or not maintained, the physicians' Class A Common Stock shall automatically be converted to Class B Common Stock.



    (iii) must maintain in effect with IPA a Participation Agreement.



    (iv) must have in effect with IPA a Physicians Care Primary Care Physician Attachment or a Physicians Care Specialist Physician Attachment to the Participation Agreement.



    (v) Specialist Physicians must also purchase not less than one share of Class B Common Stock.


    FOR GROUPS OF PHYSICIANS:

    Groups may acquire shares for such number of Group Physicians who individually satisfy the qualifications of a Class A Common shareholder.

Class B Common shareholders:

    QUALIFICATIONS

    (i) at the discretion of the Board of Directors, physician groups, hospitals and/or other investors may purchase Class B Common Stock of the Company.

    (ii) all physicians who have purchased a share of Class A Common Stock may purchase shares of Class B Common Stock.

    (iii) licensed hospitals that seek to purchase Class B Common Stock are required to purchase such number of shares which, when multiplied by the price per share, results in a purchase price of not less than $250,000; provided, however, that if a hospital has less than 100 licensed beds, then such investor is required to purchase such number of shares which, when multiplied by the price per share, results in a purchase price of not less than $100,000.


    Because the Company has no present intentions and is not currently considering a proposal to exercise the Board's discretion to issue Class B Common Stock to investors other than physicians, physician groups or hospitals, the Company has not developed any criteria by which it may or will issue such shares.


OFFERING PERIOD

    The Offering will remain open for one hundred and eighty days from the date of this Prospectus, subject to a sixty day extension at the discretion of the Board of Directors.

                              ESCROW ARRANGEMENTS

    All amounts received from subscribers whose subscriptions are not rejected will be promptly forwarded by the Subscription Agent to the Escrow Agent (State Street Bank & Trust Company, 777 Main Street, Hartford, Connecticut 06115), shall be cashed by the Escrow Agent, and the Purchase Price less $450 per subscribed share (the "Subscription Fee") shall be deposited into the Escrow Account, until the first to occur of (i) a Closing applicable to the applicable subscription, or (ii) the termination of the Offering. The first closing of the Offering will occur five days after receipt of accepted subscriptions in the amount of $8,000,000 of Class A Common Stock and Class B Common Stock with a subsequent closing occurring five days after the receipt thereafter by the Company of subscriptions in incremental amounts of $1,500,000. All Subscription Fees shall be deposited by the Escrow Agent into the account of the Company.

    During the period of escrow, subscribers will have no right to demand return of their subscriptions.


    Upon a Closing, investors whose subscriptions have been accepted by the Company will not be entitled to any interest. No interest will be paid on funds held in escrow unless the Offering is terminated by the Company without a Closing. If the Offering is terminated, the Escrow Agent will promptly remit to each prospective subscriber an amount equal to the Purchase Price per share plus his or her pro rata amount of the interest accrued on all the funds held in escrow less the sum of $450 per share. At the written direction of the Company, the Escrow Agent shall invest the Escrow Account in any of the following: U.S. Government Obligations, bank certificates of deposit (insured to the amount of any such deposit), or repurchase obligations secured by U.S. Government Obligations.


                               SUBSCRIPTION AGENT


    Newbury, Piret & Co., Inc. or its designee has been engaged by the Company to assist it in effecting the Offering by serving as Subscription Agent. The Subscription Agent will cause copies of this Prospectus and subscription materials to be forwarded to prospective subscribers upon request. Following receipt of completed Subscription Documents from prospective subscribers, the Subscription Agent will (i) transmit the submitted checks and money orders to the Escrow Agent, (ii) verify that the Subscription Agreement has been fully and properly completed and signed, and (iii) forward, if received, the IPA Participation Agreement, the Physicians Care Primary Care Physician Attachment or Physicians Care Specialist Physician Attachment and the accompanying separate check or money orders for IPA membership to MedServ. Any subscription which the Subscription Agent is not able to verify will be rejected and returned to the prospective subscriber.


    Upon the closing of the Offering, the Subscription Agent will cause stock certificates to be sent to those subscribers whose subscriptions have been accepted by the Company. Each of the foregoing will be sent by the Subscription Agent via first class mail promptly following the closing of the Offering. See "How to Subscribe in this Offering."

                           DESCRIPTION OF SECURITIES

CLASS A COMMON STOCK

    The Class A Common Stock shall be issuable only to physicians or entities who can demonstrate the following qualifications:

    FOR INDIVIDUAL PHYSICIANS:


        (i) Must be a physician licensed in the state in which the physician practices,



        (ii) Unless such requirement is waived by the Company's Board of Directors in its sole discretion, shall have and maintain, or shall have applied for, membership in the state medical association and (if a county medical association or equivalent exists in the location in which the physician practices) the applicable county medical association; provided, however, that physicians who have applied for and not obtained membership in the state and/or a county medical association must in order to retain Class A shares, maintain such membership(s) once approved; and provided, further, that if such membership(s) is/are denied or not maintained, the physicians' Class A Common Stock shall automatically be converted to Class B Common Stock.


        (iii) Must have in effect a Participation Agreement with IPA.

        (iv) Must have in effect a Physicians Care Primary Care Physician Attachment or a Physicians Care Specialist Physician Attachment to the Participation Agreement with IPA.

    FOR GROUPS OF PHYSICIANS:


    Class A Common Stock may be held by a corporation, professional corporation, business trust, trust, partnership, limited liability corporation or other legal entity in which physicians who provide medical services on behalf of the corporation, professional corporation, business trust, trust, partnership, limited liability corporation or other legal entity have not less than fifty percent (50%) ownership interest or control (referred to as a "Group"), provided that each of the physicians satisfies qualifications (i), (ii), (iii) and (iv) enumerated above, unless waived by the Board of Directors in its sole discretion.


    RIGHTS AND PREFERENCES

    - VOTING RIGHTS. Each share of Class A Common Stock shall entitle the holder of such share to one vote on all matters which are properly before the shareholders. Class A shareholders shall be entitled to elect only certain Directors to the Board of Directors as specified in the Bylaws and the Certificate of Incorporation.


    - DIVIDEND RIGHTS. Class A shareholders shall be entitled to receive dividend distributions when, as, and if declared by the Board of Directors, in its sole discretion.


    - LIQUIDATION RIGHTS. After the liabilities of the Company have been discharged, Class B shareholders shall be entitled to a liquidation preference equal to $1,500 per share of Class B Common Stock. After the Class B shareholders' liquidation preference is satisfied, all shareholders will share any remaining liquidating distributions pro rata.

    - OWNERSHIP INTEREST. No physician may hold more than one share of Class A Common Stock.

CLASS B COMMON STOCK

    QUALIFICATIONS:


    At the discretion of the Board of Directors, physicians, hospitals and/or other investors may be issued Class B Common Stock. Because the Company has no present intentions and is not currently considering a proposal to exercise the Board's discretion to issue Class B Common Stock to investors other than physicians, physician groups or hospitals, the Company has not developed any criteria by which it may or will sell such shares.


    RIGHTS AND PREFERENCES

    - VOTING RIGHTS. Each share of Class B Common Stock shall entitle the holder of such share to one vote on all matters which require a vote in accordance with law, except that Class B shareholders shall not be entitled to elect representatives to the Board of Directors, to vote on amendments to the Bylaws or to vote on such other matters reserved to the holders of Class A Common Stock.


    - DIVIDEND RIGHTS. Class B shareholders shall be entitled to receive dividend distributions, when, as, and if declared by the Board of Directors, in its sole discretion.


    - LIQUIDATION RIGHTS. After the liabilities of the Company have been discharged, Class B shareholders shall be entitled to a liquidation preference equal to $1,500 per share of Class B Common Stock. After the Class B shareholders' liquidation preference is satisfied, all shareholders will share any remaining liquidating distributions pro rata.

CLASS C COMMON STOCK

    QUALIFICATIONS

    The Class C Common Stock shall only be issuable to MedServ.

    RIGHTS AND PREFERENCES

    - VOTING RIGHTS. Each share of Class C Common Stock shall entitle the holder of such stock to one vote on all matters properly before the shareholders. The Class C shareholder shall have certain special voting rights as set forth in "--Governance," below. The Class C shareholder shall be entitled to elect certain Directors to the Board of Directors as specified in the Bylaws and in the Certificate of Incorporation.


    - DIVIDEND RIGHTS. The Class C shareholder shall be entitled to receive dividend distributions, when, as, and if declared by the Board of Directors, in its sole discretion.


    - LIQUIDATION RIGHTS. After the liabilities of the Company have been discharged, Class B shareholders shall be entitled to a liquidation preference equal to $1,500 per share of Class B Common Stock. After the Class B shareholders' liquidation preference is satisfied, all shareholders will share any remaining liquidating distributions pro rata.

GOVERNANCE

    BOARD OF DIRECTORS. The number of directors shall be not less than seventeen nor more than twenty-one; provided, however, that prior to issuance of Class A Common Stock and Class B Common Stock there shall be eleven directors.

    Six of the directors shall be elected by the Class A shareholders with the first election occurring not more than one hundred and eighty days after the completion of this Offering. Each of these directors (the "Class A Directors") must be a physician and a member of a county medical society other than the Hartford County Medical Association or the New Haven County Medical Association. No more than two of the Class A Directors may be members of any one county medical society at any given time; and at all times, not less than three of the Class A Directors shall be "Primary Care Physicians", as said term is defined by policy adopted by the Board of Directors from time to time.

    Eleven of the directors shall be appointed and subject to removal by the Class C shareholder (the "MedServ Directors"). Six of the MedServ Directors shall be Primary Care Physicians.


    Up to four directors (such number to be determined in the discretion of the Board of Directors) shall be representatives of area employers, hospitals, investors in the Company or individuals representing the interests of the Company's subscribers. These directors will be elected by a majority of the Class A shareholders at the annual meeting of the shareholders from a list of nominees developed by the Board of Directors.


    VOTING REQUIREMENTS. The following actions shall require a vote of the shareholders:

    CLASSES A COMMON STOCK AND B COMMON STOCK:

    - These actions which require shareholder action as a matter of law; provided that nothing contained herein shall have the effect of expanding the voting rights of the shares of Class B Common Stock described herein.

    CLASS C COMMON STOCK:

    At least two-thirds in interest of the Class C Common Stock must approve the following actions:

    - the sale or liquidation of the Company;

    - the merger or consolidation of the Company;

    - the amendment of the Certificate of Incorporation; and

    - all other matters required by law to be submitted to the shareholders for a vote.

RESTRICTIONS ON TRANSFER; SHARE CERTIFICATE

    RESTRICTIONS ON TRANSFER. At any time a Class A or Class B shareholder receives a bona fide offer to transfer shares of the Company's stock to an individual or entity who/which satisfies the requirements for stock ownership set forth in the Certificate of Incorporation, the shareholder must offer to the Company in writing (the "Transfer Notice") a right of first opportunity to purchase such shares at an amount equal to that contained in the bona fide offer ("Purchase Price"). The Company shall notify the shareholder in writing (the "Election Notice") of its election to purchase such shares within thirty days of receipt of the Transfer Notice (the "Election Period"). If the Company elects to purchase such shares, the Company may, at its election, pay the Purchase Price in cash or deliver a promissory note to the selling shareholder stating that the Company will pay the Purchase Price for the shares over a two year period with interest at the prime rate as reported in the Money Rates section of the Wall Street Journal on the first day of the month preceding the notice of sale or transfer. The transfer shall occur within sixty days of the Election Notice at the offices of the Company on the date and at the time set forth in the Election Notice. The promissory note shall obligate the Company to pay the selling shareholder the principal amount due with interest thereon in equal quarterly installments over the two year repayment term. If the Company does not elect to purchase such shares, the shareholder may sell such shares to the individual or entity identified in the Transfer Notice, for the Purchase Price specified in the Transfer Notice; provided that the closing of such sale occurs within sixty days following the expiration of the Election Period. If a shareholder otherwise wishes to sell his or her Common Stock back to the Company, the Company, in its sole discretion, may redeem such shareholder's Common Stock (optional redemption) for book value or for such other amount and on such other terms agreeable to the Company and the shareholder.


    MANDATORY REDEMPTION. At any time after the fifth anniversary of the issuance date of a Class A shareholder's shares of Common Stock, but not before, the Company shall redeem all shares of Common Stock (including Class A Common or Class B Common shares) of the Class A shareholder wishing to sell or transfer his/her shares upon the occurrence of one of the following events (termed an "Involuntary Transfer"):

    - the death or permanent disability of the Class A shareholder; or


    - the Class A shareholder's discontinuation as a provider of medical services in Connecticut (E.G., retirement or relocation), provided, that physicians who acquire shares of Common Stock through the initial offering of the Company's Common Stock and are 55 years of age or older on the date of receipt of an executed Subscription Agreement shall be eligible to redeem their Common Stock at any time after the third anniversary of the issuance date of such Common Stock.


    The Company shall redeem such shares of Common Stock at the greater of the then current net book value of such shares determined pursuant to Generally Accepted Accounting Principles ("GAAP") as of the most recently completed fiscal quarter of the Company, or the original issue price of such shares to the shareholder ("Redemption Price"). At the election of the Company, the Company may make payment in cash or deliver a promissory note to the selling shareholder stating that the Company may pay the Redemption Price for the shares over a five year period with interest at the prime rate as reported in the Money Rates section of the Wall Street Journal on the first day of the month preceding the notice of sale or transfer. The promissory note shall obligate the Company to pay the selling shareholder the principal amount due and accrued interest thereon in equal quarterly installments over the five year repayment term.

    CONVERSION OF SHARES FROM CLASS A COMMON STOCK TO CLASS B COMMON STOCK.

    In the event that a Class A shareholder no longer satisfies the qualifications for Class A shareholder status or transfers the shares to a party which does not satisfy the qualifications for Class A shareholder status, the Class A shareholder shall immediately surrender his/her Class A Common Stock, and the Company will cancel such shares and will issue an equal number of Class B shares to such shareholder.

    LIMITATIONS ON THE COMPANY'S PURCHASE OF SHARES.

    Notwithstanding anything to the contrary contained herein, the Company shall not redeem a shareholder's Common Stock if the Company is insolvent or, by reason of such redemption, is rendered insolvent, or violates any contract to which the Company is a party or if the Board of Directors shall determine that the Company is otherwise not obligated to redeem such Common Stock. The determination to be made by the Board of Directors from time to time as to whether the Company is obligated to redeem shares will depend upon a number of variable factors, including but not limited to (i) the amount of net proceeds received from this Offering or subsequent financing, if any; (ii) the income from operations earned and anticipated to be earned in connection with the Company's business; (iii) the amount of prior redemptions of Common Stock by the Company; and (iv) the amount needed to meet statutory reserve requirements.

    The Board of Directors may adopt annually by resolution a limitation on the amount of funds available each fiscal year for the redemption of shares, which resolution shall set forth the priority of payments to shareholders, and/or the proportionate amount of Common Stock to be redeemed from shareholders, in the event the aggregate Redemption Price of shares for which redemption is otherwise required exceeds the limitation duly adopted.

    MISCELLANEOUS.

        (i) Any or all of the foregoing restrictions may be waived by the Board of Directors. The certificate of the Treasurer or Secretary of such waiver, or of the compliance of a shareholder with the above requirements shall be conclusive evidence thereof.

        (ii) No transfer of Common Stock shall be binding on the Company unless made and recorded on its stock transfer books. The Company shall have the right to refuse to transfer any shares of Common Stock that are not effected in compliance with this section.

        (iii) A reference to the restrictions on transfer described herein shall be printed upon each certificate representing shares of Common Stock issued by the Company, and those provisions shall be binding upon every person who becomes a shareholder, all of whom shall take such Common Stock subject to the provisions hereof. Each certificate representing shares of Common Stock issued by the Company shall contain the following restrictive legend:



           Notice is hereby given that the shares of stock represented by this certificate is subject to the provisions and restrictions on transfer and redemption included in the Certificate of Incorporation of the Corporation [Company], a copy of which is on file at the office of the Corporation [Company], and that any transfer of the shares of stock represented by this Certificate shall be void unless said transfer is in compliance with said Certificate.


TRANSFER AGENT

    The Company currently intends to engage Boston EquiServe to act as transfer agent and registrar for shares of its Common Stock.

                                  UNDERWRITING


    Effective the date of the Prospectus, the Company has entered into an Underwriting Agreement ("Agreement") with Legg Mason Wood Walker, Incorporated and Newbury, Piret & Co., Inc. (collectively referred to as the "Underwriter"). Pursuant to the terms of the Agreement, the Underwriter has agreed to sell on a minimum "best efforts, all or none," basis an aggregate of $8,000,000 of Common Stock, the Common Stock offered by this Prospectus, within a period of 180 days after the date hereof (the "Offering Period"), which period may be extended for an additional sixty days at the discretion of the Board of Directors, to Eligible Purchasers at the offering prices set forth on the cover page of this Prospectus. The Underwriting Agreement and Offering may be terminated by the Underwriter by notice to the Company at any time prior to a Closing if, in the sole judgment of the Underwriter, the sale, payment for or delivery of the Common Stock is rendered impractical or inadvisable for any reason. The Underwriter will not sell any of the Common Stock offered hereby to any account over which they exercise discretionary control.


    If the Underwriter is unable to sell the minimum required Common Stock to reach $8,000,000 of aggregate subscriptions within the Offering Period, then the Offering will terminate, and all subscriptions tendered with interest thereon less $450 per share of Common Stock will be returned to the subscribers, and without additional deduction for commissions or other expenses relating to the Offering. All funds received by the Underwriter shall be transmitted promptly to the Escrow Agent, pursuant to the terms of the Escrow Agreement. During the period of escrow, subscribers will have no right to demand return of their subscriptions. See "Escrow Arrangements."


    Subject to the sale of $8,000,000 of Common Stock prior to the termination of this Offering, the Company has agreed to pay the Underwriter a sales commission of 7% of the offering price. The Company also has agreed to pay to the Underwriter a non-accountable expense allowance computed on the basis of one and one-half percent of the gross proceeds, up to a maximum of $15 million, and one-half of one percent of the gross proceeds in excess of $15 million up to a maximum of $20 million, from the sale of Common Stock and an additional expense allowance on an accountable basis for certain of the Underwriter's expenses. Of such expense allowances, $50,000 has already been paid. The Underwriter's expenses in excess of the stated expense allowance will be borne by the Underwriter. To the extent that the actual expenses of the Underwriter are less than the stated expense allowance, the difference shall be deemed to be compensation to the Underwriter in addition to the stated sales commission.



    Prior to the Offering, there has been no public market for the Common Stock. Common Stock cannot be transferred to any person or entity other than an Eligible Purchaser. As a result, there will be no public market for the Common Stock. The initial public offering price of the Common Stock has been determined by consultations between the Company and the Underwriter. The offering price of the Common Stock is not necessarily related to the Company's asset value, net worth or any other established criteria of value. Factors considered in determining the offering price of the Common Stock include estimates of business potential, historical earnings, future prospects, gross proceeds to be raised, the type of business in which the Company engages, and an assessment of the Company's management. See "Risk Factors--Restrictions on Transferability of Common Stock" and "--Absence of a Public or Other Trading Market for Common Stock."



    The foregoing does not purport to be a complete statement of the terms and conditions of the Agreement. A copy of the Agreement has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.



                                INDEMNIFICATION



    The Company and the Underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, the Company's Certificate of Incorporation provides that directors of the Company will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of any duty owed to the Company or its stockholders if such breach did not (i) involve a knowing violation of law; (ii) enable the director to receive an improper economic gain; (iii) show a lack of good faith and a conscious disregard for the duty of director; (iv) constitute a sustained and unexcused pattern of inattention that amounts to an abdication of duty; or (v) create liability under relevant sections of Connecticut law.



    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                                    EXPERTS

    The validity of the shares of Common Stock offered hereby will be passed upon for the Company by the law firm of Fabiani & Kone, P.C., 714 State Street, New Haven, Connecticut 06511. Certain legal matters relating to the Offering will be passed upon for the Underwriter by Sullivan & Worcester LLP, Boston, Massachusetts.

    The financial statements included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                             ADDITIONAL INFORMATION

                                    GLOSSARY

    "AAPCC"--average adjusted per capita costs.


    "Agreement"--the Underwriting Agreement among the Company, Legg Mason Wood Walker, Incorporated, and Newbury, Piret & Co., Inc., effective the date of the Prospectus.



    "Board of Directors"--The Board of Directors of Physicians Care of Connecticut, Inc.


    "Budget"--The Administrative Services Budget approved by the Board of Directors.

    "Care Manager"--The Primary Care Physician selected by each Enrollee as required by the Company who may deliver or coordinate the delivery of medical services for the Enrollee. Psychiatrists may serve as Care Managers for mental health benefits.


    "Certificate of Authority" (COA)--a certificate of license issued by the DOI that must be obtained to operate an HMO in the State of Connecticut.


    "Class A Common Stock"--Class A Common Stock, without par value, of the Company.

    "Class B Common Stock"--Class B Common Stock, without par value, of the Company.

    "Class C Common Stock"--Class C Common Stock, without par value, of the Company, the sole shareholder of which is MedServ.


    "Closing"--the consummation of the formal purchase and sale of Common Stock at which money received from Eligible Purchasers relating to subscriptions shall be transferred from the Escrow Account to the Company and corresponding certificates representing shares of Common Stock shall be issued to Eligible Purchasers.



    "Code"--Internal Revenue Code.



    "Common Stock"--the Class A Common Stock and Class B Common Stock.


    "Commission"--the United States Securities and Exchange Commission.

    "Company"--Physicians Care for Connecticut, Inc.


    "Competitive Medical Plan" (CMP)--A prepayment organization that does not meet the strict requirements of HMO provisions of the Public Health Service Act but which is still capable of providing services to Medicare beneficiaries on a prepayment basis. CMPs must assume full financial risk on a prospective basis for the provision of the health care services they provide, and they must make adequate provision against the risk of insolvency.


    "CVO"--Central Verification Organization operated by MedServ to provide credentialing services intended to meet NCQA standards.


    "Development Stage"--the period through the date ending three months prior to the anticipated date of enrollment of the first Enrollee.



    "Division of Insurance" (DOI)--the State of Connecticut's Division of Insurance.


    "Election Notice"--notice in writing by the Corporation to the shareholder of its intent to purchase shares pursuant to its right of first opportunity set forth in Description of Securities, Section E.

    "Election Period"--the 30 day period following receipt of Notice of Transfer within which the Corporation may decide to purchase shares.

    "Eligible Purchasers"--persons or entities that meet the following requirements:



        - Class A Shareholders:



        FOR INDIVIDUAL PHYSICIANS: (i) must be a physician licensed in the state in which the physician practices; (ii) unless such requirement is waived by the Company's Board of Directors in its sole discretion, shall have and maintain, or shall have applied for, membership in the state medical association and (if a county medical association or equivalent exists in the location in which the physician practices) the applicable county medical association; provided, however, that physicians who have applied for and not obtained membership in the state and/or a county medical association must in order to retain Class A shares, maintain such membership(s) once approved; and provided, further, that if such membership(s) is/are denied or not maintained, the physicians' Class A Common Stock shall automatically be converted to Class B Common Stock; (iii) must have in effect a Participation Agreement with IPA in effect. (iv) must have a Physicians Care Primary Care Physician Attachment or a Physicians Care Specialist Physician Attachment to the Participation Agreement with IPA in effect.



        FOR MEDICAL GROUPS: Class A Common Stock may be held by a professional corporation, corporation, limited liability corporation, business trust, trust, independent practice association, physician hospital organization or partnership, in which physicians who provide medical services on behalf of such entity have not less than fifty percent (50%) ownership interest or control, provided that each of the physicians in the Group meet the qualifications for physicians as if purchasing individually, unless otherwise waived by the Company's Board of Directors in its sole discretion.



        - Class B Shareholders:



        At the discretion of the Board of Directors, physicians, groups, hospitals and/or other investors may be issued Class B Common Stock of the Company. Every Specialist Physician seeking to provide medical services to the Company's Enrollees must agree to purchase not less than one share of Class B shares. Licensed hospitals that seek to purchase Class B Common Stock are required to purchase such number of shares which, when multiplied by the price per share, results in a purchase price of not less than $250,000; provided, however, that if a hospital has less than 100 licensed beds, then such an investor is required to purchase such number of shares which, when multiplied by the price per share, results in a purchase price of not less than $100,000.


    "Enrollee"--any person for whom the Company provides, arranges, and/or finances managed healthcare or administrative services.

    "Escrow Agent"--State Street Bank and Trust Company.

    "FFS"--Fee for service payment arrangement.

    "GAAP"--Generally Accepted Accounting Principles.


    "Group"--professional corporation, partnership, limited liability corporation, business trust, trust, IPA, PHO or other entity owned and controlled by a majority of physicians who provide physician services on behalf of the entity, provided that the physicians meet the Class A Common shareholder eligibility requirements.


    "Group Physicians"--Physicians practicing in a Group as defined herein.

    "HCFA"--Health Care Financing Administration.

    "Health Maintenance Organization" (HMO)--a healthcare delivery system that provides a broad range of healthcare services to individuals directly or through programs sponsored by employers in return for a prepaid premium.

    "Initial Closing"--the Closing which will occur as soon as is practicable after the receipt by the Company of subscriptions totalling at least $8 million.

    "Initial Operations Stage"--begins approximately three months prior to the date of enrollment of the first Enrollee and concludes twenty-seven (27) months after the date of enrollment of its first Enrollee.


    "Involuntary Redemption Price"--the greater of the then current net book value of Common Stock determined pursuant to GAAP as of the most recently completed fiscal quarter of the Company, or the original issuance price of the Common Stock.

    "IPA"--MedServ IPA, Inc.

    "IPA Agreement"--a long-term agreement to be executed between IPA and MedServ pursuant to which IPA will develop a network of physicians to provide services to Enrollees and oversee certain clinical

    "LIBOR"--London Interbank Offered Rate.

    "Management Agreement"--the long-term contract to be executed between the Company and MedServ to provide certain management and administrative services described herein.


    "Management Fee"--the fee paid to MedServ under the Management Agreement.


    "MedServ"--MedServ of Connecticut, Inc.

    "MSO"--Medical Service Organization.

    "NCQA"--National Commission for Quality Assurance.

    "Offering"--the current offering of the Company's Common Stock, as set forth in this Prospectus.

    "Offering Period"--one hundred and eighty days from the date of this Prospectus with one sixty day extension at the discretion of the Board of Directors.


    "Participating Physician"--a physician who has executed a Physicians Care Primary Care Physician Attachment or Physicians Care Specialist Physician Attachment and who otherwise meets all conditions of participation in Physicians Care.


    "Participating Provider"--a health care provider who or which has executed a Participation Agreement and otherwise meets all conditions of participation in Physicians Care.


    "Participation Agreement"--the agreement executed by a Participating Provider which sets forth the terms and conditions under which the Participating Provider participates as a provider of covered services to Enrollees.


    "Physicians Care"--Physicians Care for Connecticut, Inc.


    "Physicians Care Primary Care Physician Attachment"--the document executed by a Primary Care Physician pursuant to which such Primary Care Physician agrees to provide services to Enrollees.



    "Physicians Care Specialist Physician Attachment"--the document executed by a Specialist Physician pursuant to which such Specialist Physician agrees to provide services to Enrollees.



    "Physician Reimbursement"--compensation for Participating Physicians for the provision of healthcare services to Enrollees in an amount equal to the lesser of (a) their usual and customary fees, (b) the fees set forth on a fee schedule adopted by the Company, a sample of which is set forth on Appendix C hereto, or
(c) a negotiated rate (in each case, less any applicable copayments, coinsurance or deductibles).


    "PHO"--Physician Hospital Organization.

    "PPO"--Preferred Provider Organization.


    "Primary Care Physician"--a person licensed to practice medicine by the applicable state licensing board who (a) is board eligible or board certified in Internal Medicine, Family Medicine, General Practice, or Pediatrics, or meets such other standards as determined by the Board of Directors from time to time, and (b) devotes significant practice time to providing primary care services or managing the delivery of other medical services with a capability to make preliminary diagnoses or to provide treatment of medical and healthcare needs, without limitation by problem origin, organ system or gender, to arrange for delivery of all necessary care and to satisfy other requirements as established in Board of Directors policy recording relating to qualifications of Primary Care Physicians. For the limited purpose of determining which physicians qualify to purchase Common Stock as a Primary Care Physician, psychiatrists shall be considered Primary Care Physicians. Psychiatrists may serve as Care Managers for mental health benefits.


    "Purchase Price"--the price at which the Company may purchase shares when exercising a right of first opportunity pursuant to the Transfer Notice provision, equal to the amount contained in the Offer.


    "PSO"--Provider Sponsored Organization"--an organization of healthcare providers engaging in direct contracting with HCFA to provide care to Medicare beneficiaries.



    "QMP"--Quality Management Program--A program to provide physicians with physician-defined quality and cost of services data and performance feedback and perform credentialing functions.


    "Resource Based Relative Value Scale" (RBRVS)--a fee schedule payment methodology that determines relative amounts to be paid to physicians according to overhead costs, skill, intensity of effort and time associated with specific physician services.


    "Specialist Physician"--a licensed physician who (i) executes the Physicians Care Specialist Physician Attachment to the IPA Participation Agreement and (ii) is listed as a Specialist Physician in the Company's provider directory, and
(iii) provides medical services to Enrollees upon referral from a Care Manager, as applicable, and submits a claim for payment therefor, and (iv) is board eligible or board certified in a medical specialty other than Internal Medicine, Family Medicine, General Practice, Pediatrics or Psychiatry.



    "Subscription Agent"--Newbury, Piret & Co., Inc. or its designee.



    "Subscription Documents"--(i) a check or money order made payable to State Street Bank & Trust Company in the amount of the Purchase Price, (ii) a Subscription Agreement, properly completed and signed, and (iii) the executed IPA Participation Agreement, including a separate check made payable to MedServ IPA, Inc. to cover the $200 administration fee relating thereto (unless the subscriber is already a member of IPA), and (iv) the Physicians Care Primary Care Physician Attachment or Physicians Care Specialist Physician Attachment, as applicable.


    "Transfer Notice"--notice, in writing, to the Company of a bona fide offer to transfer shares of the Corporation's Common Stock to an individual or entity who/which satisfies the requirements for stock ownership set forth in the Certificate of Incorporation, providing a right of first opportunity to purchase the shares of the Company.

    "UMP"--Utilization Management Program.


    "Underwriter"--Legg Mason Wood Walker, Incorporated and Newbury, Piret & Co., Inc.

                         INDEX TO FINANCIAL STATEMENTS



                                                                                                                PAGE
                                                                                                                -----

Report of Independent Public Accountants...................................................................         F-2

Balance Sheet as of August 31, 1997........................................................................         F-3

Statement of Operations for the period from inception (November 12, 1996) to August 31, 1997...............         F-4

Statement of Stockholder's Equity (Deficit) for the period from inception (November 12, 1996) to August 31,
  1997.....................................................................................................         F-5

Statement of Cash Flows for the period from inception (November 12, 1996) to August 31, 1997...............         F-6

Notes to Financial Statements..............................................................................         F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of



  Physicians Care for Connecticut, Inc.:



    We have audited the accompanying balance sheet of Physicians Care for Connecticut, Inc. (a development stage, Connecticut corporation) (the Company) as of August 31, 1997 and the related statements of operations, stockholder's equity (deficit) and cash flows for the period from inception (November 12, 1996) to August 31, 1997. These financial statements are the responsibility of the Company's and MedServ of Connecticut, Inc.'s (see Note 1) management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    The Company is in the development stage as of August 31, 1997. As discussed in Note 1 to the financial statements, successful completion of the Company's development program and, ultimately, the attainment of profitable operations is dependent upon future events, including obtaining adequate capital to fulfill its development activities, obtaining regulatory approval and achieving a level of revenues adequate to support the Company's cost structure.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Physicians Care for Connecticut, Inc. as of August 31, 1997, and the results of its operations and cash flows for the period from inception (November 12, 1996) to August 31, 1997, in conformity with generally accepted accounting principles.



                                          Arthur Andersen LLP



Hartford, Connecticut
September 8, 1997

                     PHYSICIANS CARE FOR CONNECTICUT, INC.
                         (A DEVELOPMENT STAGE COMPANY)



                                 BALANCE SHEET



                             AS OF AUGUST 31, 1997


                                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.....................................................  $   34,094
                                                                                  ----------
        Total assets............................................................  $   34,094
                                                                                  ----------
                                                                                  ----------


                       LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Borrowings under line of credit...............................................  $  625,000
  Accounts payable..............................................................     485,994
  Related party payable, net....................................................     121,791
  Accrued expenses..............................................................      60,000
                                                                                  ----------
        Total current liabilities...............................................   1,292,785
                                                                                  ----------

STOCKHOLDER'S EQUITY (DEFICIT):
  Common stock--
    Class A, no par value, 10,000 shares authorized, no shares issued and
      outstanding...............................................................      --
    Class B, no par value, 10,000 shares authorized, no shares issued and
      outstanding...............................................................      --
    Class C, no par value, 100 shares authorized, 3 shares issued and
      outstanding...............................................................      12,000
  Accumulated deficit...........................................................  (1,270,691)
                                                                                  ----------
        Total stockholder's equity (deficit)....................................  (1,258,691)
                                                                                  ----------
        Total liabilities and stockholder's equity (deficit)....................  $   34,094
                                                                                  ----------
                                                                                  ----------



    The accompanying notes are an integral part of this financial statement.

                     PHYSICIANS CARE FOR CONNECTICUT, INC.
                         (A DEVELOPMENT STAGE COMPANY)



                            STATEMENT OF OPERATIONS



      FOR THE PERIOD FROM INCEPTION (NOVEMBER 12, 1996) TO AUGUST 31, 1997



INTEREST INCOME.................................................................  $    1,895
                                                                                  ----------

EXPENSES:
    Consultants.................................................................     472,249
    Legal.......................................................................     417,566
    Actuarial...................................................................     229,841
    Accounting..................................................................     102,300
    Interest....................................................................      26,344
    Other.......................................................................      24,286
                                                                                  ----------
      Total expenses............................................................   1,272,586
                                                                                  ----------
        NET LOSS................................................................  $(1,270,691)
                                                                                  ----------
                                                                                  ----------



    The accompanying notes are an integral part of this financial statement.

                     PHYSICIANS CARE FOR CONNECTICUT, INC.
                         (A DEVELOPMENT STAGE COMPANY)



                  STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)



      FOR THE PERIOD FROM INCEPTION (NOVEMBER 12, 1996) TO AUGUST 31, 1997



                                                        COMMON STOCK
                             ------------------------------------------------------------------
                                   CLASS A               CLASS B                CLASS C
                             --------------------  --------------------  ----------------------   ACCUMULATED
                              SHARES     AMOUNT     SHARES     AMOUNT      SHARES      AMOUNT       DEFICIT         TOTAL
                             ---------  ---------  ---------  ---------  -----------  ---------  -------------  -------------
BALANCE,
  November 12, 1996........     --         $--        --         $--         --       $  --      $    --        $    --
Issuance of 3 shares of
  Class C common stock.....     --         --         --         --               3      12,000       --               12,000
Net loss...................     --         --         --         --          --          --         (1,270,691)    (1,270,691)
                             ---------  ---------  ---------  ---------         ---   ---------  -------------  -------------
BALANCE,
  March 31, 1997...........     --         $--        --         $--              3   $  12,000  $  (1,270,691) $  (1,258,691)
                             ---------  ---------  ---------  ---------         ---   ---------  -------------  -------------
                             ---------  ---------  ---------  ---------         ---   ---------  -------------  -------------



    The accompanying notes are an integral part of this financial statement.

                     PHYSICIANS CARE FOR CONNECTICUT, INC.
                         (A DEVELOPMENT STAGE COMPANY)



                            STATEMENT OF CASH FLOWS



      FOR THE PERIOD FROM INCEPTION (NOVEMBER 12, 1996) TO AUGUST 31, 1997



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss......................................................................  $(1,270,691)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Changes in liabilities--
      Accounts payable..........................................................     485,994
      Related party payable, net................................................     121,791
      Accrued expenses..........................................................      60,000
                                                                                  ----------
        Net cash used in operating activities...................................    (602,906)
                                                                                  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under line of credit...............................................     625,000
  Issuance of common stock......................................................      12,000
                                                                                  ----------
        Net cash provided by financing activities...............................     637,000
                                                                                  ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS.......................................      34,094
CASH AND CASH EQUIVALENTS, November 12, 1996....................................      --
                                                                                  ----------
CASH AND CASH EQUIVALENTS, August 31, 1997......................................  $   34,094
                                                                                  ----------
                                                                                  ----------
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the period for interest......................................  $   26,344
                                                                                  ----------
                                                                                  ----------



    The accompanying notes are an integral part of this financial statement.

                     PHYSICIANS CARE FOR CONNECTICUT, INC.
                         (A DEVELOPMENT STAGE COMPANY)



                         NOTES TO FINANCIAL STATEMENTS



                                AUGUST 31, 1997



1. ORGANIZATION:



    Physicians Care for Connecticut, Inc. (the Company), was formed as a Connecticut corporation on November 12, 1996 under the sponsorship of private practicing physicians of Hartford County Medical Association and New Haven Medical Association to develop a physician-owned and directed insurance company licensed as a Health Maintenance Organization (HMO) and offer a comprehensive array of health insurance products throughout the state of Connecticut. The Company intends to provide coverage for comprehensive healthcare services to members under its insured products for a fixed, prepaid enrollment fee paid by or on behalf of the members.



    The Company is in the development stage and has not yet commenced its business activities. The Company has no operating history and has generated no operating revenues. As such, the Company is subject to all of the risks inherent in a new enterprise. The Company will prepare and file an application for a Certificate of Authority with the Connecticut Department of Insurance to operate an HMO throughout the state of Connecticut and will also seek such other regulatory approvals as necessary to offer its products. MedServ of Connecticut, Inc. (MedServ) is committed to support the development stage operations and cash flow requirements of the Company until the earlier of the completion of the first closing (after receipt of accepted subscriptions for the amount of not less than $8,000,000) of the stock offering discussed in the following paragraph or September 1, 1998.



    MedServ owns all of the outstanding shares of common stock as of August 31, 1997. The Company plans to offer Class A Common Stock and Class B Common Stock to certain eligible purchasers. The net proceeds from the offering, if successful, will be used to repay borrowings and for other working capital purposes.



    There can be no assurance that the Company's development will be successful or that its services or products will be successfully marketed, or that the Company will ever achieve profitable operations.



2. SIGNIFICANT ACCOUNTING POLICIES:



    CASH AND CASH EQUIVALENTS--



    The Company considers all short-term investments in highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents. The Company maintains its cash in an overnight sweep account maintained by MedServ.



    INCOME TAXES--



    The Company has not as yet determined its tax reporting position for federal and state income tax purposes. There will be temporary differences in reporting certain expenses for financial statement and income tax purposes. A principal difference relates to accounting for organization costs. A deferred income tax benefit has not been recorded as its realization is not considered more likely than not. The Company has a tax net operating loss carryforward which approximates the loss for financial reporting purposes for the period from inception (November 12, 1996) to August 31, 1997, which may be used to offset taxable income in future years. Such carryforward expires by 2011.

                     PHYSICIANS CARE FOR CONNECTICUT, INC.
                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



                                AUGUST 31, 1997



2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)


    USE OF ESTIMATES--



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.



3. RELATED PARTY TRANSACTIONS:



    The Company intends to enter into a Management Agreement (the Management Agreement) with MedServ. MedServ was organized in 1995 as a joint venture between the Hartford and New Haven County Medical Associations. MedServ is a for-profit entity performing administrative functions for both county medical associations and operates as a Central Verification Organization to provide credentialing services which are intended to meet National Commission for Quality Assurance credentialing standards. MedServ and the Company's management will conduct the day to day operations of the Company.



    Under the Management Agreement, MedServ will exclusively provide management and administrative services in connection with the development, licensing, marketing and operations of the Company. MedServ will be permitted to contract with third-party independent contractors to provide services to health plan enrollees.



    The Company intends to enter into a Provider Network Agreement (Network Agreement) with MedServ IPA, Inc. (MedServ IPA) under which MedServ IPA will arrange for the availability of a network of qualified physicians throughout the state of Connecticut to provide medical services to the Company's members. MedServ IPA (formerly known as ProCare IPA, Inc.) is a Connecticut corporation formed specifically for the purpose of developing a network of physicians to provide services to health plan enrollees.



4. FINANCING ARRANGEMENTS:



    The Company has a $650,000 revolving credit facility with a bank. The credit facility, when used, bears interest at the prime rate or the London interbank borrowing rate plus 100 basis points at the Company's election (rates ranging from 6.7% to 6.8% at August 31, 1997), and matures on November 22, 1997.



5. COMMON STOCK:



    Holders of Class A and Class B common stock are entitled to one vote on all matters presented to the stockholders for vote or consent, except that Class B stockholders will not be entitled to elect representatives to the Board of Directors. There is no cumulative voting for the election of directors, nor do any stockholders have preemptive rights. Dividend rights will be available to stockholders of both classes of stock when, as and if declared by the Company's Board of Directors, at the Board's discretion, out of funds legally available therefore. Receipt of dividends by one class of stock does not necessitate receipt by another. Upon liquidation, after the liabilities of the Company have been discharged, Class B stockholders will have a liquidation preference of up to $1,500 per share of Class B common stock. After the Class B stockholders' liquidation preference is satisfied, all stockholders will share any remaining liquidating

                     PHYSICIANS CARE FOR CONNECTICUT, INC.
                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



                                AUGUST 31, 1997



5. COMMON STOCK: (CONTINUED)


distributions pro rata. Outstanding shares are not subject to and do not benefit from any sinking fund provisions. As of August 31, 1997, there were no shares of Class A and Class B common stock outstanding.



    The Company also has Class C common stock which has been issued to MedServ. MedServ is the only eligible holder of Class C common stock in the Company. With its Class C stock investment, MedServ has the right to appoint eleven out of not more than twenty-one of the Directors to the Company's Board of Directors. In addition, the Company must have a vote of two-thirds of the MedServ appointed Directors to approve the sale or liquidation of the Company, the appointment of management, the merger or consolidation of the Company, the decision to incur debt over $1,000,000, the amendment of the Articles of Organization or By-laws of the Company and all other decisions required by law.

                                   APPENDIX A

                       PHYSICIANS CARE FOR CONNECTICUT, INC.

                             Questions and Answers

        The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information appearing in this Prospectus.


1. Question:  What is Physicians Care For Connecticut ("Physicians Care")?

     ANSWER:  PHYSICIANS CARE IS A CONNECTICUT CORPORATION ORGANIZED TO ESTABLISH AND
              OPERATE A HEALTH MAINTENANCE ORGANIZATION WHICH IS PREDOMINANTLY
              PHYSICIAN-OWNED, CONTROLLED AND DIRECTED. THE PRINCIPAL GOAL OF PHYSICIANS
              CARE IS TO BECOME THE INSURER PREFERRED BY EMPLOYERS AND INDIVIDUALS TO
              PROVIDE HEALTH INSURANCE PRODUCTS IN THE STATE OF CONNECTICUT. THE COMPANY
              ACCEPTS THE CHALLENGE TO PASS ON TO FUTURE GENERATIONS OF PHYSICIANS THE
              LEGACY THAT THE DELIVERY OF HEALTHCARE IS A MORAL ENTERPRISE AND THAT THE
              PHYSICIAN-PATIENT RELATIONSHIP IS A SACRED TRUST THAT SHALL REMAIN INVIOLABLE.
              IN ITS PURSUIT OF THESE MANDATES THE COMPANY WILL STRIVE TO DEFINE HIGH
              STANDARDS FOR MEDICAL CARE IN THE STATE OF CONNECTICUT AND PROVIDE THAT CARE
              TO ITS ENROLLEES THROUGHOUT THE STATE. FROM THESE PRECEPTS, THE COMPANY
              BELIEVES THAT ITS PARTICIPATING PHYSICIANS WILL DEMONSTRATE A STRONG
              COMMITMENT TO PRACTICE HIGH QUALITY, YET COST EFFECTIVE MEDICINE.

2. Question:  Who will manage Physicians Care?

     ANSWER:  PHYSICIANS CARE INTENDS TO ENTER INTO A LONG-TERM MANAGEMENT AGREEMENT WITH
              MEDSERV OF CONNECTICUT, INC., A JOINT VENTURE BETWEEN THE HARTFORD COUNTY
              MEDICAL ASSOCIATION AND THE NEW HAVEN COUNTY MEDICAL ASSOCIATION, TO PROVIDE
              COMPREHENSIVE MANAGEMENT SERVICES TO PHYSICIANS CARE. AS A START-UP, MEDSERV
              MAY ENGAGE AN HMO MANAGEMENT CONSULTING COMPANY TO PROVIDE MANAGEMENT OR
              MANAGEMENT SUPPORT AND CONSULTING SERVICES TO MEDSERV, IN WHOLE OR IN PART,
              DURING THE DEVELOPMENT STAGE AND THE INITIAL OPERATIONS STAGE.

3. Question:  What products will Physicians Care offer?

     ANSWER:  INITIALLY, THE COMPANY INTENDS TO OFFER A MODIFIED OPEN ACCESS PRODUCT,
              PURSUANT TO WHICH EACH ENROLLEE WILL SELECT A CARE MANAGER WHO WILL COORDINATE
              THE ENROLLEE'S MEDICAL CARE TO THE EXTENT CONSULTED BY THE ENROLLEE OR
              INFORMED BY A PARTICIPATING PHYSICIAN OR COMPANY. ALTHOUGH ENROLLEES MAY
              ACCESS ANY PARTICIPATING PHYSICIAN AT ANY TIME WITHOUT A CARE MANAGER'S
              REFERRAL, THE COMPANY BELIEVES IT HAS STRUCTURED ITS BENEFITS DESIGN TO
              ENCOURAGE ENROLLEES TO UTILIZE THEIR CARE MANAGERS TO COORDINATE REFERRALS,
              FOR EXAMPLE, THROUGH THE USE OF A REDUCED OR WAIVED COPAYMENT IF A REFERRAL IS
              COORDINATED THROUGH A CARE MANAGER.

4. Question:  What is Physicians Care's philosophy concerning clinical decision-making?

     ANSWER:  PHYSICIANS CARE INTENDS TO SUPPORT PARTICIPATING PHYSICIANS' CLINICAL
              DECISION-MAKING BY PROMOTING INCREASED PHYSICIAN AUTONOMY OVER CLINICAL
              DECISIONS, AND BY DEVELOPING STANDARDS FOR BEST CLINICAL PRACTICES AND
              CUSTOMER SERVICE, AND PROVIDING EXTENSIVE EDUCATION TO PROMOTE USE OF SUCH
              STANDARDS.

5. Question:  Who serves on the Board of Directors of Physicians Care?

     ANSWER:  THE NUMBER OF DIRECTORS SHALL BE NOT LESS THAN SEVENTEEN NOR MORE THAN TWENTY
              ONE DIRECTORS.

              ELEVEN OF THE DIRECTORS MUST BE APPOINTED AND REMOVED BY MEDSERV, SIX OF WHOM
              MUST BE PRIMARY CARE PHYSICIANS.

              SIX OF THE DIRECTORS WILL BE ELECTED BY THE CLASS A SHAREHOLDERS, EACH OF WHOM
              MUST BE A PHYSICIAN AND A MEMBER OF A COUNTY MEDICAL ASSOCIATION OTHER THAN
              THE HARTFORD COUNTY MEDICAL ASSOCIATION OR THE NEW HAVEN COUNTY MEDICAL
              ASSOCIATION. NO MORE THAN TWO OF THESE CLASS A DIRECTORS MAY BE MEMBERS OF ANY
              ONE COUNTY MEDICAL SOCIETY AT ANY GIVEN TIME; AND AT ALL TIMES, THREE OF THE
              CLASS A DIRECTORS SHALL BE PRIMARY CARE PHYSICIANS.

              UP TO FOUR DIRECTORS (SUCH NUMBER TO BE DETERMINED IN THE DISCRETION OF THE
              BOARD OF DIRECTORS) SHALL BE REPRESENTATIVES OF AREA EMPLOYERS, HOSPITALS,
              ETC. THESE DIRECTORS WILL BE ELECTED BY A MAJORITY OF THE CLASS A SHAREHOLDERS
              AT THE ANNUAL MEETING OF THE BOARD OF DIRECTORS FROM A LIST OF NOMINEES
              DEVELOPED BY THE BOARD OF DIRECTORS.

6. Question:  Will Physicians Care seek to limit the number of physicians who will provide medical services to its Enrollees?

     ANSWER:  UNLIKE OTHER HMOS WHICH MAY SEEK TO SIGNIFICANTLY RESTRICT ACCESS TO
              HEALTHCARE PROVIDERS, PHYSICIANS CARE THROUGH ITS MANAGEMENT AGREEMENT WITH
              MEDSERV WILL OFFER PARTICIPATION TO ALL QUALIFIED PHYSICIANS WHO ARE ELIGIBLE
              PURCHASERS.

7. Question:  How will Physicians Care compensate physicians for services rendered?

     ANSWER:  PHYSICIANS CARE CURRENTLY INTENDS TO REIMBURSE PARTICIPATING PHYSICIANS THE
              LESSER OF (A) THEIR USUAL AND CUSTOMARY FEES, (B) THE FEE SET FORTH ON A FEE
              SCHEDULE ADOPTED BY THE COMPANY, AN EXTRACT OF WHICH IS SET FORTH ON APPENDIX
              C HERETO, OR (C) A NEGOTIATED RATE (IN EACH CASE, LESS ANY APPLICABLE
              COPAYMENT; COINSURANCE, OR DEDUCTIBLES). THE COMPANY CURRENTLY INTENDS TO
              WITHHOLD TWENTY PERCENT OF THE PHYSICIAN REIMBURSEMENT AMOUNT FROM THE PAYMENT
              TO PARTICIPATING PHYSICIANS TO DEFRAY COSTS THAT MAY BE INCURRED. THE TWENTY
              PERCENT WITHHELD FROM PHYSICIAN REIMBURSEMENT MAY BE RETURNED TO PARTICIPATING
              PHYSICIANS AT THE DISCRETION OF THE BOARD OF DIRECTORS. EVENTUALLY, AS ITS
              ENROLLEE MEMBERSHIP GROWS, PHYSICIANS CARE INTENDS TO EXPERIMENT WITH
              INNOVATIVE REIMBURSEMENT METHODOLOGIES.

8. Question:  If I want to provide medical services to Enrollees of Physicians Care, must I purchase stock in Physicians Care?

     ANSWER:  YES, EVERY PHYSICIAN WHO WISHES TO PROVIDE MEDICAL SERVICES TO PHYSICIANS
              CARE'S ENROLLEES MUST EXECUTE AN IPA PARTICIPATION AGREEMENT AND, AS
              APPLICABLE, A PHYSICIANS CARE PRIMARY CARE PHYSICIAN ATTACHMENT OR PHYSICIANS
              CARE SPECIALIST PHYSICIAN ATTACHMENT, AND IF A PRIMARY CARE PHYSICIAN MUST
              AGREE TO PURCHASE ONE SHARE OF CLASS A COMMON STOCK, AND IF A SPECIALIST, MUST
              AGREE TO PURCHASE ONE SHARE OF CLASS A COMMON STOCK AND ONE SHARE OF CLASS B
              COMMON STOCK.

9. Question:  What is the purpose of the Offering?

     ANSWER:  THE PURPOSE OF THE OFFERING IS TO RAISE A MINIMUM OF $8 MILLION OF GROSS
              PROCEEDS TO ENABLE PHYSICIANS CARE TO ORGANIZE AND OPERATE ON A STATEWIDE
              BASIS AS A HMO.

         10.  Who may purchase shares of stock in Physicians Care?
   Question:

     ANSWER:  THE FOLLOWING PARTIES MAY PURCHASE STOCK IN PHYSICIANS CARE:

              PHYSICIANS SATISFYING THE FOLLOWING REQUIREMENTS MAY PURCHASE STOCK IN
              PHYSICIANS CARE:

                  - BE A PHYSICIAN LICENSED IN THE STATE IN WHICH THE PHYSICIAN PRACTICES

                  - UNLESS SUCH REQUIREMENT IS WAIVED BY THE CORPORATION'S BOARD OF
                  DIRECTORS IN ITS SOLE DISCRETION, SHALL HAVE AND MAINTAIN, OR SHALL HAVE
                    APPLIED FOR, MEMBERSHIP IN THE STATE MEDICAL ASSOCIATION AND (IF A
                    COUNTY MEDICAL ASSOCIATION OR EQUIVALENT EXISTS IN THE LOCATION IN WHICH
                    THE PHYSICIAN PRACTICES) THE APPLICABLE COUNTY MEDICAL ASSOCIATION;
                    PROVIDED, HOWEVER, THAT PHYSICIANS WHO HAVE APPLIED FOR AND NOT OBTAINED
                    MEMBERSHIP IN THE STATE AND/OR A COUNTY MEDICAL ASSOCIATION MUST IN
                    ORDER TO RETAIN CLASS A SHARES, MAINTAIN SUCH MEMBERSHIP(S) ONCE
                    APPROVED; AND PROVIDED, FURTHER, THAT IF SUCH MEMBERSHIP(S) IS/ARE
                    DENIED OR NOT MAINTAINED, THE PHYSICIANS' CLASS A COMMON STOCK SHALL
                    AUTOMATICALLY BE CONVERTED TO CLASS B COMMON STOCK.

                  - HAVE IN EFFECT A PARTICIPATION AGREEMENT WITH IPA

                  - MUST HAVE IN EFFECT A PHYSICIANS CARE PRIMARY CARE PHYSICIAN ATTACHMENT
                  OR A PHYSICIANS CARE SPECIALIST PHYSICIAN ATTACHMENT TO THE PARTICIPATION
                    AGREEMENT WITH IPA

              HOSPITALS SATISFYING THE FOLLOWING REQUIREMENTS MAY PURCHASE CLASS B STOCK IN
              PHYSICIANS CARE:

                  - BE A LICENSED ACUTE CARE HOSPITAL IN CONNECTICUT

         11.  If I am a member of a physician group practice, may the group practice
   Question:  purchase the shares of stock on my behalf?

     ANSWER:  PROFESSIONAL CORPORATIONS, CORPORATIONS, BUSINESS TRUSTS, TRUSTS, PARTNERSHIPS
              OR LIMITED LIABILITY CORPORATIONS, WHICH ARE OWNED AND CONTROLLED, DIRECTLY OR
              INDIRECTLY, BY A MAJORITY OF PHYSICIANS WHO PROVIDE MEDICAL SERVICES ON BEHALF
              OF THE ENTITY (COLLECTIVELY "GROUP") MAY PURCHASE CLASS A COMMON STOCK OR
              CLASS B COMMON STOCK, AS APPLICABLE, ON BEHALF OF THEIR PHYSICIANS, PROVIDED
              THAT THE PHYSICIAN AFFILIATED WITH THE GROUP INDIVIDUALLY MEETS THE
              QUALIFICATIONS OF STOCK OWNERSHIP. THE GROUP MUST PURCHASE NOT LESS THAN THE
              NUMBER OF SHARES REQUIRED TO BE PURCHASED BY PHYSICIANS AS IF EACH PHYSICIAN
              IN THE GROUP PARTICIPATED IN PHYSICIANS CARE AND PURCHASED STOCK INDIVIDUALLY.
              IF A HOSPITAL IS A SHAREHOLDER IN THE GROUP, THE GROUP MUST ALSO PURCHASE
              CLASS B COMMON STOCK IN SUCH AMOUNT AS IF THE HOSPITAL WERE PURCHASING THE
              SHARES SEPARATELY.

         12.  How much does a share of stock cost?
   Question:

     ANSWER:  PHYSICIANS MAY PURCHASE CLASS A COMMON STOCK AND CLASS B COMMON STOCK OF
              PHYSICIANS CARE FOR $4,000 PER SHARE. HOWEVER, IF AN ELIGIBLE PURCHASER'S
              PAYMENT AND COMPLETED SUBSCRIPTION DOCUMENTS IN FORM SUFFICIENT TO ESTABLISH
              ELIGIBILITY ARE RECEIVED BY THE SUBSCRIPTION AGENT WITHIN NINETY DAYS OF THE
              DATE OF THIS PROSPECTUS, THE PHYSICIAN WILL PAY A PROMPT SUBSCRIPTION PRICE OF
              $3,000 PER SHARE.

              HOSPITALS WISHING TO PURCHASE CLASS B COMMON STOCK MUST PURCHASE SUCH NUMBER
              OF SHARES WHICH, WHEN MULTIPLIED BY THE PRICE PER SHARE, RESULTS IN A PURCHASE
              PRICE OF NOT LESS THAN $250,000; PROVIDED, HOWEVER, THAT IF A LICENSED
              HOSPITAL HAS LESS THAN 100 BEDS, THEN THE HOSPITAL IS REQUIRED TO PURCHASE
              SUCH NUMBER OF SHARES WHICH, WHEN MULTIPLIED BY THE PRICE PER SHARE, RESULTS
              IN A PURCHASE OF NOT LESS THAN $100,000. HOWEVER, IF A HOSPITAL'S PAYMENT AND
              COMPLETED SUBSCRIPTION DOCUMENTS IN FORM SUFFICIENT TO ESTABLISH ELIGIBILITY
              ARE RECEIVED BY THE SUBSCRIPTION AGENT WITHIN NINETY DAYS OF THE DATE OF THIS
              PROSPECTUS, THE HOSPITAL WILL PAY A PROMPT SUBSCRIPTION PRICE OF $3,000 PER
              SHARE.

         13.  If I am a Primary Care Physician, how many shares of stock must I purchase?
   Question:

     ANSWER:  PRIMARY CARE PHYSICIANS MUST PURCHASE ONE SHARE OF CLASS A COMMON STOCK.
              PRIMARY CARE PHYSICIANS MAY, AT THEIR ELECTION, PURCHASE SHARES OF CLASS B
              COMMON STOCK. NO PHYSICIAN MAY HOLD MORE THAN ONE SHARE OF CLASS A COMMON
              STOCK.

         14.  If I am a Specialist, how many shares of stock must I purchase?
   Question:

     ANSWER:  SPECIALISTS MUST PURCHASE ONE SHARE OF CLASS A COMMON STOCK AND AT LEAST ONE
              SHARE OF CLASS B COMMON STOCK. SPECIALISTS MAY, AT THEIR ELECTION, PURCHASE
              ADDITIONAL SHARES OF CLASS B COMMON STOCK. NO PHYSICIAN MAY HOLD MORE THAN ONE
              SHARE OF CLASS A COMMON STOCK.

         15.  What is the difference between Class A Common Stock and Class B Common Stock?
   Question:

     ANSWER:  CLASS A SHAREHOLDERS ARE ENTITLED TO ELECT SIX OF THE DIRECTORS OF PHYSICIANS
              CARE. CLASS B SHAREHOLDERS ARE NOT ENTITLED TO ELECT DIRECTORS TO THE BOARD OF
              PHYSICIANS CARE. HOWEVER, CLASS B SHAREHOLDERS HAVE A PREFERENCE UPON
              LIQUIDATION OF PHYSICIANS CARE. THIS MEANS THAT IF THERE IS A LIQUIDATION OF
              PHYSICIANS CARE, AFTER THE LIABILITIES OF PHYSICIANS CARE HAVE BEEN
              DISCHARGED, CLASS B SHAREHOLDERS WILL HAVE A LIQUIDATION PREFERENCE EQUAL TO
              $1,500 PER SHARE OF CLASS B COMMON STOCK. AFTER THE CLASS B SHAREHOLDERS'
              LIQUIDATION PREFERENCE IS SATISFIED, ALL SHAREHOLDERS WILL SHARE ANY REMAINING
              DISTRIBUTIONS FROM PHYSICIANS CARE ON A PRO RATA BASIS.

         16.  May a hospital purchase shares of stock?
   Question:

     ANSWER:  YES, A HOSPITAL MAY PURCHASE CLASS B COMMON STOCK. HOSPITALS MUST PURCHASE
              SUCH NUMBER OF SHARES WHICH, WHEN MULTIPLIED BY THE PRICE PER SHARE, RESULTS
              IN A PURCHASE PRICE OF NOT LESS THAN $250,000; PROVIDED, HOWEVER, THAT IF A
              LICENSED HOSPITAL HAS LESS THAN 100 BEDS, THEN SUCH HOSPITAL IS REQUIRED TO
              PURCHASE SUCH NUMBER OF SHARES WHICH, WHEN MULTIPLIED BY THE PRICE PER SHARE,
              RESULTS IN A PURCHASE OF NOT LESS THAN $100,000.

         17.  Are there any other classes of Common Stock of Physicians Care?
   Question:

     ANSWER:  YES, THERE IS CLASS C COMMON STOCK WHICH MAY BE HELD ONLY BY MEDSERV.
              PRESENTLY, MEDSERV OWNS ALL OF THE ISSUED AND OUTSTANDING CLASS C SHARES.
              CLASS C COMMON STOCK PROVIDES MEDSERV WITH THE RIGHT TO ELECT ELEVEN DIRECTORS
              TO THE BOARD OF DIRECTORS. IN ADDITION, PHYSICIANS CARE MUST HAVE A VOTE OF
              TWO-THIRDS IN INTEREST OF THE CLASS C SHARES TO APPROVE ANY OF THE FOLLOWING
              ACTIONS OF PHYSICIANS CARE:

                  - THE SALE OR LIQUIDATION OF THE COMPANY;

                  - THE MERGER OR CONSOLIDATION OF THE COMPANY;

                  - THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY;

                  - ALL OTHER MATTERS REQUIRED BY LAW TO BE SUBMITTED TO THE SHAREHOLDERS
                    FOR A VOTE.

         18.  What if Physicians Care does not raise enough money from the Offering to start
   Question:  the HMO?

     ANSWER:  THIS OFFERING IS SUBJECT TO THE REQUIREMENT THAT PHYSICIANS CARE MUST RECEIVE
              SUBSCRIPTIONS TO PURCHASE NOT LESS THAN $8 MILLION OF COMMON STOCK. IF
              PHYSICIANS CARE DOES NOT RAISE $8 MILLION IN GROSS PROCEEDS FROM THE OFFERING,
              THE PURCHASE PRICE OF ALL SHARES WILL BE REFUNDED, PLUS INTEREST THEREON,
              MINUS $450 DOLLARS PER SHARE, WHICH WILL BE RETAINED BY PHYSICIANS CARE TO
              OFFSET THE COSTS ASSOCIATED WITH THE OFFERING.

         19.  What happens if I no longer meet the qualifications for Class A Common Stock?
   Question:

     ANSWER:  IF YOU NO LONGER MEET THE QUALIFICATIONS NECESSARY FOR CLASS A SHAREHOLDER
              STATUS OR IF YOU TRANSFER YOUR STOCK TO AN INDIVIDUAL WHO DOES NOT MEET THE
              QUALIFICATIONS FOR CLASS A SHAREHOLDER STATUS, YOU MUST IMMEDIATELY SURRENDER
              YOUR CLASS A COMMON STOCK AND PHYSICIANS CARE WILL CANCEL THE SHARES AND ISSUE
              AN EQUAL NUMBER OF CLASS B COMMON STOCK.

         20.  Can I sell my stock to other interested investors?
   Question:

     ANSWER:  IF YOU RECEIVE A BONA FIDE OFFER TO PURCHASE YOUR SHARES, YOU MUST FIRST OFFER
              PHYSICIANS CARE A RIGHT OF FIRST OPPORTUNITY TO PURCHASE YOUR SHARES AT AN
              AMOUNT EQUAL TO THE BONA FIDE OFFER. IF PHYSICIANS CARE DECLINES AND/OR FAILS
              TO PURCHASE THE SHARES WITHIN THIRTY DAYS, YOU MAY SELL THE SHARES TO THE
              INTERESTED INVESTOR.

         21.  If I die, become disabled or retire, what happens to my stock?
   Question:

     ANSWER:  AT ANY TIME AFTER THE FIFTH ANNIVERSARY OF THE ISSUANCE DATE OF A CLASS A
              STOCKHOLDER'S SHARES OF STOCK, PHYSICIANS CARE AGREES, SUBJECT TO CERTAIN
              CONDITIONS SET FORTH IN THE PROSPECTUS, TO REDEEM ALL SHARES OF STOCK
              (INCLUDING CLASS A AND CLASS B SHARES) OF A CLASS A STOCKHOLDER WISHING TO
              SELL OR TRANSFER HIS/HER SHARES UPON THE OCCURRENCE OF ONE OF THE FOLLOWING
              EVENTS: (I) THE DEATH OR PERMANENT DISABILITY OF THE PHYSICIAN; OR (II) THE
              CESSATION OF THE PHYSICIAN'S PROVISION OF MEDICAL SERVICES IN CONNECTICUT
              (I.E., RETIREMENT OR RELOCATION); PROVIDED THAT PHYSICIANS WHO ACQUIRE SHARES
              OF STOCK THROUGH THE INITIAL OFFERING OF PHYSICIAN CARE'S STOCK AND ARE 55
              YEARS OR OLDER ON THE DATE OF RECEIPT OF AN EXECUTED SUBSCRIPTION AGREEMENT
              SHALL BE ELIGIBLE TO REDEEM THEIR STOCK AT ANY TIME AFTER THE THIRD
              ANNIVERSARY OF THE ISSUANCE OF THE STOCK. SUBJECT TO CERTAIN CONDITIONS SET
              FORTH IN THE PROSPECTUS THE COMPANY SHALL PURCHASE SUCH SHARES OF STOCK AT THE
              GREATER OF (I) THE THEN CURRENT NET BOOK VALUE OF SUCH SHARES DETERMINED
              PURSUANT TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") AS OF THE MOST
              RECENTLY COMPLETED FISCAL QUARTER OF PHYSICIANS CARE, OR (II) THE ORIGINAL
              ISSUANCE PRICE OF SUCH SHARES.

         22.  What will Physicians Care do with its profits?
   Question:

     ANSWER:  WHILE PHYSICIANS CARE REQUIRES PROFITS TO MAINTAIN A VIABLE BUSINESS,
              PHYSICIANS CARE INTENDS TO REINVEST ITS PROFITS IN THE COMPANY.

         23.  Will this stock generate dividends?
   Question:

     ANSWER:  PHYSICIANS CARE DOES NOT ANTICIPATE PAYING DIVIDENDS TO SHAREHOLDERS FOR THE
              FORESEEABLE FUTURE. IT IS ANTICIPATED THAT PROFITS FROM OPERATIONS WILL BE
              REINVESTED IN THE COMPANY TO PROVIDE BETTER BENEFITS FOR PATIENTS, MORE
              COMPETITIVE PRICING, IMPROVED REIMBURSEMENT LEVELS FOR PROVIDERS AND FOR OTHER
              CORPORATE PURPOSES.

         24.  How will stock be allocated in the event of an oversubscription?
   Question:

     ANSWER:  PHYSICIANS CARE REGISTERED 3,000 SHARES OF CLASS A COMMON STOCK AND 3,000
              SHARES OF CLASS B COMMON STOCK WHICH CAN BE ISSUED IN THIS OFFERING. BECAUSE
              APPROXIMATELY 9,000 PHYSICIANS ARE CURRENTLY LICENSED TO PRACTICE MEDICINE IN
              THE STATE OF CONNECTICUT, THE POTENTIAL FOR A TOTAL SUBSCRIPTION IN EXCESS OF
              THESE AMOUNTS EXISTS. IF ORDERS FOR MORE THAN 3,000 SHARES OF CLASS A COMMON
              STOCK ARE RECEIVED, THE ORDERS WILL BE FILLED ON A FIRST-COME, FIRST-SERVED
              BASIS. IF ORDERS FOR MORE THAN 3,000 SHARES OF CLASS B COMMON STOCK ARE
              RECEIVED, THE COMPANY MAY LIMIT THE NUMBER OF SHARES OF CLASS B COMMON STOCK A
              PARTICULAR ELIGIBLE PURCHASER MAY PURCHASE.

         25.  Will interest be paid on my subscription during the time the funds are held in
   Question:  escrow?

     ANSWER:  IN THE EVENT THE SUM OF $8 MILLION IN SUBSCRIPTIONS IS NOT GENERATED FROM THE
              OFFERING, THE PURCHASE PRICE OF BOTH CLASS A AND CLASS B SHARES, PLUS INTEREST
              THEREON, SHALL BE REFUNDED, MINUS $450 DOLLARS PER SHARE, WHICH SHALL BE
              RETAINED BY THE COMPANY TO OFFSET THE COSTS ASSOCIATED WITH THE OFFERING. IN
              THE EVENT $8 MILLION OR MORE IN SUBSCRIPTIONS ARE GENERATED AND A CLOSING
              OCCURS, ANY INTEREST ON ESCROWED FUNDS WILL BE DISTRIBUTED TO THE COMPANY.

         26.  What do I need to do to purchase shares of Common Stock in Physicians Care?
   Question:

     ANSWER:  IN ORDER TO PURCHASE COMMON STOCK IN PHYSICIANS CARE, YOU MUST RETURN THE
              FOLLOWING DOCUMENTS TO THE SUBSCRIPTION AGENT:

                  - A SIGNED SUBSCRIPTION AGREEMENT

                  - IF YOU HAVE NOT ALREADY DONE SO, A COMPLETED AND EXECUTED IPA
                  PARTICIPATION AGREEMENT WITH A SEPARATE CHECK IN THE AMOUNT OF $200 MADE
                    PAYABLE TO MEDSERV IPA;

                  - A PHYSICIANS CARE PRIMARY CARE PHYSICIAN ATTACHMENT OR A PHYSICIANS CARE
                    SPECIALIST PHYSICIAN ATTACHMENT

                  - A CHECK OR MONEY ORDER MADE PAYABLE TO STATE STREET BANK & TRUST COMPANY
                  AS ESCROW AGENT EQUALING THE PURCHASE PRICE OF THE SHARES YOU WOULD LIKE
                    TO PURCHASE.



         27.  How long do I have to purchase stock in Physicians Care?
   Question:

     ANSWER:  YOU WILL HAVE ONE HUNDRED AND EIGHTY DAYS FROM THE DATE OF THIS PROSPECTUS TO
              PURCHASE SHARES OF STOCK IN PHYSICIANS CARE. THE BOARD OF DIRECTORS MAY, IN
              ITS DISCRETION, EXTEND THE OFFERING FOR AN ADDITIONAL SIXTY DAYS. HOWEVER, IF
              YOU WOULD LIKE TO TAKE ADVANTAGE OF THE PROMPT PAYMENT DISCOUNT DESCRIBED IN
              THE PROSPECTUS, YOU MUST RETURN YOUR PAYMENT AND COMPLETED SUBSCRIPTION
              DOCUMENTS IN FORM SUFFICIENT TO ESTABLISH ELIGIBILITY TO THE SUBSCRIPTION
              AGENT WITHIN NINETY DAYS OF THE DATE OF THIS PROSPECTUS.

         28.  Can I purchase shares with a check drawn on Individual Retirement Accounts
   Question:  ("IRAs"), Keough accounts, mutual fund accounts, cash management accounts or other types of retirement or investment accounts?

     ANSWER:  NO.

         29.  How can I pay for my Common Stock?
   Question:

     ANSWER:  ONLY CHECKS AND MONEY ORDERS WILL BE ACCEPTED AS PAYMENT. CASH, CREDIT CARD
              NUMBERS AND OTHER FORMS OF PAYMENT SHOULD NOT BE SENT AND WILL NOT BE
              ACCEPTED. THE CHECK OR MONEY ORDER MUST BE PAYABLE IN U.S. DOLLARS AND DRAWN
              ON A BANK IN THE UNITED STATES. THE CHECK MUST BE HONORED UPON INITIAL
              DEPOSIT; NO ATTEMPT WILL BE MADE TO REDEPOSIT ANY DISHONORED CHECK.

                                   APPENDIX B

                       HOW TO SUBSCRIBE IN THIS OFFERING

GENERAL

    Accompanying this Prospectus are the following documents:

        (1) A Subscription Agreement;


        (2) An IPA Participation Agreement and the Physicians Care Primary Care Physician Attachment or Physicians Care Specialist Physician Attachment;


        (3) An envelope for returning completed subscriptions through the U.S. Postal Service.


    To be eligible to subscribe for a share of Class A Common Stock and Class B Common Stock in the Offering, the subscriber should return the enclosed postage paid envelope with (i) a check or money order payable to State Street Bank & Trust Company, as Escrow Agent in the amount of the Purchase Price, (ii) the Subscription Agreement, properly completed and signed, (iii) the executed IPA Participation Agreement, including a check made payable to MedServ IPA, Inc. to cover the $200 administration fee relating thereto if such amount has not been paid previously, and (iv) the Physicians Care Primary Care Physician Attachment or Physicians Care Specialist Physician Attachment, as applicable. The checks or money orders, the executed Subscription Agreement, the executed IPA Participation Agreement and Physicians Care Primary Care Physician Attachment or Physicians Care Specialist Physician Attachment are referred to as the "Subscription Documents." Subscriptions may be limited and will be accepted on a first come first served basis. Subscription Documents must be received by the Subscription Agent no later than the last day of the Offering Period (the "Expiration Time"). Subscription Documents are considered "received" on the date they are delivered to the Subscription Agent.


COMPLETION AND MAILING OF SUBSCRIPTION AGREEMENTS

    A subscription will be rejected by the Subscription Agent unless the Subscription Documents are (i) fully and properly completed, signed and received by the Company's Subscription Agent, and (ii) the Subscription Agent has received a check or money order for good funds in the amount of the Purchase Price payable to "State Street Bank & Trust Company, as Escrow Agent" and, if applicable, a separate check or money order for good funds in the amount of $200 made payable to "MedServ IPA, Inc." prior to the Expiration Time at:


    State Street Bank & Trust Company
    70 Campanelli Drive
    Attn: Physicians Care for Connecticut, Inc.
    Braintree, MA 02184


    The Subscription Agent will promptly forward all checks and money orders made payable to "State Street Bank & Trust Company, as Escrow Agent" for subscriptions that have not been rejected to the Escrow Agent for deposit into an escrow account (the "Escrow Account") maintained with the Escrow Agent. See "Escrow Arrangements."


    Subscriptions will be rejected by the Subscription Agent and returned to the subscriber if (i) the Subscription Agreement is improperly completed or unsigned, (ii) the Subscription Agreement is sent without accompanying check or money order in good funds in the amount of the Purchase Price, (iii) the Subscription Agreement accompanied by a check or money order for the Purchase Price in good funds is not received by the Subscription Agent by the Expiration Time, (iv) the proposed subscriber does not complete and execute the IPA Participation Agreement and the Physicians Care Primary Care Physicians Attachment or Physicians Care Specialist Physician Attachment and, if applicable, include a check or money order for good funds in the amount of $200 made payable to "MedServ IPA," (v) the proposed subscriber does not meet the qualification of an Eligible Purchaser, (vi) all shares of Class A Common

Stock offered in the Offering have been fully subscribed, or (vii) the Offering has been terminated as described below under--"Termination of Offering."

METHOD OF PAYMENT

    Only checks and money orders will be accepted as payment. Cash, credit card numbers and other forms of payment should not be sent and will not be accepted. The check or money order must be payable in U.S. dollars and drawn on a bank in the United States. The check must be honored upon initial deposit; no attempt will be made to redeposit any dishonored check.

ACCEPTED SUBSCRIPTIONS

    Unless the Offering is terminated, subscriptions meeting the subscription requirements discussed above which are received by the Subscription Agent will be accepted by the Company, subject to qualification of the Subscriber as an Eligible Purchaser. The Company will cause the Subscription Agent to forward to each subscriber whose subscription has been accepted promptly following the closing of the Offering a certificate representing the number of shares of Class A Common Stock and, if applicable, Class B Common Stock subscribed and for which payment has been made.


    No Subscription Agreement will be formally accepted by the Company until the Purchase Price of all subscribed Class A Common Stock and Class B Common Stock totals $8 million. Therefore, subscribers will not be notified that their Subscription Agreements have been accepted, and should not expect to receive certificates representing their shares of Class A Common Stock or Class B Common Stock until some time after the Expiration Time. Pending the Initial Closing of the Offering, all monies, less $450 per subscribed share, will be held in the Escrow Account maintained with the Escrow Agent. See "Escrow Arrangements" below. Thereafter, subscriptions will be accepted by the Company and additional Closings will occur upon receipt by the Company of subscriptions in increments of $1,500,000, with a final Closing to occur 180 days after the date of this Prospectus, subject to a sixty day extension at the discretion of the Board of Directors.


TERMINATION OF OFFERING


    The Offering may be terminated by the Company at any time in its absolute discretion. If the Offering is terminated, all amounts received from subscribers whose subscriptions were not rejected by the Subscription Agent and whose funds were deposited into the Escrow Account will be promptly refunded with interest less $450 per subscribed share no later than thirty days after the later of the date of termination of the Offering or the Expiration Time. Interest on such funds will be paid as described under "Escrow Arrangements."


RETURNED SUBSCRIPTIONS


    If a subscription is rejected by the Subscription Agent because (i) the Subscription Agreement was improperly completed or unsigned, (ii) the Subscription Agreement was sent without an accompanying check or money order in good funds in the amount of the Purchase Price, (iii) the Subscription Agreement accompanied by a separate check or money order in good funds in the amount of the Purchase Price was not received by the Subscription Agent by the Expiration Time, (iv) the proposed Subscriber does not complete and execute the IPA Participation Agreement and the Physicians Care Primary Care Physician Attachment or Physicians Care Specialist Physician Attachment and, if applicable, include a check or money order for good funds in the amount of $200 made payable to "MedServ IPA, Inc." (v) the proposed purchaser does not meet the qualifications of an Eligible Purchaser, or (vi) the Offering has been fully subscribed, then the Escrow Agent will promptly return to each subscriber the accompanying check or money order. No interest will be paid on checks or money orders that have not been deposited into the Escrow Account or that have been deposited, but are not in good funds. Subscription Documents received by the Subscription Agent but rejected and returned to the Subscriber for failure to include all required and completed documents shall be nonetheless deemed received on the date originally received by the Subscription Agent if the Subscriber submits to the Subscription Agent, within 10 days after notice of such rejection, properly completed Subscription Documents.

                                   APPENDIX C
                         SAMPLE PHYSICIAN FEE SCHEDULE

   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
ALLERGY & IMMUNOLOGY
     70210   RAD EXAM SINUSES PARANASAL LESS
             THAN 3 VIEWS                        $   54.47
     70220   RAD EXAM SINUSES PARANASAL COMPLT
             MINI 3 VIEWS                        $   72.83
     70486   CAT MAXILLOFACIAL AREA; WO
             CONTRAST                            $  398.41
     71020   RAD EXAM CHEST 2 VIEWS FRONTAL &
             LAT                                 $   58.75
     80019   AUTO MULTICHANNEL TEST; 19/MORE
             CHEM TESTS                          $   19.58
     85023   BLD CT; HG/PLATELET CT AUTO &
             MANUAL WBC                          $   24.48
     85031   BLD CT; HG MANUAL COMPLT CBC        $   12.85
     88161   CYTOPATH SMEARS OTHR SOURCE;
             PREP/SCREEN/INTERPT                 $   56.30
     89190   NASAL SMEAR EOSINOPHILS             $   10.40
     90782   THERAP/DX INJ; SUBQ/IM              $    6.73
     92567   TYMPANOMETRY                        $   34.27
     94010   SPIROMETRY W/RECRD-TOT & TIMED
             VC-EXPIR FLO RATE                   $   55.08
     94060   BRONCHOSPSM EVAL: SPIROM PRE &
             POST BRONCHODILAT                   $  102.20
     95004   PERQ W/ALLERG EXTRACT-IMMED
             REACT-SPEC # TEST                   $    6.12
     95015   INTRACUT SEQUENT/INCREM-IMMED
             REACT-SPEC # TESTS                  $   16.52
     95024   INTRACUT W/ALLERG EXTRCT-IMMED
             REACT-SPEC # TEST                   $    9.18
     95070   INHALA BRONCHIAL CHALLENGE;
             W/HISTAMINE-COMPOUND                $  134.03
     95115   PROF SERV ALLERG IMMUNOTX NOT INCL
             EXTRCT; 1 INJ                       $   23.87
     95117   PROF SERV ALLERG IMMUNOTX WO
             EXTRACT; MX INJ                     $   30.60
     95125   PROF SERV ALLERG IMMUNOTX INCL
             EXTRACT; MX INJ                     $   28.76
     95145   PRO SERV SUPERVS/PROVIS-IMMUNOTX;
             1 VENM-MX VIAL                      $   26.32
             CARDIOVASCULAR & THORACIC SURGERY
     32480   REMOV LUNG OTHER THAN TOT
             PNEUMONECTOMY; 1 LOBE               $2,657.51
     32500   REMOV LUNG NOT TOT PNEUMONECT;
             WEDGE RESECT 1/MX                   $2,079.88
     33120   EXC INTRACARDIAC TUMOR RESECT W/CP
             BYPASS                              $4,043.38
     33246   IMPLNT/REPLAC CARDIOVERT-DEFIB;
             W/INSRT PULS GEN                    $3,088.76

   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     33405   REPLAC AORTIC VALV W/CP BYPASS;
             W/PROSTH VALV                       $4,589.59
     33430   REPLAC MITRAL VALV W/
             CARDIOPULMONARY BYPASS              $5,025.13
     33510   CORON ART BYPASS-VEIN ONLY; 1
             CORON VENOUS GFT                    $4,144.06
     33511   CORON ART BYPASS-VEIN ONLY; 2
             CORON VENOUS GFT                    $4,549.61
     33512   CORON ART BYPASS-VEIN ONLY; 3
             CORON VENOUS GFT                    $4,954.45
     33513   CORON ART BYPASS-VEIN ONLY; 4
             CORON VENOUS GFT                    $5,359.28
     33514   CORON ART BYPASS-VEIN ONLY; 5
             CORON VENOUS GFT                    $5,762.69
     33516   CORON ART BYPASS-VEIN ONLY; 6/MORE
             VENOUS GFT                          $6,166.82
     33533   CORONARY ART BYPASS W/ART GFT; 1
             ART GFT                             $4,270.43
     33670   REPR COMPLT ATRIOVENT CANAL W/WO
             PROSTH VALV                         $5,521.36
     33681   CLO VENTRICULAR SEPTAL DEFECT W/WO
             PATCH                               $4,823.78
     33750   SHUNT; SUBCLAVIAN PULM ART          $3,322.96
     33851   EXC COARCTAT AORTA; REPR W/LT
             SUBCLAV/PROSTH MAT                  $4,059.09
     33935   HEART-LUNG TRANSPL W/ RECIPIENT
             CARDIECT-PNEUMONE                   $10,567.20
     35301   THROMBOENDARTERECT;
             CAROTID/SUBCLAV BY NECK INCS        $2,503.28
     35646   BYPASS GFT W/OTHER THAN VEIN;
             AORTOFEM/BIFEM                      $3,749.21
     35656   BYPASS GFT W/OTHER THAN VEIN;
             FEMORAL-POP                         $2,838.15
     35820   EXPLOR POSTOP HEMORR
             THROMBOSIS/INFEC; CHEST             $1,498.69
     36200   INTRO CATH AORTA                    $  430.54
     36216   SELECT CATH PLCMT ART SYST; INIT
             2ND ORDER THORA                     $  631.18
CARDIOVASCULAR DISEASES
     33208   INSRT/REPLAC PERM PACEMAKER;
             ATRIAL & VENTRICULR                 $1,308.05
     36200   INTRO CATH AORTA                    $  430.54
     36215   SELECT CATH PLCMT ART SYST; EA 1ST
             ORDER THORAC                        $  549.07
     36216   SELECT CATH PLCMT ART SYST; INIT
             2ND ORDER THORA                     $  631.18
     78461   MYOCARDIAL PERFUS IMAG; MX STUDIES
             REST/STRESS                         $  406.37
     78464   MYOCARDIAL PERFUS IMAG;
             TOMOGRAPHIC SNGL STUDY              $  539.17
     78465   MYOCARDIAL PERFUS IMAG;
             TOMOGRAPHIC MX STUDIES              $  865.98

   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     78473   CARDIAC BLD POOL IMAG GATED
             EQUILIB; MX STUDIES                 $  647.50
     78483   CARDIAC BLD POOL IMAG 1ST PASS;
             MX-REST & STRESS                    $  623.63
     80019   AUTO MULTICHANNEL TEST; 19/MORE
             CHEM TESTS                          $   19.58
     80061   LIPID PANEL                         $   26.93
     83718   LIPOPROTEIN DIRECT MEASUR; HIGH
             DENSITY CHOL                        $   20.81
     92960   CARDIOVERSION ELECT ELEC
             CONVERSION ARRHY EXT                $  262.55
     92982   PERQ TRNSLUMNL CORON BALOON
             ANGIOPLSTY; 1 VESSEL                $1,606.50
     92984   PERQ TRNSLUMNL CORON BALOON
             ANGIOPLSTY; EA ADD                  $  441.25
     93000   ECG-ROUTINE W/12 LEADS; W/ INTERPT
             & REPORT                            $   48.96
     93010   ECG-ROUTINE W/12 LEADS; INTERPT &
             REPORT ONLY                         $   20.81
     93015   CV STRESS TEST W/TREADMILL-PHARM;
             INTRPT & REPRT                      $  201.96
     93018   CV STRESS TEST W/TREADMILL;
             INTERPT & REPRT ONLY                $   43.45
     93224   ECG-24 HR W/SUPERIMPOSIT SCAN;
             REPRT-REVW-INTRPT                   $  291.31
     93227   ECG-24 HR W/SUPERIMPOSIT SCAN; MD
             REVIEW & REPRT                      $   76.50
     93307   ECHO REAL-TIME W/DOCUMEN W/WO
             M-MODE; COMPLT                      $  364.75
     93320   DOPPLER ECHO WAVE W/ SPECTRAL
             DISPLY; COMPLT                      $  163.40
     93325   DOPPLER COLOR FLOW VELOCITY
             MAPPING                             $  190.94
     93350   ECHO DURING REST & CV STRESS
             INTERPT & REPORT                    $  284.58
     93503   INSRT & PLCMT FLO DIREC
             CATH-MONITOR PURPOSES               $  345.17
     93505   ENDOMYOCARDIAL BX                   $  597.31
     93545   INJ PROC-CARDIAC CATH; SELECT
             CORONARY ANGIO                      $  102.20
COLON AND RECTAL SURGERY
     44120   ENTERECTOMY RESECT SM INTESTINE;
             W/ANASTOMOSIS                       $1,758.58
     44140   COLECTOMY PART; W/ANASTOM           $2,194.84
     44141   COLECTOMY PART; W/SKIN LEVEL
             CECOSTOMY/ COLOSTOMY                $2,268.38
     44145   COLECTOMY PART; W/ COLOPROCTOSTOMY  $2,664.65
     44150   COLECTOMY-TOT ABD-WO PROCTECTOMY;
             W/ILEOSTOMY                         $2,645.37
     44620   CLO ENTEROSTOMY LG/SM INTEST        $1,205.23
     45110   PROCTECTOMY; COMPLT W/ COLOSTOMY 1
             OR 2 STAGES                         $2,958.10
     45300   PROCTOSIGMOIDOSCOPY RIGID; DX W/WO
             COLLEC SPECMN                       $   94.25
   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     45330   SIGMOIDOSCOPY FLEX; DX W/ WO
             COLLEC SPECMN                       $  164.93
     45378   COLONOSCOPY FLEX-PROX SPLEN FLEX;
             DX (SEP PRO)                        $  586.91
     45380   COLONOSCOPY FLEX-PROX SPLEN FLEX;
             W/BX 1/MX                           $  656.88
     45383   COLONOSCOPY FLEX; W/ABLAT LES NOT
             AMENABLE-SNARE                      $  877.51
     45385   COLONOSCOPY FLEX; W/REMOV
             TUMOR/LES BY SNARE                  $  895.36
     45505   PROCTOPLASTY; PROLAPSE MUCOS
             MEMBRN                              $  932.48
     46060   I&D ISCHIORECTAL/ INTRAMURAL
             ABSCESS W/ FISTULECT                $  821.10
     46200   FISSURECTOMY W/WO SPHINCTEROTOMY    $  497.66
     46221   HEMORRHOIDECTOMY BY SIMPL LIG       $  155.65
     46255   HEMORRHOIDECTOMY INT & EXT SIMPL    $  751.13
     46260   HEMORRHOIDECTOMY INT & EXT
             COMPLX/EXTEN                        $1,001.03
     46261   HEMORRHOIDECTOMY COMPLX/EXTEN; W/
             FISSURECTOMY                        $1,112.41
     46262   HEMORRHOIDECTOMY COMPLX/EXTEN; W/
             FISTULECTOMY                        $1,150.97
     46600   ANOSCOPY; DX W/WO COLLEC SPECMN
             (SEPART PROC)                       $   57.83
     46700   ANOPLASTY PLASTIC OR STRICT; ADULT  $  983.89
     52281   CYSTOURETHROSCOPY W/ CALIBRAT &/OR
             DILAT URETHRAL                      $  381.28
DERMATOLOGY
     10040   ACNE SURG                           $  122.40
     11100   BX SKIN/SUBQ TISS/MUCOUS MEMB (SEP
             PRO); 1 LES                         $  110.98
     11101   BX SKIN/SUBQ TISS/MUCOUS MEMB (SEP
             PRO); EA ADD                        $   58.75
     11200   REMOV SKIN TAGS ANY AREA; TO &
             INCL 15 LES                         $   94.66
     11400   EXC BEN LES TRUNK/ARMS/ LEGS; 0.5
             CM/LESS                             $  117.50
     11401   EXC BEN LES TRUNK/ARMS/ LEGS; 0.6
             TO 1.0 CM                           $  163.20
     11402   EXC BEN LES TRUNK/ARMS/ LEGS; 1.1
             TO 2.0 CM                           $  207.26
     11420   EXC BEN LES SCALP/HANDS/FT/ GENIT;
             0.5 CM/LESS                         $  128.93
     11421   EXC BEN LES SCALP/HANDS/FT/ GENIT;
             0.6 TO 1.0 CM                       $  184.42
     11440   EXC BEN LES FACE/EARS/NOSE/ LIPS;
             0.5 CM/LESS                         $  150.96
     11441   EXC BEN LES FACE/EARS/NOSE/ LIPS;
             0.6 TO 1.0 CM                       $  203.18

   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     11602   EXC MALIG LES TRUNK/ARMS/ LEGS;
             1.1 TO 2.0 CM                       $  328.03
     11641   EXC MALIG LES FACE/EARS/
             NOSE/LIPS; 0.6 TO 1.0 CM            $  380.26
     11642   EXC MALIG LES FACE/EARS/
             NOSE/LIPS; 1.1 TO 2.0 CM            $  463.49
     11900   INJ INTRALES; UP TO & INCL 7 LES    $   64.46
     17000   DESTRCT-ANY METHD-BEN FACE LES
             W/ANES; 1 LES                       $   82.42
     17001   DESTRCT-ANY METHD-BEN FACE LES
             W/ANES; 2ND & 3RD                   $   32.64
     17002   DESTRCT-ANY METHD-BEN FACE LES
             W/ANES; >3 EA ADD                   $   24.48
     17100   DESTRCT-ANY METHD- LES NOT FACE
             W/ANES; 1 LES                       $   75.89
     17101   DESTRCT-ANY METHD- LES NOT FACE
             W/ANES; 2ND LES                     $   25.30
     17102   DESTRCT-ANY METHD-LES NOT FACE
             W/ANES; > 2 TO 15                   $   16.32
     17104   DESTRCT-ANY METHD-LES NOT FACE
             W/ANES; 15/MORE                     $  170.54
     17110   DESTRCT WARTS/MOLLUSCUM
             CONTAG/MILIA TO 15 LES              $   79.97
     17304   CHEMOSURG (MOH'S TECH); 1ST STAGE
             UP TO 5 SPECMN                      $  973.49
     87101   CULTURE FUNGI ISOLATION; SKIN       $   22.03
     87220   TISS EXAM FUNGI                     $   12.85
     88304   LEVEL III-SURG PATH GROSS/ MICRO
             EXAM                                $   53.24
     88305   LEVEL IV-SURG PATH GROSS/ MICRO
             EXAM                                $  113.83
     88307   LEVEL V-SURG PATH GROSS/ MICRO
             EXAM                                $  197.68
     90782   THERAP/DX INJ; SUBQ/IM              $    6.73
     96545   PROVISION CHEMOTX AGENT             $   46.51
     96900   ACTINOTHERAPY                       $   25.09
     96910   PHOTOCHEMOTX; TAR & UV B/
             PETROLATUM & UV B                   $   36.11
     96912   PHOTOCHEMOTHERAPY; PSORALENS &
             ULTRAVIOLET A                       $   41.62
EMERGENCY MEDICINE
     10120   INCS & REMOV F B SUBQ TISS; SIMPL   $  138.72
     11750   EXC NAIL/MATRIX PART/ COMPLT PERM
             REMOV                               $  322.32
     12001   SIMPL REPR SCLP/AX/GENIT/
             TRUNK/EXTREM; 2.5/LESS              $  185.23
     12002   SIMPL REPR SCLP/AX/GENIT/
             TRUNK/EXTREM; 2.6-7.5CM             $  217.87
     12011   SIMPL REPR FACE/EARS/NOSE/ MUCOUS
             MEMB; 2.5/LESS                      $  204.82
     12013   SIMPL REPR FACE/EARS/NOSE/ MUCOUS
             MEMB; 2.6-5.0                       $  248.88
     12032   LAYER CLO SCLP/AX/TRUNK/ EXTREM;
             2.6 TO 7.5 CM                       $  291.31
     12051   LAYER CLO FACE/EARS/NOSE/ LIPS;
             2.5 CM/LESS                         $  288.05
   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     12052   LAYER CLO FACE/EARS/NOSE/ LIPS;
             2.6 TO 5.0 CM                       $  353.33
     13300   REPR UNUSUAL COMPLIC OVER 7.5 CM
             ANY AREA                            $  953.09
     25600   CLO TX DIST RAD FX W/WO FX ULNA
             STYLOID; WO MANI                    $  468.38
     31500   INTUBATION ENDOTRACHEAL ER PROC     $  294.58
     36000   INTRO NEEDLE/ INTRACATHETER VEIN    $   32.84
     62270   SPINAL PUNCT LUMBAR DX              $  155.04
     63030   LAMINOT W/DECOMP NERV ROOT; 1
             INTERSPACE LUMBAR                   $2,399.86
     64450   INJ ANES AGENT; OTHER PERIPHERAL
             NERV/BRANCH                         $  150.96
     90780   IV INFUS THERAP/DX-BY PHYS/
             SUPERVS; TO 1 HR                    $   69.77
     90782   THERAP/DX INJ; SUBQ/IM              $    6.73
     90784   THERAP/DX INJ; IV                   $   29.99
     94656   VENTILATION ASSIST & MGMT; 1 ST DA  $  151.16
     94760   NONINVASIVE EAR/PULSE OXIMETRY-O2
             SAT; 1 DETERM                       $   16.52
     94770   CO2 EXPIRED GAS DETERM-INFRARED
             ANALY                               $   40.39
ENDOCRINOLOGY
     78006   THYROID IMAGING W/UPTAKE; SNGL
             DETERM                              $  193.39
     78010   THYROID IMAGING; ONLY               $  148.72
     78018   THYROID CARCINOMA METASTASES
             IMAGING; WHOLE BODY                 $  424.73
     78990   PROVISION DX RADIONUCLIDE           $   44.68
     79000   RADIONUCLIDE THERAP HYPERTHYROID;
             INIT W/EVAL PT                      $  330.48
     82947   GLU; QUAN                           $   11.63
     83036   HGB; GLYCATED                       $   16.52
     84436   THYROXINE; TOT                      $   15.30
     84443   THYROID STIM HORMONE                $   33.66
     84479   TRIIODOTHYRONINE; RESIN UPTAKE      $   16.52
     91000   ESOPH INTUBATION &
             COLLECT-CYTOLOGY W/PREP (SEP)       $   88.74
     94010   SPIROMETRY W/RECRD-TOT & TIMED
             VC-EXPIR FLO RATE                   $   55.08
     94664   AEROSOL/VAPOR INHALA; INIT DEMO &/
             EVAL                                $   33.05
     96410   CHEMOTX ADMIN IV; INFUSION TECH
             UP-1 HR                             $   95.47
     96530   REFILLING & MAINTENANCE IMPLNT
             PUMP/RESERVOIR                      $   66.10
     99000   HANDL &/OR CONVEY SPECMN-TRANSF
             OFFIC TO LAB                        $   20.81
     99050   SERV REQUEST AFTR OFFIC HRS ADD TO
             BASIC SERV                          $   26.93
     99054   SERV REQUESTED SUN & HOLIDAYS ADD
             BASIC SERV                          $   53.24

   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
EVALUATION AND MANAGEMENT
     99202   OFFIC/OUTPT VISIT E&M NEW LOW-MOD
             SEVERITY 20MIN                      $   88.68
     99203   OFFIC/OUTPT VISIT E&M NEW MODERAT
             SEVERITY 3OMIN                      $  123.38
     99204   OFFIC/OUTPT VISIT E&M NEW MOD-HI
             SEVERITY 45 MIN                     $  183.78
     99212   OFFIC/OUTPT VISIT E&M EST
             SELF-LIMIT/MINOR 10MIN              $   48.20
     99213   OFFIC/OUTPT VISIT E&M EST LOW-MOD
             SEVERITY 15MIN                      $   69.40
     99214   OFFIC/OUTPT VISIT E&M EST MOD-HI
             SEVERITY 25 MIN                     $  105.39
     99215   OFFIC/OUTPT VISIT E&M ESTAB MOD-HI
             SEVRTY 40 MIN                       $  167.08
     99222   INIT HOSP CARE-DA E&M MODERATE
             SEVERITY 50 MIN                     $  210.13
     99223   INIT HOSP CARE-DA E&M HIGH
             SEVERITY 70 MIN                     $  269.89
     99231   SUBSQT HOSP CARE-DA E&M
             STABLE/RECOVER 15 MIN               $   67.47
     99232   SUBSQT HOSP CARE-DA E&M MINOR
             COMPLIC 25 MIN                      $   99.60
     99233   SUBSQT HOSP CARE-DA E&M SIGNIFIC
             COMPLIC 35 MIN                      $  138.80
     99242   OFFIC CONS NEW/ESTAB LOW SEVERITY
             30 MIN                              $  138.16
     99243   OFFIC CONS NEW/ESTAB MODERATE
             SEVERITY 40 MIN                     $  179.29
     99244   OFFIC CONS NEW/ESTAB MOD-HIGH
             SEVERITY 60 MIN                     $  251.90
     99245   OFFIC CONS NEW/ESTAB MOD-HIGH
             SEVERITY 80 MIN                     $  339.29
     99281   ER DEPT VISIT E&M SELF
             LIMITED/MINOR                       $   39.84
     99282   ER DEPT VISIT E&M LOW-MODERATE
             SEVERITY                            $   61.69
     99283   ER DEPT VISIT E&M MODERATE
             SEVERITY                            $  113.74
     99284   ER DEPT VISIT E&M HIGH SEVERITY
             URGENT EVAL                         $  174.14
     99285   ER DEPT VISIT E&M HIGH SEVER IMMED
             SIGNIF THREAT                       $  274.39
                               FAMILY PRACTICE
     10060   I&D ABSCESS; SIMPL/SNGL             $  130.56
     11750   EXC NAIL/MATRIX PART/ COMPLT PERM
             REMOV                               $  322.32
     12001   SIMPL REPR SCLP/AX/GENIT/
             TRUNK/EXTREM; 2.5/LESS              $  185.23
     17100   DESTRCT-ANY METHD- LES NOT FACE
             W/ANES; 1 LES                       $   75.89
     17340   CRYOTHERAPY-ACNE                    $   84.05
     45330   SIGMOIDOSCOPY FLEX; DX W/ WO
             COLLEC SPECMN                       $  164.93
     59400   ROUTINE OB CARE INCL ANTEPARTUM
             CARE-VAG DEL-PP                     $2,964.53
     59410   VAG DELIV ONLY; INCL PP CARE        $1,962.07
   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     59515   CAESAREAN DELIV ONLY; INCL PP CARE  $2,279.09
     69210   REMOV IMPACTED CERUMEN (SEP PRO)
             1/BOTH EARS                         $   70.18
     70220   RAD EXAM SINUSES PARANASAL COMPLT
             MINI 3 VIEWS                        $   72.83
     71010   RAD EXAM CHEST; SNGL VIEW FRONTAL   $   45.90
     71020   RAD EXAM CHEST 2 VIEWS FRONTAL &
             LAT                                 $   58.75
     73630   RAD EXAM FT; COMPLT MINI 3 VIEWS    $   48.96
     76091   MAMMO; BILAT                        $  135.86
     80019   AUTO MULTICHANNEL TEST; 19/MORE
             CHEM TESTS                          $   19.58
     80050   GENERAL HEALTH PANEL                $   63.04
     81000   UA DIP STICK/TABLET REAGENT;
             W/MICRO                             $    7.96
     90701   IMMUNIZ ACTIVE; DIPHTHERIA/
             TETANUS/PERTUSSIS                   $   55.08
     90707   IMMUNIZ ACTIVE; MEASLES/
             MUMPS/RUBELLA VIRUS LIVE            $   66.10
     90712   IMMUNIZ ACTIVE; POLIOVIRUS VACCINE
             LIVE ORAL                           $   44.06
     90724   IMMUNIZ ACTIVE; INFLUENZA VIRUS
             VACCINE                             $   35.50
     90737   IMMUNIZ ACTIVE; HEMOPHILUS
             INFLUENZA B                         $   42.84
     90782   THERAP/DX INJ; SUBQ/IM              $    6.73
     93000   ECG-ROUTINE W/12 LEADS; W/ INTERPT
             & REPORT                            $   48.96
     93005   ECG-ROUTINE ECG W/12 LEADS;
             TRACING ONLY                        $   28.15
     93015   CV STRESS TEST W/TREADMILL-PHARM;
             INTRPT & REPRT                      $  201.96
     97035   ULTRASOUND TREATMENT; 15 MINUTES    $   20.20
     97260   MANIP (SEPART PROC) PERFORMED BY
             PHYS; 1 AREA                        $   25.09
GASTROENTEROLOGY
     43220   ESOPHAGOSCOPY RIGID/FLEX;
             W/BALLOON DILAT                     $  360.57
     43235   UGI ENDO; DX W/WO COLLEC
             SPECMN-BRUSH/WASH (SEP)             $  410.55
     43239   UGI ENDO; W/BX 1/MX                 $  461.24
     43243   UGI ENDO; W/INJ SCLEROSIS-
             ESOPH/GASTRIC VARICES               $  756.13
     43245   UGI ENDO; W/DILAT OUTLET-OBSTRUC
             ANY METHD                           $  580.48
     43246   UGI ENDO; W/DIRECTED PLCMT PERQ
             GASTROSTOMY TUBE                    $  741.85
     43247   UGI ENDO; W/REMOV F B               $  579.05
     43255   UGI ENDO; W/CONTRL BLEEDING ANY
             METHD                               $  743.27
     43260   ERCP; DX W/WO COLLEC
             SPECMN-BRUSH/WASH (SEP PRO)         $  880.36

   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     43262   ERCP; W/SPHINCTEROTOMY/
             PAPILLOTOMY                         $1,211.66
     43264   ERCP; W/ENDO RETRO REMOV
             STONE-BILI/PANCREAT DUC             $1,315.90
     43450   DILAT ESOPH-UNGUIDED
             SOUND/BOUGIE-1/MX PASSES            $  150.65
     43453   DILAT ESOPH OVER GUIDE WIRE         $  223.48
     45330   SIGMOIDOSCOPY FLEX; DX W/ WO
             COLLEC SPECMN                       $  164.93
     45331   SIGMOIDOSCOPY FLEX; W/BX 1/MX       $  215.63
     45378   COLONOSCOPY FLEX-PROX SPLEN FLEX;
             DX (SEP PRO)                        $  586.91
     45380   COLONOSCOPY FLEX-PROX SPLEN FLEX;
             W/BX 1/MX                           $  656.88
     45382   COLONOSCOPY FLEX-PROX SPLEN FLEX;
             W/CONTRL BLEED                      $  857.51
     45383   COLONOSCOPY FLEX; W/ABLAT LES NOT
             AMENABLE-SNARE                      $  877.51
     45385   COLONOSCOPY FLEX; W/REMOV
             TUMOR/LES BY SNARE                  $  895.36
     47000   BX LIVER; PERCUT NEEDLE             $  244.90
     71020   RAD EXAM CHEST 2 VIEWS FRONTAL &
             LAT                                 $   58.75
     74245   RAD EXAM GI TRACT UPPER; W/SM
             BOWEL W/MX SERIAL                   $  232.56
     74249   RAD EXAM GI TRACT UPPER-AIR
             CONTRAST; W/SM BOWEL                $  244.19
     74280   RAD EXAM COLON; AIR CONTRAST W/HI
             DENSITY BARIUM                      $  231.34
     76700   ECHO ABD B-SCAN W/IMAGE DOCUMEN;
             COMPLT                              $  197.68
     80019   AUTO MULTICHANNEL TEST; 19/MORE
             CHEM TESTS                          $   19.58
     82150   AMYLASE                             $   17.75
     85024   BLD CT; HG/PLATELET CT AUTO & AUTO
             PART WBC                            $   23.26
     85730   THROMBOPLASTIN TIME PART;
             PLASMA/WHOLE BLD                    $   11.63
     90780   IV INFUS THERAP/DX-BY PHYS/
             SUPERVS; TO 1 HR                    $   69.77
     90782   THERAP/DX INJ; SUBQ/IM              $    6.73
     90784   THERAP/DX INJ; IV                   $   29.99
     91010   ESOPH MOTILITY STUDY                $  226.44
     91033   ESOPH ACID REFLUX TEST; PROLONGED
             RECORDING                           $  276.62
     91055   GASTRIC INTUBAT WASH & PREP SLIDES
             (SEPART PROC)                       $  110.16
     91065   BREATH HYDROGEN TEST                $   66.10
GENERAL PRACTICE
     10060   I&D ABSCESS; SIMPL/SNGL             $  130.56
     11750   EXC NAIL/MATRIX PART/ COMPLT PERM
             REMOV                               $  322.32
     17000   DESTRCT-ANY METHD-BEN FACE LES
             W/ANES; 1 LES                       $   82.42
     33877   REPR THORACOABD AORTIC ANEURY
             W/GFT W/WO BYPASS                   $6,624.49
   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     36216   SELECT CATH PLCMT ART SYST; INIT
             2ND ORDER THORA                     $  631.18
     58150   TOT ABD HYST W/WO REMOV
             TUBE(S)--OVARY(S)                   $2,117.52
     59400   ROUTINE OB CARE INCL ANTEPARTUM
             CARE-VAG DEL-PP                     $2,964.53
     69210   REMOV IMPACTED CERUMEN (SEP PRO)
             1/BOTH EARS                         $   70.18
     71010   RAD EXAM CHEST; SNGL VIEW FRONTAL   $   45.90
     71020   RAD EXAM CHEST 2 VIEWS FRONTAL &
             LAT                                 $   58.75
     72110   RAD EXAM SPINE LUMBOSACRAL; COMPLT
             W/ OBLIQ VIEWS                      $   85.68
     73630   RAD EXAM FT; COMPLT MINI 3 VIEWS    $   48.96
     76092   SCREENING MAMMO BILAT               $  109.55
     80019   AUTO MULTICHANNEL TEST; 19/MORE
             CHEM TESTS                          $   19.58
     81000   UA DIP STICK/TABLET REAGENT;
             W/MICRO                             $    7.96
     83718   LIPOPROTEIN DIRECT MEASUR; HIGH
             DENSITY CHOL                        $   20.81
     85023   BLD CT; HG/PLATELET CT AUTO &
             MANUAL WBC                          $   24.48
     85024   BLD CT; HG/PLATELET CT AUTO & AUTO
             PART WBC                            $   23.26
     90707   IMMUNIZ ACTIVE; MEASLES/
             MUMPS/RUBELLA VIRUS LIVE            $   66.10
     90724   IMMUNIZ ACTIVE; INFLUENZA VIRUS
             VACCINE                             $   35.50
     90782   THERAP/DX INJ; SUBQ/IM              $    6.73
     90853   GRP MED PSYCHOTHERAP & DRUG MGMT
             WHEN INDICATED                      $   53.86
     93000   ECG-ROUTINE W/12 LEADS; W/ INTERPT
             & REPORT                            $   48.96
     95115   PROF SERV ALLERG IMMUNOTX NOT INCL
             EXTRCT; 1 INJ                       $   23.87
     95117   PROF SERV ALLERG IMMUNOTX WO
             EXTRACT; MX INJ                     $   30.60
     95125   PROF SERV ALLERG IMMUNOTX INCL
             EXTRACT; MX INJ                     $   28.76
     97010   PHYS MEDS TX-1 AREA; HOT/ COLD
             PACKS                               $   17.75
     97014   PHYS MEDS TX-1 AREA; ELEC STIM      $   24.48
     97032   ELECTRICAL STIMULATION; 15 MINUTES  $   24.48
     97035   ULTRASOUND TREATMENT; 15 MINUTES    $   20.20
     97260   MANIP (SEPART PROC) PERFORMED BY
             PHYS; 1 AREA                        $   25.09

   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
GENERAL SURGERY
     19120   EXC CYST/BEN-MALIG TISS/ DUCT/LES
             MALE/FE 1/MORE                      $  722.16
     19162   MASTEC PART; W/AXILRY
             LYMPHADENECTOMY                     $1,970.64
     19240   MASTEC MOD RAD W/AX NODES EXCL PEC
             MAJOR MUSCL                         $2,133.02
     36533   INSRT IMPLNT VENOUS ACCES PORT
             W/WO RESERVOIR                      $  724.00
     44005   ENTEROLYSIS (SEPART PROC)           $1,610.07
     44120   ENTERECTOMY RESECT SM INTESTINE;
             W/ANASTOMOSIS                       $1,758.58
     44140   COLECTOMY PART; W/ANASTOM           $2,194.84
     44145   COLECTOMY PART; W/ COLOPROCTOSTOMY  $2,664.65
     44153   COLECTOMY WO PROCTECT; W/ CREAT
             ILEAL RESERVOIR                     $3,403.64
     44950   APPY                                $1,010.31
     44960   APPY; RUPT APPY W/ABSCESS/ GEN
             PERITONITIS                         $1,207.37
     45378   COLONOSCOPY FLEX-PROX SPLEN FLEX;
             DX (SEP PRO)                        $  586.91
     46260   HEMORRHOIDECTOMY INT & EXT
             COMPLX/EXTEN                        $1,001.03
     47600   CHOLEY                              $1,413.01
     47605   CHOLEY; W/ CHOLANGIOGRAPHY          $1,529.39
     49500   REPR INIT ING HERNIA 6 MO-/ 5 YR;
             REDUCIBLE                           $  738.28
     49505   REPR INIT ING HERNIA 5 YR/ MORE;
             REDUCIBLE                           $  829.67
     49520   REPR RECURRENT ING HERNIA ANY AGE;
             REDUCIBLE                           $1,013.88
     49560   REPR INIT INCS HERNIA; REDUCIBLE
             (SEPART PROC)                       $1,165.25
     50360   RENAL HOMOTRANSPL; EXCLD DONOR &
             RECIP NEPHRECT                      $3,979.84
     58150   TOT ABD HYST W/WO REMOV
             TUBE(S)--OVARY(S)                   $2,117.52
     80019   AUTO MULTICHANNEL TEST; 19/MORE
             CHEM TESTS                          $   19.58
     85025   BLD CT; HG/PLATELET CT AUTO & AUTO
             COMPLT WBC                          $   23.26
     88170   FINE NEEDL ASPIRAT W/WO PREP
             SMEARS; SUPERF TISS                 $  143.82
     88304   LEVEL III-SURG PATH GROSS/ MICRO
             EXAM                                $   53.24
     88305   LEVEL IV-SURG PATH GROSS/ MICRO
             EXAM                                $  113.83
                           HEMATOLOGY/ONCOLOGY
     36000   INTRO NEEDLE/ INTRACATHETER VEIN    $   32.84
     36430   TRANSFUSION BLD/BLD COMPONENTS      $   73.54
     38230   BONE MARROW HARVESTING TRANSPL      $  514.79
     38241   BONE MARROW TRANSPL; AUTOLOGOUS     $  314.87
   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     74160   CAT ABD; W/CONTRAST                 $  541.62
     77336   CONT MED RADIAT PHYSICS CONS W/QA
             REPORT WK-THER                      $  184.82
     77413   RADIATION TX DELIV-3/MORE TX
             AREAS; 6-10 MEV                     $  145.04
     77414   RADIATION TX DELIV-3/MORE TX
             AREAS; 11-19 MEV                    $  145.04
     77430   WK RAD THERAP MGMT; COMPLX          $  332.93
     80019   AUTO MULTICHANNEL TEST; 19/MORE
             CHEM TESTS                          $   19.58
     85023   BLD CT; HG/PLATELET CT AUTO &
             MANUAL WBC                          $   24.48
     85024   BLD CT; HG/PLATELET CT AUTO & AUTO
             PART WBC                            $   23.26
     85025   BLD CT; HG/PLATELET CT AUTO & AUTO
             COMPLT WBC                          $   23.26
     90780   IV INFUS THERAP/DX-BY PHYS/
             SUPERVS; TO 1 HR                    $   69.77
     90781   IV INFUS THERAP/DX-BY PHYS/
             SUPERVS; EA HR TO 8HR               $   34.88
     90782   THERAP/DX INJ; SUBQ/IM              $    6.73
     90784   THERAP/DX INJ; IV                   $   29.99
     96408   CHEMOTX ADMIN IV; PUSH TECH         $   59.98
     96410   CHEMOTX ADMIN IV; INFUSION TECH
             UP-1 HR                             $   95.47
     96412   CHEMOTX ADMIN IV; INFUSION TECH
             1-8 HR EA ADD HR                    $   72.22
     96414   CHEMOTX ADMIN IV; INFUSION
             TECH-PROLONGED W/PUMP               $   83.23
     96520   REFILLING & MAINTENANCE PORTABLE
             PUMP                                $   55.69
     96530   REFILLING & MAINTENANCE IMPLNT
             PUMP/RESERVOIR                      $   66.10
     96545   PROVISION CHEMOTX AGENT             $   46.51
INFECTIOUS DISEASES
     96414   CHEMOTX ADMIN IV; INFUSION
             TECH-PROLONGED W/PUMP               $   83.23
     96520   REFILLING & MAINTENANCE PORTABLE
             PUMP                                $   55.69
     99000   HANDL &/OR CONVEY SPECMN-TRANSF
             OFFIC TO LAB                        $   20.81
     99025   INIT VISIT WHEN (*) SURG PROC =
             MAJ SERV @ VISIT                    $   26.93
     99052   SERV REQUEST BETWEEN 10 PM & 8 AM
             ADD TO BASIC                        $   53.24
     99054   SERV REQUESTED SUN & HOLIDAYS ADD
             BASIC SERV                          $   53.24
                             INTERNAL MEDICINE
     31622   BRONCHOSCOPY; DX W/WO CELL
             WASHING/BRUSHING                    $  547.54
     43235   UGI ENDO; DX W/WO COLLEC
             SPECMN-BRUSH/WASH (SEP)             $  410.55
     43239   UGI ENDO; W/BX 1/MX                 $  461.24
     45330   SIGMOIDOSCOPY FLEX; DX W/ WO
             COLLEC SPECMN                       $  164.93
     45378   COLONOSCOPY FLEX-PROX SPLEN FLEX;
             DX (SEP PRO)                        $  586.91

   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     45380   COLONOSCOPY FLEX-PROX SPLEN FLEX;
             W/BX 1/MX                           $  656.88
     45385   COLONOSCOPY FLEX; W/REMOV
             TUMOR/LES BY SNARE                  $  895.36
     71010   RAD EXAM CHEST; SNGL VIEW FRONTAL   $   45.90
     71020   RAD EXAM CHEST 2 VIEWS FRONTAL &
             LAT                                 $   58.75
     76091   MAMMO; BILAT                        $  135.86
     80019   AUTO MULTICHANNEL TEST; 19/MORE
             CHEM TESTS                          $   19.58
     80061   LIPID PANEL                         $   26.93
     84443   THYROID STIM HORMONE                $   33.66
     85025   BLD CT; HG/PLATELET CT AUTO & AUTO
             COMPLT WBC                          $   23.26
     90724   IMMUNIZ ACTIVE; INFLUENZA VIRUS
             VACCINE                             $   35.50
     90780   IV INFUS THERAP/DX-BY PHYS/
             SUPERVS; TO 1 HR                    $   69.77
     90782   THERAP/DX INJ; SUBQ/IM              $    6.73
     92982   PERQ TRNSLUMNL CORON BALOON
             ANGIOPLSTY; 1 VESSEL                $1,606.50
     93000   ECG-ROUTINE W/12 LEADS; W/ INTERPT
             & REPORT                            $   48.96
     93005   ECG-ROUTINE ECG W/12 LEADS;
             TRACING ONLY                        $   28.15
     93010   ECG-ROUTINE W/12 LEADS; INTERPT &
             REPORT ONLY                         $   20.81
     93015   CV STRESS TEST W/TREADMILL-PHARM;
             INTRPT & REPRT                      $  201.96
     93018   CV STRESS TEST W/TREADMILL;
             INTERPT & REPRT ONLY                $   43.45
     93224   ECG-24 HR W/SUPERIMPOSIT SCAN;
             REPRT-REVW-INTRPT                   $  291.31
     93307   ECHO REAL-TIME W/DOCUMEN W/WO
             M-MODE; COMPLT                      $  364.75
     93320   DOPPLER ECHO WAVE W/ SPECTRAL
             DISPLY; COMPLT                      $  163.40
     93325   DOPPLER COLOR FLOW VELOCITY
             MAPPING                             $  190.94
     95115   PROF SERV ALLERG IMMUNOTX NOT INCL
             EXTRCT; 1 INJ                       $   23.87
     96410   CHEMOTX ADMIN IV; INFUSION TECH
             UP-1 HR                             $   95.47
NEONATOLOGY
     31500   INTUBATION ENDOTRACHEAL ER PROC     $  294.58
     31520   LARYNGOSCOPY DIRECT W/WO
             TRACHEOSCOPY; DX NB                 $  357.41
     33960   PROLONG EXTRACORPOR CIRCUL CP
             INSUFF; INIT 24 HR                  $1,949.93
     36000   INTRO NEEDLE/ INTRACATHETER VEIN    $   32.84
     36430   TRANSFUSION BLD/BLD COMPONENTS      $   73.54
     36440   PUSH TRANSFUSION BLD 2 YR/ UNDER    $  145.66
   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     36450   EXCHG TRANSFUSION BLD; NB           $  306.31
     36510   CATH UMBILICAL VEIN DX/ THERAP NB   $  103.53
     36600   ART PUNCT WITHDRAWAL BLD DX         $   44.27
     36620   ART CATH/CANNULAT-SAMPL MONITOR
             (SEP PRO); PERQ                     $  139.23
     36660   CATH UMBILICAL-ART-NB-DX/ THERAP    $  137.80
     61070   PUNCT SHUNT TUBING/
             RESERVOIR-ASPIRAT/INJ PROC          $  115.06
     62230   REPLAC/REVIS CSF SHUNT/ OBSTRUC
             VALV/DISTAL CATH                    $1,742.98
     62270   SPINAL PUNCT LUMBAR DX              $  155.04
     94656   VENTILATION ASSIST & MGMT; 1 ST DA  $  151.16
     94657   VENTILATION ASSIST & MGMT; SUBSQT
             DA                                  $   91.80
     94660   CONT POS AIRWAY PRESS VENTILATION
             INIT & MGMT                         $   93.64
     94761   NONINVASIVE EAR/PULSE OXIMETRY O2
             SAT; MX DETERM                      $   42.84
NEPHROLOGY
     36489   PLCMT CENTRAL VENOUS CATH; PERCUT
             OVER AGE 2                          $  179.21
     36520   THERAP APHERESIS                    $  269.89
     36800   INSRT CANNULA HEMODIALYSIS/OTHER;
             VEIN-VEIN                           $  352.00
     50200   RENAL BX; PERCUT BY TROCAR/NEEDLE   $  389.84
     50590   LITH EXTRACORPOREAL SHOCK WAVE      $1,418.72
     76700   ECHO ABD B-SCAN W/IMAGE DOCUMEN;
             COMPLT                              $  197.68
     76775   ECHO RETROPERITON B-SCAN W/IMAGE
             DOCUMEN; LTD                        $  142.60
     76778   ECHO TRANSPL KIDNEY B-SCAN W/IMAGE
             DOCUMEN                             $  191.56
     80019   AUTO MULTICHANNEL TEST; 19/MORE
             CHEM TESTS                          $   19.58
     82565   CREATININE; BLD                     $   14.08
     83970   PARATHORMONE                        $   99.14
     85025   BLD CT; HG/PLATELET CT AUTO & AUTO
             COMPLT WBC                          $   23.26
     86287   HEPATITIS B SURFACE ANTIG           $   30.60
     90784   THERAP/DX INJ; IV                   $   29.99
     90935   HEMODIALYSIS PROC W/SNGL PHYS EVAL  $  171.97
     90937   HEMODIALYSIS PROC W/ REPEAT EVAL
             W/WO REVIS DIALY                    $  302.33
     90945   DIALYSIS PROC OTHER THAN
             HEMODIALYSIS W/1 EVAL               $  160.96
     90947   DIALYSIS OTHER THAN HEMODIALYSIS
             W/REPEAT EVAL                       $  268.67
     90989   DIALYSIS TRAIN-PT-INCL HELPR WHERE
             APPLIC-COMPLT                       $  317.02
     90997   HEMOPERFUSION                       $  266.22

   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     95900   NERV CONDUCT VELOCITY/ LATENCY
             STDY; MOTR EA NERV                  $   66.71
     95904   NERV CONDUC VELOCITY/ LATENCY
             STDY; SENSRY EA NRV                 $   57.53
     92002   OPHTH SERV: MED EXAM & EVAL;
             INTERMED NEW PT
     22554   ARTHRODESIS-ANT INTERBOD; CERV
             BELOW C2 W/GFT                      $3,310.51
     22842   POST INSTRUM; SEGMT FIXA            $1,677.70
     61313   CRANIECTOMY-HEMATOMA-SUPRATENT;
             INTRACEREBRAL                       $4,155.07
     61510   CRANIECTOMY; EXC BRAIN
             TUMOR-SUPRATENTORIAL                $4,790.74
     61512   CRANIECTOMY; EXC
             MENINGOMA-SUPRATENTORIAL            $5,533.30
     61518   CRANIECTOMY-EXC TUMOR-POST FOSSA;
             EX MENINGIOMA                       $5,799.31
     61520   CRANIECTOMY-POST FOSSA;
             CEREBELLOPONTINE ANGLE              $7,565.95
     61548   HYPOPHYSECTOMY-TRANSNASAL
             NONSTEREOTACTIC                     $3,995.14
     61700   SURG ANEURY INTRACRAN APPROACH;
             CAROTID CIRCULAT                    $6,989.86
     61751   STEREOTACTIC BX/ASPIRAT/EXC
             INTRACRAN LES; W/CAT                $3,307.25
     62121   CRANIOTOMY REPR ENCEPHALOCELE
             SKULL BASE                          $3,359.47
     62223   CREAT SHUNT; VENTRICULO-
             PERITONEAL/-PLEURAL                 $2,560.61
     62230   REPLAC/REVIS CSF SHUNT/ OBSTRUC
             VALV/DISTAL CATH                    $1,742.98
     63005   LAMINECT W/EXPLOR 1-2 VERTEB;
             LUMBAR EX SPONDYLO                  $2,798.88
   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     63020   LAMINOTOMY W/DECOMP NERV ROOT; 1
             INTERSPACE CERV                     $2,708.30
     63030   LAMINOT W/DECOMP NERV ROOT; 1
             INTERSPACE LUMBAR                   $2,399.86
     63042   LAMINOTOMY W/DECOMP NERV ROOT
             RE-EXPLOR; LUMBAR                   $3,512.06
     63045   LAMINECTOMY SNGL VERTEBRAL SEGMT;
             CERV                                $3,205.25
     63047   LAMINECTOMY SNGL VERTEBRAL SEGMT;
             LUMBAR                              $2,805.41
     63075   DISKECTOMY ANT W/DECOMP; CERV SNGL
             INTERSPACE                          $3,205.25
     63081   VERTEBRAL CORPECTOMY-ANT W/DECOMP;
             CERV 1 SEGMT                        $4,311.74
     63200   LAMINECTOMY W/RELEASE TETHERED
             CORD LUMBAR                         $2,609.57
     64721   NEUROPLASTY &/OR TRANSPO; MEDIAN @
             CARPAL TUNNEL                       $  793.15
     95869   NEEDLE EMG LTD STUDY SPEC MUSCL     $   58.14
     95900   NERV CONDUCT VELOCITY/ LATENCY
             STDY; MOTR EA NERV                  $   66.71
     95904   NERV CONDUC VELOCITY/ LATENCY
             STDY; SENSRY EA NRV                 $   57.53
     95920   INTRAOPERATIVE NEUROPHYSIOLOGY
             TESTING PER HOUR                    $  304.78
     95925   SOMATOSENSORY TESTING 1/MORE NERV   $  132.80

   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
NEUROLOGY
     22554   ARTHRODESIS-ANT INTERBOD; CERV
             BELOW C2 W/GFT                      $3,310.51
     36216   SELECT CATH PLCMT ART SYST; INIT
             2ND ORDER THORA                     $  631.18
     62223   CREAT SHUNT; VENTRICULO-
             PERITONEAL/-PLEURAL                 $2,560.61
     62270   SPINAL PUNCT LUMBAR DX              $  155.04
     70470   CAT HEAD/BRAIN; WO CONTRAST
             FOLLOWED BY CONTRAST                $  556.31
     70551   MRI BRAIN; WO CONTRAST              $  831.71
     70553   MRI BRAIN; WO CONTRAST FOLLOWED BY
             CONTRAST                            $1,762.56
     72141   MRI SPINAL CANAL & CONTENTS CERV;
             WO CONTRAST                         $  843.34
     72148   MRI SPINAL CANAL & CONTENTS
             LUMBAR; WO CONTRAST                 $  908.21
     80019   AUTO MULTICHANNEL TEST; 19/MORE
             CHEM TESTS                          $   19.58
     84443   THYROID STIM HORMONE                $   33.66
     84450   TRANSFERASE; ASPARTATE AMINO        $   11.63
     85025   BLD CT; HG/PLATELET CT AUTO & AUTO
             COMPLT WBC                          $   23.26
     90830   PSYCH TEST W/INTERPT & REPRT PER
             HR                                  $   80.78
     92280   VISUALLY EVOKED POTENTIAL STUDY
             W/MED DX EVAL                       $   25.09
     92585   BRAINSTEM EVOKED RESPONSE
             RECORDING                           $  248.47
     95819   EEG INCL AWAKE & ASLEEP;
             STAND/PORT SAME FACILIT             $  184.82
     95860   NEEDLE EMG; 1 EXTREM & RELATED
             PARASPINAL AREAS                    $  130.97
     95861   NEEDLE EMG; 2 EXTREM & RELATED
             PARASPINAL AREAS                    $  224.60
     95900   NERV CONDUCT VELOCITY/ LATENCY
             STDY; MOTR EA NERV                  $   66.71
     95904   NERV CONDUC VELOCITY/ LATENCY
             STDY; SENSRY EA NRV                 $   57.53
     95925   SOMATOSENSORY TESTING 1/MORE NERV   $  132.80
     95935   'H/'F' REFLEX STUDY BY ELEC-DX
             TESTING                             $   13.46
                       OBSTETRICS & GYNOCOLOGY
     56304   LAP SURG; W/LYSIS ADHESIONS         $  911.47
     57452   COLPOSCOPY; (SEPART PROC)           $  145.25
     57454   COLPOSCOPY; W/BX-CERV &/OR
             ENDOCERV CURET                      $  223.58
     57520   CONIZATION CERV W/WO FULG W/WO D&C
             W/WO REPR                           $  664.22
     58100   ENDOMETRIAL &/OR ENDOCERV SAMPL
             (SEPART PROC)                       $  123.22
   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     58120   DILAT & CURET DX &/OR THERAP (NON
             OB)                                 $  503.47
     58150   TOT ABD HYST W/WO REMOV
             TUBE(S)--OVARY(S)                   $2,117.52
     58260   VAG HYST                            $1,864.56
     58605   LIG/TRANSECT FALLOPIAN TUBE-SAME
             HOSP (SEP PRO)                      $  694.42
     58720   SALPINGO-OOPHORECTOMY COMPLT/PART
             (SEPART PROC)                       $1,616.50
     58740   LYSIS ADHESIONS                     $1,135.87
     59025   FETAL NON-STRESS TEST               $   89.96
     59400   ROUTINE OB CARE INCL ANTEPARTUM
             CARE-VAG DEL-PP                     $2,964.53
     59410   VAG DELIV ONLY; INCL PP CARE        $1,962.07
     59510   ROUTINE OB CARE INCL ANTEPARTUM
             CARE-C SECT-PP                      $3,358.66
     59515   CAESAREAN DELIV ONLY; INCL PP CARE  $2,279.09
     59820   TX MISSED AB COMPLT SURGICALLY;
             FIRST TRIMESTER                     $  589.05
     59840   INDUCED AB BY DILAT & CURET         $  486.95
     76091   MAMMO; BILAT                        $  135.86
     76805   ECHO PG UTERUS B-SCAN W/ IMAGE
             DOCUMEN; COMPLT                     $  222.77
     76830   ECHO TRANSVAGINAL                   $  159.73
     76856   ECHO PELVIC B-SCAN W/IMAGE
             DOCUMEN; COMPLT                     $  159.73
     76946   ULTRASONIC GUIDANCE
             AMNIOCENTESIS-RAD S & I             $  130.36
     80055   OB PANEL                            $   69.77
     81000   UA DIP STICK/TABLET REAGENT;
             W/MICRO                             $    7.96
     84703   GONADOTROPIN CHORIONIC; QUAL        $   41.00
     88150   CYTPTH SMEARS CERV/VAG 1-3; SCRN
             TECH PHYS SUPER                     $   10.40
     88305   LEVEL IV-SURG PATH GROSS/ MICRO
             EXAM                                $  113.83
     90730   IMMUNIZ ACTIVE; HEPATITIS A
             VACCINE                             $   80.78
     90742   IMMUNIZ PASSIVE; SPEC HYPERIMMUNE
             SERUM GLOBULIN                      $   58.75
     90780   IV INFUS THERAP/DX-BY PHYS/
             SUPERVS; TO 1 HR                    $   69.77
     90782   THERAP/DX INJ; SUBQ/IM              $    6.73
     90784   THERAP/DX INJ; IV                   $   29.99
OPHTHALMOLOGY
     65855   TRABECULOPLASTY-LASER SURG 1/MORE
             SESSIONS                            $  871.49
     66761   IRIDOTOMY/IRIDECTOMY BY LASER SURG  $  762.14
     66821   DISCISSION SECNDRY MEMBRN
             CATARACT; LASER SURG                $  516.53
     66984   EXTRACAPSULAR CATARACT REMOV
             W/INSRT IOL PROSTH                  $1,916.78

   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     67036   VITRECTOMY MECH PARS PLANA
             APPROACH                            $2,324.78
     67038   VITRECTOMY MECH; W/ EPIRETINAL
             MEMBRN STRIPPING                    $3,904.56
     67107   REPR RETINAL DETACHMENT; SCLERAL
             BUCKLING                            $2,692.80
     67108   REPR RETINAL DETACHMENT;
             W/VITRECTOMY ANY METHD              $3,845.81
     67145   PROPHYLAXIS RETINAL DETACH;
             PHOTOCOAGULATION                    $  984.10
     67210   DESTRCT LOCALIZ LES RETINA;
             PHOTOCOAGULATION                    $1,547.95
     67228   DESTRCT PROGRESSIVE RETINOPATHY;
             PHOTOCOAGULAT                       $1,816.42
     67311   STRABISMUS SURG; 1 HORIZONTAL
             MUSCL                               $1,210.13
     67312   STRABISMUS SURG; 2 HORIZONTAL
             MUSCL                               $1,499.81
     67420   ORBITOTOMY W/BONE FLAP/ WINDOW;
             W/REMOV LES                         $3,010.22
     76511   OPHTH ULTRASOUND ECHO DX; A-SCAN
             ONLY                                $  153.00
     76512   OPHTH ULTRASOUND ECHO DX; CONTACT
             B-SCAN                              $  156.67
             OPHTH SERV: MED EXAM & EVAL;
             INTERMED NEW PT                     $   85.07
     92004   OPHTH SERV: MED EXAM; COMP NEW PT
             1/MORE VISITS                       $  138.31
     92012   OPHTH SERV: MED EXAM & EVAL;
             INITERMED ESTAB PT                  $   69.16
     92014   OPHTH SERV: MED EXAM & EVAL; COMP
             ESTAB PT                            $  101.59
     92015   DETERM REFRACTIVE STATE             $   44.06
     92020   GONIOSCOPY W/MED DX EVAL (SEPART
             PROC)                               $   41.00
     92082   VISUAL FIELD EXAM UNILAT/ BILAT
             W/EVAL; INTERMED                    $   58.14
     92083   VISUAL FIELD EXAM UNILAT/ BILAT
             W/EVAL; EXTEN                       $   83.84
     92225   OPHTH EXTEN W/RETINAL DRAW W/MED
             DX EVAL; INIT                       $   52.02
     92235   FLUORESCEIN ANGIOGRAPHY W/MED DX
             EVAL                                $  151.78
     92250   FUNDUS PHOTOGRAPHY W/ MED DX EVAL   $   53.86
OPTOMETRY
     92002   OPHTH SERV: MED EXAM & EVAL;
             INTERMED NEW PT                     $   85.07
     92004   OPHTH SERV: MED EXAM; COMP NEW PT
             1/MORE VISITS                       $  138.31
     92012   OPHTH SERV: MED EXAM & EVAL;
             INITERMED ESTAB PT                  $   69.16
     92014   OPHTH SERV: MED EXAM & EVAL; COMP
             ESTAB PT                            $  101.59
     92015   DETERM REFRACTIVE STATE             $   44.06
     92020   GONIOSCOPY W/MED DX EVAL (SEPART
             PROC)                               $   41.00
   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     92065   ORTHOPTIC &/OR PLEOPTIC TRAIN
             W/MED DIRECT                        $   45.29
     92081   VISUAL FIELD EXAM UNILAT/ BILAT
             W/DX EVAL; LTD                      $   42.23
     92082   VISUAL FIELD EXAM UNILAT/ BILAT
             W/EVAL; INTERMED                    $   58.14
     92083   VISUAL FIELD EXAM UNILAT/ BILAT
             W/EVAL; EXTEN                       $   83.84
     92100   SERIAL TONOMETRY (SEP PRO) W/DX
             EVAL SAME DA                        $   72.22
     92225   OPHTH EXTEN W/RETINAL DRAW W/MED
             DX EVAL; INIT                       $   52.02
     92226   OPHTH EXTEN W/RETINAL DRAW W/MED
             DX EVAL; SUBSQT                     $   45.90
     92250   FUNDUS PHOTOGRAPHY W/ MED DX EVAL   $   53.86
     92285   EXT OCULAR PHOTOGRAPHY
             W/EVAL-DOCUMN MED PROGRES           $   30.60
     92310   SCRIPT & FIT CONTACT LENS; CORNEAL
             EX APHAKIA                          $  152.39
     92325   MODIFICAT LENS (SEP PRO) W/ MED
             SUPERVS ADAPTAT                     $   23.87
     92326   REPLAC CONTACT LENS                 $   99.14
ORTHOPEDIC SURGERY
     20680   REMOV IMPLNT; DEEP                  $  578.54
     22842   POST INSTRUM; SEGMT FIXA            $1,677.70
     23130   ACROMIOPLASTY/ ACROMIONECTOMY PART  $1,247.66
     23420   REPR COMPLT SHOULDER CUFF AVULSION
             CHRONIC                             $2,416.99
     25605   CLOSED RED FX-DIST RAD OR EPIPH
             SEP                                 $  809.47
     27130   ARTHROPLASTY ACETABULAR & PROX FEM
             PROSTH REPLAC                       $3,849.07
     27134   REVIS TOT HIP ARTHROPLASTY; BOTH
             COMPON W/WO GFT                     $5,252.59
     27425   LAT RETINACULAR RELEASE             $1,026.53
     27447   ARTHROPLASTY KNEE CONDYLE &
             PLATEAU; MED & LAT                  $4,066.94
     27814   OP TX BIMALLEOLAR ANK FX W/WO
             INT/EXT FIXA                        $1,751.95
     28285   HAMMERTOE OR; 1 TOE                 $  748.27
     28296   HALLUX VALGUS CORRECT; W/
             METATARSAL OSTEOTOMY                $1,507.97
     29075   CAST SHORT ARM                      $  120.77
     29425   CAST SHORT LEG AMBULATORY TYPE      $  172.99
     29826   ARTHROSCOPY SHOULDER SURG; DECOMP
             SUBACROM SPACE                      $1,807.44
     29870   ARTHROSCOPY KNEE DX W/WO SYNOVIAL
             BX (SEP PRO)                        $  783.36
     29875   ARTHROSCOPY KNEE SURG; SYNOVECTOMY
             LTD (SEP PRO)                       $1,277.04

   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     29876   ARTHROSCOPY KNEE SURG; SYNOVECTOMY
             MAJOR                               $1,556.11
     29877   ARTHROSCOPY KNEE SURG; DEBRID/SHAV
             ARTIC CARTIL                        $1,459.82
     29879   ARTHROSCOPY KNEE SURG; ABRASION
             ARTHROPLASTY                        $1,597.73
     29880   ARTHROSCOPY KNEE SURG; W/
             MENISECTMY (MED & LAT)              $1,685.86
     29881   ARTHROSCOPY KNEE SURG; W/
             MENISECTMY (MEDIAL/LAT)             $1,535.71
     29888   ARTHROSCOPICALLY AIDED ACL
             REPAIR/AUGMENT/RECON                $2,730.34
     63030   LAMINOT W/DECOMP NERV ROOT; 1
             INTERSPACE LUMBAR                   $2,399.86
     64721   NEUROPLASTY &/OR TRANSPO; MEDIAN @
             CARPAL TUNNEL                       $  793.15
     72100   RAD EXAM SPINE LUMBOSACRAL; AP &
             LAT                                 $   61.81
     73100   RAD EXAM WRIST; ANTEROPOSTERIOR &
             LAT VIEWS                           $   45.29
     73560   RAD EXAM KNEE; ANTEROPOSTERIOR &
             LAT VIEWS                           $   47.74
     73620   RAD EXAM FT; ANTEROPOSTERIOR & LAT
             VIEWS                               $   45.29
     73630   RAD EXAM FT; COMPLT MINI 3 VIEWS    $   48.96
     90782   THERAP/DX INJ; SUBQ/IM              $    6.73
     97010   PHYS MEDS TX-1 AREA; HOT/ COLD
             PACKS                               $   17.75
     97012   PHYS MEDS TX-1 AREA; TRACTION MECH  $   28.15
     97110   PHYS MEDS-1 AREA 1ST 30 MIN EA
             VISIT; EXERCISE                     $   36.72
     97530   KINETIC ACTIVITIES 1 AREA; 1ST 30
             MIN EA VISIT                        $   38.56
     97700   OFFIC VISIT W/'CHECK-OUT'
             TEST/MEASUR; 1ST 30MIN              $   80.17
     97750   PHYSICAL PERFORMANCE TEST; 15 MIN.  $   44.06
OTOLARYNGOLOGY
     21147   RECON MIDFACE LEFORT I; 3/MORE
             PIECES REQ GFT                      $3,060.82
     21196   RECON MANDIB RAMUS SAGITTAL SPLIT;
             W/INT FIXA                          $2,703.41
     21240   ARTHROPLASTY TEMPOROMANDIBULAR JT
             W/ WO AUTOGFT                       $2,607.94
     30140   SUBMUCOUS RESECT TURBINATE
             PART/COMPLT                         $  543.46
     30420   RHINOPLASTY PRIMARY; INCL MAJOR
             SEPTAL REPR                         $2,888.64
     30520   SEPTOPLASTY/SMR W/WO CARTIL
             SCORING/REPLAC W/ GFT               $1,110.58
     30620   SEPTAL/OTHER INTRANASAL
             DERMATOPLASTY                       $1,122.00
   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     31090   SINUSOTOMY COMBO 3/MORE SINUSES     $1,802.54
     31575   LARYNGOSCOPY FLEXIBLE FIBEROPTIC;
             DX                                  $  230.93
     42820   TONSILLECTOMY & ADENOIDECTOMY;
             UNDER AGE 12                        $  576.10
     42821   TONSILLECTOMY & ADENOIDECTOMY; AGE
             12/OVER                             $  692.78
     42826   TONSILLECTOMY PRIM/ SECNDRY; AGE
             12/OVER                             $  610.37
     42830   ADENOIDECTOMY PRIM; UNDER AGE 12    $  376.99
     69436   TYMPANOSTOMY GEN ANES               $  348.43
     69631   TYMPANOPLASTY WO MASTOIDEC; WO
             OSSICULAR CHAIN                     $1,907.81
     69641   TYMPANOPLASTY W/ MASTOIDEC; WO
             OSSICULAR CHAIN                     $2,439.02
     70210   RAD EXAM SINUSES PARANASAL LESS
             THAN 3 VIEWS                        $   54.47
     70220   RAD EXAM SINUSES PARANASAL COMPLT
             MINI 3 VIEWS                        $   72.83
     70460   CAT HEAD/BRAIN; W/CONTRAST MAT      $  455.94
     70480   CAT ORBIT/SELLA/OUTER-MID-INNER
             EAR; WO CONTRAST                    $  411.88
     70486   CAT MAXILLOFACIAL AREA; WO
             CONTRAST                            $  398.41
     82785   GG; IGE                             $   34.88
     87060   CULTURE BACTERIAL DEFINITIVE;
             THROAT/NOSE                         $   14.08
     87070   CULTURE BACTERIAL DEFINITIVE; ANY
             OTHER SOURCE                        $   15.30
     87184   SENSITIVITY ANTIBIOTIC; DISK METHD
             PER PLATE                           $   14.08
     88170   FINE NEEDL ASPIRAT W/WO PREP
             SMEARS; SUPERF TISS                 $  143.82
     92506   MED EVAL SPEECH/LANGUAGE &/OR
             HEARING PROBLEMS                    $   87.52
     92507   SPEECH/LANG/HEAR THERAP W/MED
             SUPERVS; INDIVI                     $   53.86
     92552   PURE TONE AUDIOMETRY; AIR ONLY      $   28.15
     92553   PURE TONE AUDIOMETRY; AIR & BONE    $   42.84
     92557   BASIC COMP AUDIOMETRY (92553 &
             92556 COMBO)                        $   77.11
     92567   TYMPANOMETRY                        $   34.27
     92585   BRAINSTEM EVOKED RESPONSE
             RECORDING                           $  248.47
PATHOLOGY
     80019   19 BLOOD/URINE TESTS                $   19.58
     80050   GENERAL HEALTH PANEL                $   63.04

   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     80061   LIPID PANEL                         $   26.93
     80091   THYROID PANEL                       $   26.93
     81000   URINALYSIS/ NONAUTO/ W/ SCOPE       $    7.96
     82270   TEST FECES FOR BLOOD                $    6.12
     82785   ASSAY/ GAMMAGLOBULIN IGE            $   34.88
     82947   ASSAY QUANTITATIVE/ GLUCOSE         $   11.63
     83718   BLOOD LIPOPROTEIN ASSAY             $   20.81
     84443   ASSAY THYROID STIM HORMONE          $   33.66
     84702   CHORIONIC GONADOTROPIN TEST         $   43.45
     84703   CHORIONIC GONADOTROPIN ASSAY        $   41.00
     85021   AUTOMATED HEMOGRAM                  $   11.63
     85022   AUTOMATED HEMOGRAM                  $   16.52
     85023   AUTOMATED HEMOGRAM                  $   24.48
     85024   AUTOMATED HEMOGRAM                  $   23.26
     85025   AUTOMATED HEMOGRAM                  $   23.26
     85027   AUTOMATED HEMOGRAM                  $   20.81
     86316   IMMUNOASSAY/ TUMOR ANTIGEN          $   39.78
     86317   IMMUNOASSAY/ INFECTIOUS             $   32.44
     86403   PARTICLE AGGLUTINATION TEST         $   22.03
     86585   TB TINE TEST                        $   12.24
     87060   NOSE/THROAT CULTURE/                $   14.08
     87086   URINE CULTURE/ COLONY COUNT         $   15.30
     88150   CYTOPATHOLOGY/ PAP SMEAR            $   10.40
     88304   TISSUE EXAM BY PATHOLOGIST          $   53.24
     88305   TISSUE EXAM BY PATHOLOGIST          $  113.83
     88307   TISSUE EXAM BY PATHOLOGIST          $  197.68
PEDIATRICS
     54150   CIRCUMCISION USING CLAMP/ OTHER
             DEVICE; NB                          $  169.22
     70210   RAD EXAM SINUSES PARANASAL LESS
             THAN 3 VIEWS                        $   54.47
     71010   RAD EXAM CHEST; SNGL VIEW FRONTAL   $   45.90
     71020   RAD EXAM CHEST 2 VIEWS FRONTAL &
             LAT                                 $   58.75
     73620   RAD EXAM FT; ANTEROPOSTERIOR & LAT
             VIEWS                               $   45.29
     74241   RAD EXAM GI TRACT UPPER; W/WO
             DELAY FILM W/KUB                    $  157.28
     81000   UA DIP STICK/TABLET REAGENT;
             W/MICRO                             $    7.96
     86317   IMMUNOASSAY INFEC AGENT ANTIB QUAN
             NES                                 $   32.44
     86403   PARTICLE AGGLUTINATION ANTIB EA     $   22.03
     86585   SKIN TEST; TUBERCULOSIS TINE TEST   $   12.24
     87060   CULTURE BACTERIAL DEFINITIVE;
             THROAT/NOSE                         $   14.08
   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     90701   IMMUNIZ ACTIVE; DIPHTHERIA/
             TETANUS/PERTUSSIS                   $   55.08
     90707   IMMUNIZ ACTIVE; MEASLES/
             MUMPS/RUBELLA VIRUS LIVE            $   66.10
     90712   IMMUNIZ ACTIVE; POLIOVIRUS VACCINE
             LIVE ORAL                           $   44.06
     90731   IMMUNIZ ACTIVE; HEPATITIS B
             VACCINE                             $   80.78
     90737   IMMUNIZ ACTIVE; HEMOPHILUS
             INFLUENZA B                         $   42.84
     90782   THERAP/DX INJ; SUBQ/IM              $    6.73
     90788   IM INJ ANTIBIOTIC                   $    7.34
     92012   OPHTH SERV: MED EXAM & EVAL;
             INITERMED ESTAB PT                  $   69.16
     92081   VISUAL FIELD EXAM UNILAT/ BILAT
             W/DX EVAL; LTD                      $   42.23
     92551   SCREENING TEST PURE TONE AIR ONLY   $   25.70
     92552   PURE TONE AUDIOMETRY; AIR ONLY      $   28.15
     92567   TYMPANOMETRY                        $   34.27
     95117   PROF SERV ALLERG IMMUNOTX WO
             EXTRACT; MX INJ                     $   30.60
     95125   PROF SERV ALLERG IMMUNOTX INCL
             EXTRACT; MX INJ                     $   28.76
     99050   SERV REQUEST AFTR OFFIC HRS ADD TO
             BASIC SERV                          $   26.93
     99054   SERV REQUESTED SUN & HOLIDAYS ADD
             BASIC SERV                          $   53.24
     99391   PERIODIC RE-E&M HEALTHY INDIVI
             ESTAB PT; INFANT                    $  138.16
     99392   PERIODIC RE-E&M HEALTHY EST PT;
             EARLY CHILDHOOD                     $  160.65
     99431   HX/EXAM NORM NB INIT DX/ TX/PREP
             HOSP RECORDS                        $  158.08
     99433   SUBSQT HOSPITAL CARE NORMAL
             NEWBORN                             $   83.54
     99435   HISTORY AND EXAMINATION             $  202.42
PHYSICAL MEDICINE & REHABILITATION
     72040   RAD EXAM SPINE CERV;
             ANTEROPOSTERIOR & LAT               $   57.53
     72050   RAD EXAM SPINE CERV; MINI 4 VIEWS   $   84.46
     72110   RAD EXAM SPINE LUMBOSACRAL; COMPLT
             W/ OBLIQ VIEWS                      $   85.68
     72125   CAT CERV SPINE; WO CONTRAST         $  473.69
     92507   SPEECH/LANG/HEAR THERAP W/MED
             SUPERVS; INDIVI                     $   53.86
     95900   NERV CONDUCT VELOCITY/ LATENCY
             STDY; MOTR EA NERV                  $   66.71
     97010   PHYS MEDS TX-1 AREA; HOT/ COLD
             PACKS                               $   17.75
     97012   PHYS MEDS TX-1 AREA; TRACTION MECH  $   28.15

   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     97014   PHYS MEDS TX-1 AREA; ELEC STIM      $   24.48
     97022   PHYS MEDS TX-1 AREA; WHIRLPOOL      $   23.26
     97032   ELECTRICAL STIMULATION; 15 MINUTES  $   24.48
     97033   IONTOPHORESIS; 15 MINUTES           $   25.70
     97035   ULTRASOUND TREATMENT; 15 MINUTES    $   20.20
     97036   HUBBARD TANK; 15 MINUTES            $   31.21
     97110   PHYS MEDS-1 AREA 1ST 30 MIN EA
             VISIT; EXERCISE                     $   36.72
     97112   PHYS MEDS-1 AREA 1ST 30 MIN;
             NEUROMUSCL REEDUCAT                 $   36.11
     97122   PHYS MEDS-1 AREA 1ST 30 MIN/
             VISIT; TRACT MANUAL                 $   33.05
     97124   PHYS MEDS-1 AREA 1ST 30 MIN EA
             VISIT; MASSAGE                      $   28.76
     97260   MANIP (SEPART PROC) PERFORMED BY
             PHYS; 1 AREA                        $   25.09
     97530   KINETIC ACTIVITIES 1 AREA; 1ST 30
             MIN EA VISIT                        $   38.56
     97700   OFFIC VISIT W/'CHECK-OUT'
             TEST/MEASUR; 1ST 30MIN              $   80.17
     97750   PHYSICAL PERFORMANCE TEST; 15 MIN.  $   44.06
PLASTIC SURGERY
     11440   EXC BEN LES FACE/EARS/NOSE/ LIPS;
             0.5 CM/LESS                         $  150.96
     11441   EXC BEN LES FACE/EARS/NOSE/ LIPS;
             0.6 TO 1.0 CM                       $  203.18
     11442   EXC BEN LES FACE/EARS/NOSE/ LIPS;
             1.1 TO 2.0 CM                       $  248.88
     11641   EXC MALIG LES FACE/EARS/
             NOSE/LIPS; 0.6 TO 1.0 CM            $  380.26
     11642   EXC MALIG LES FACE/EARS/
             NOSE/LIPS; 1.1 TO 2.0 CM            $  463.49
     13131   REPR COMPLX FOREHEAD/
             CHIN/AX/GENIT/FT; 1.1-2.5           $  485.52
     13132   REPR COMPLX FOREHEAD/
             CHIN/AX/GENIT/FT; 2.6-7.5           $  878.02
     13152   REPR COMPLX LIDS/NOSE/EARS/ LIPS;
             2.6 TO 7.5 CM                       $  986.54
     13300   REPR UNUSUAL COMPLIC OVER 7.5 CM
             ANY AREA                            $  953.09
     14040   ADJACENT TRANSF CHIN/NECK/ AX/FT;
             10 SQ CM/LESS                       $1,191.36
     14060   ADJACENT TRANSF LIDS/NOSE/ LIPS;
             10 SQ CM/LESS                       $1,374.14
     14300   ADJACENT TRANSF MORE THAN 30.0 SQ
             CM COMPLIC                          $1,951.06
     15100   SPLIT GFT TRUNK; 100 SQ CM/
             LESS-EA 1% BODY CHILD               $1,099.97
     15734   MUSCL MYOCUT/FASCIOCUT FLAP; TRUNK  $3,163.63
     15755   FREE FLAP                           $5,202.00
     15831   EXC EXCESSIVE SKIN & SUBQ TISS;
             ABD                                 $1,918.42
     19318   REDUCTION MAMMAPLASTY               $2,644.66
   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     19350   NIPPLE/AREOLA RECON                 $1,385.57
     19357   BREAST RECON IMMED/DELAY W/EXPANDR
             W/SUBSQT EXPA                       $2,549.18
     19369   BREAST RECON WITH TRANSVERSE FLAP   $4,299.50
     19371   PERIPROSTHETIC CAPSULECTOMY BREAST  $1,492.46
     30420   RHINOPLASTY PRIMARY; INCL MAJOR
             SEPTAL REPR                         $2,888.64
     30520   SEPTOPLASTY/SMR W/WO CARTIL
             SCORING/REPLAC W/ GFT               $1,110.58
     35207   REPR BLD VESSEL DIRECT;
             HAND-FINGER                         $1,555.81
PSYCHIATRY/PSYCHOLOGY
     90801   PSYCH DX INTERVIEW W/HX-
             MENTAL-STATUS-DISPOSIT              $  217.87
     90825   PSYCH EVAL HOSP RECORDS/ OTHER
             DATA MED DX PURPOS                  $   80.78
     90830   PSYCH TEST W/INTERPT & REPRT PER
             HR                                  $   80.78
     90841   INDIVI MED PSYCHOTHERAP-PHYS; TIME
             UNSPEC                              $  123.01
     90843   INDIVI MED PSYCHOTHERAP-PHYS;
             APPROX 20-30 MIN                    $  114.44
     90844   INDIVI MED PSYCHOTHERAP-PHYS;
             APPROX 45-50 MIN                    $  160.34
     90847   FAMILY MED PSYCHOTHERAP & DRUG
             MGMT WHEN INDICAT                   $  175.64
     90849   MX-FAMILY GRP MED PSYCHOTHERAP &
             DRUG MGMT                           $   53.86
     90853   GRP MED PSYCHOTHERAP & DRUG MGMT
             WHEN INDICATED                      $   53.86
     90855   INTERACTIVE INDIVI MED
             PSYCHOTHERAP                        $  173.20
     90862   PHARM MGMT W/SCRIPT USE &
             REVIEW-MIN PSYCHOTH                 $   83.84
     90870   ELEC-CONVULS THERAP; SNGL SEIZURE   $  153.61
     90887   INTERPT/EXPLAN RESULTS
             EXAM/PROC/DATA TO FAMILY            $  113.22
                            PULMONARY DISEASES
     31622   BRONCHOSCOPY; DX W/WO CELL
             WASHING/BRUSHING                    $  547.54
     31625   BRONCHOSCOPY; W/BX                  $  616.08
     31628   BRONCHOSCOPY; W/ TRANSBRONCH LUNG
             BX W/WO FLUORO                      $  740.11
     31645   BRONCHOSCPY; W/THERAP ASPIRAT
             TRACHEOBRONCH INIT                  $  577.73
     32000   THORACENTESIS-ASPIRAT-INIT/ SUBSQT  $  179.93
     36200   INTRO CATH AORTA                    $  430.54
     36215   SELECT CATH PLCMT ART SYST; EA 1ST
             ORDER THORAC                        $  549.07
     36489   PLCMT CENTRAL VENOUS CATH; PERCUT
             OVER AGE 2                          $  179.21

   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     36500   VENOUS CATH SELECT ORGAN BLD SAMPL  $  257.75
     36620   ART CATH/CANNULAT-SAMPL MONITOR
             (SEP PRO); PERQ                     $  139.23
     70210   RAD EXAM SINUSES PARANASAL LESS
             THAN 3 VIEWS                        $   54.47
     70220   RAD EXAM SINUSES PARANASAL COMPLT
             MINI 3 VIEWS                        $   72.83
     71020   RAD EXAM CHEST 2 VIEWS FRONTAL &
             LAT                                 $   58.75
     71260   CAT THORAX; W/CONTRAST MAT          $  553.25
     75774   ANGIO SELECT EA ADD VESSEL-AFTER
             BASIC EXAM-S&I                      $  813.96
     80019   AUTO MULTICHANNEL TEST; 19/MORE
             CHEM TESTS                          $   19.58
     82803   GASES BLD ANY COMBO-PH/
             PCO2/PO2/CO2/HCO2                   $   56.92
     85023   BLD CT; HG/PLATELET CT AUTO &
             MANUAL WBC                          $   24.48
     85027   BLD CT; HG & PLATELET CT AUTOMATED  $   20.81
     90782   THERAP/DX INJ; SUBQ/IM              $    6.73
     90784   THERAP/DX INJ; IV                   $   29.99
     93503   INSRT & PLCMT FLO DIREC
             CATH-MONITOR PURPOSES               $  345.17
     94010   SPIROMETRY W/RECRD-TOT & TIMED
             VC-EXPIR FLO RATE                   $   55.08
     94060   BRONCHOSPSM EVAL: SPIROM PRE &
             POST BRONCHODILAT                   $  102.20
     94160   VITAL CAPACITY SCREENING TESTS:
             TOT CAPACITY                        $   34.88
     94240   FUNCT RESIDUAL CAPACITY/ RESIDUAL
             VOLUM: MX METHD                     $   74.05
     94375   RESPIRATORY FLOW VOLUM LOOP         $   62.42
     94656   VENTILATION ASSIST & MGMT; 1 ST DA  $  151.16
     94657   VENTILATION ASSIST & MGMT; SUBSQT
             DA                                  $   91.80
     94720   CARBON MONOXIDE DIFFUS CAPACITY
             ANY METHD                           $   83.84
     94760   NONINVASIVE EAR/PULSE OXIMETRY-O2
             SAT; 1 DETERM                       $   16.52
     94761   NONINVASIVE EAR/PULSE OXIMETRY O2
             SAT; MX DETERM                      $   42.84
RADIOLOGY
     70470   CONTRAST CAT SCAN OF HEAD           $  556.31
     70551   MAGNETIC IMAGE, BRAIN (MRI)         $  831.71
     70553   MAGNETIC IMAGE, BRAIN               $1,762.56
     71010   CHEST X-RAY                         $   45.90
     71020   CHEST X-RAY                         $   58.75
     72100   X-RAY EXAM OF LOWER SPINE           $   61.81
     72110   X-RAY EXAM OF LOWER SPINE           $   85.68
     72131   CAT SCAN OF LOWER SPINE             $  473.69
     72148   MAGNETIC IMAGE, LUMBAR SPINE        $  908.21
   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     73610   X-RAY EXAM OF ANKLE                 $   48.96
     73620   X-RAY EXAM OF FOOT                  $   45.29
     73630   X-RAY EXAM OF FOOT                  $   48.96
     73721   MAGNETIC IMAGE, JOINT OF LEG        $  815.18
     74160   CONTRAST CAT SCAN OF ABDOMEN        $  541.62
     76091   MAMMOGRAM, BOTH BREASTS             $  135.86
     76700   ECHO EXAM OF ABDOMEN                $  197.68
     76805   ECHO EXAM OF PREGNANT UTERUS        $  222.77
     76815   ECHO EXAM OF PREGNANT UTERUS        $  148.72
     76830   ECHO EXAM, TRANSVAGINAL             $  159.73
     76856   ECHO EXAM OF PELVIS                 $  159.73
     77413   RADIATION TREATMENT DELIVERY        $  145.04
     77430   WEEKLY RADIATION THERAPY            $  332.93
     78465   HEART IMAGE (3D) MULTIPLE           $  865.98
RHEUMATOLOGY
     20550   INJ TENDON SHEATH/LIG/ TRIGGER
             PT/GANGLION CYST                    $  104.45
     20600   ARTHROCENTESIS/ASPIR/INJ; SM
             JT/BURSA/CYST                       $   96.29
     20605   ARTHROCENTESIS/ASPIR/INJ; INTERMED
             JT/BURSA/CYST                       $   96.29
     20610   ARTHROCENTESIS/ASPIR/INJ; MAJOR
             JT/BURSA                            $  105.26
     21345   CLO TX NASOMAXIL FX W/ INTERDENTAL
             FIXA/SPLINT                         $1,333.34
     72050   RAD EXAM SPINE CERV; MINI 4 VIEWS   $   84.46
     72110   RAD EXAM SPINE LUMBOSACRAL; COMPLT
             W/ OBLIQ VIEWS                      $   85.68
     73120   RAD EXAM HAND; 2 VIEWS              $   45.29
     73560   RAD EXAM KNEE; ANTEROPOSTERIOR &
             LAT VIEWS                           $   47.74
     73620   RAD EXAM FT; ANTEROPOSTERIOR & LAT
             VIEWS                               $   45.29
     85023   BLD CT; HG/PLATELET CT AUTO &
             MANUAL WBC                          $   24.48
     85024   BLD CT; HG/PLATELET CT AUTO & AUTO
             PART WBC                            $   23.26
     85025   BLD CT; HG/PLATELET CT AUTO & AUTO
             COMPLT WBC                          $   23.26
     85027   BLD CT; HG & PLATELET CT AUTOMATED  $   20.81
     85651   SED RATE ERYTHROCYTE NON-AUTOMATED  $    9.18
     90780   IV INFUS THERAP/DX-BY PHYS/
             SUPERVS; TO 1 HR                    $   69.77
     90782   THERAP/DX INJ; SUBQ/IM              $    6.73
     90784   THERAP/DX INJ; IV                   $   29.99
     94010   SPIROMETRY W/RECRD-TOT & TIMED
             VC-EXPIR FLO RATE                   $   55.08

   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     95860   NEEDLE EMG; 1 EXTREM & RELATED
             PARASPINAL AREAS                    $  130.97
     95900   NERV CONDUCT VELOCITY/ LATENCY
             STDY; MOTR EA NERV                  $   66.71
     95904   NERV CONDUC VELOCITY/ LATENCY
             STDY; SENSRY EA NRV                 $   57.53
     96545   PROVISION CHEMOTX AGENT             $   46.51
     99000   HANDL &/OR CONVEY SPECMN-TRANSF
             OFFIC TO LAB                        $   20.81
UROLOGICAL SURGERY
     50220   NEPHRECTOMY INCL PART URETERECTOMY
             W/RIB RESECT                        $2,193.41
     50230   NEPHRECTOMY; RADICAL W/ REGIONAL
             LYMPHADENECTOMY                     $2,913.12
     50590   LITH EXTRACORPOREAL SHOCK WAVE      $1,418.72
     50780   URETERONEOCYSTOSTOMY; ANASTOM SNGL
             URETER                              $2,310.50
     51726   COMPLX CYSTOMETROGRAM               $  223.48
     51840   ANT VESICOURETHROPEXY/
             URETHROPEXY; SIMPL                  $1,446.56
     51845   ABD-VAG VESICAL NECK SUSPEN W/WO
             ENDO CONTRL                         $1,489.40
     52000   CYSTOURETHROSCOPY (SEPART PROC)     $  248.47
     52005   CYSTOURETHROSCOPY W/ URETERAL CATH
             EXCLUS-RAD                          $  342.01
     52240   CYSTOURETHROSCOPY W/FULG &/OR
             RESECT; LG TUMOR                    $1,528.67
     52281   CYSTOURETHROSCOPY W/ CALIBRAT &/OR
             DILAT URETHRAL                      $  381.28
     52310   CYSTOURETHROSCOPY W/ REMOV F B
             (SEP PRO); SIMPL                    $  435.54
     52320   CYSTOURETHROSCOPY; W/ REMOV
             URETERAL CALCU                      $  716.14
   CPT-4
   CODE                 DESCRIPTION                 FEE
-----------  ----------------------------------  ---------
     52332   CYSTOURETHROSCOPY W/ INSRT
             INDWELLING STENT                    $  454.10
     52335   CYSTOURETHROSCOPY W/ URETEROSCOPY
             &/OR PYELOSCOPY                     $  785.40
     52336   CYSTOURETHROSCOPY W/ URETEROSCOPY;
             W/REMOV CALCU                       $1,190.95
     52337   CYSTOURETHROSCOPY W/ URETEROSCOPY;
             W/LITH                              $1,375.16
     52601   T U R P INCL CONTRL POSTOP
             BLEEDING COMPLT                     $1,752.16
     54161   CIRCUMCISION SURG EXC NOT
             CLAMP/SLIT; EX NB                   $  401.27
     54640   ORCHIOPEXY-ING APPROACH-W/WO
             HERNIA REPR                         $1,090.99
     55040   EXC HYDROCELE; UNILAT               $  755.41
     55250   VASECTOMY UNILAT/BILAT (SEP PRO)
             W/POSTOP SEMEN                      $  436.97
     55700   BX PROSTATE; NEEDLE/PUNCH SNGL/MX
             ANY APPROACH                        $  229.91
     55845   PROSTATECTOMY RETROPUBIC RAD;
             W/BILAT LYMPHADEN                   $3,874.88
     76870   ECHO SCROTUM & CONTENTS             $  154.22
     76872   ECHO TRANSRECTAL                    $  159.73
     81000   UA DIP STICK/TABLET REAGENT;
             W/MICRO                             $    7.96
     84150   PROSTAGLANDIN EA                    $   72.22
     86316   IMMUNOASSAY TUMOR ANTIG EA          $   39.78
     87086   CULTURE BACTERIAL URIN; QUAN
             COLONY CT                           $   15.30
     87088   CULTURE BACTERIAL URIN; IDENT ADD
             QUAN/KIT                            $   19.58
     90782   THERAP/DX INJ; SUBQ/IM              $    6.73
     90784   THERAP/DX INJ; IV                   $   29.99
     90788   IM INJ ANTIBIOTIC                   $    7.34
     96400   CHEMOTX ADMIN SUBCUT/IM W/WO LOCAL
             ANES                                $    8.57
     96545   PROVISION CHEMOTX AGENT             $   46.51

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